                                    AGREEMENT

                               DATED ______, 2007

                                 US$800,000,000
                                 CREDIT FACILITY

                                       FOR

                              GLOBAL SHIP LEASE INC
                  THE COMPANIES LISTED IN PART 1 OF SCHEDULE 1
                              AS ORIGINAL BORROWERS

                                      WITH

                          FORTIS BANK (NEDERLAND) N.V.
                        CITIGROUP GLOBAL MARKETS LIMITED
                                 HSH NORDBANK AG
              SUMITOMO MITSUI BANKING CORPORATION, BRUSSELS BRANCH
                                DNB NOR BANK ASA
                           AS MANDATED LEAD ARRANGERS

                                      WITH
                          FORTIS BANK (NEDERLAND) N.V.
                                AS FACILITY AGENT

                               DATED ______, 2007

                              [LOGO] ALLEN & OVERY

                                ALLEN & OVERY LLP

                                    CONTENTS

CLAUSE                                                                                        PAGE

SCHEDULE                                                                                      PAGE

         Part 1   Compliance Certificate for a New Vessel which is not to be an

APPENDIX

THIS AGREEMENT is dated ______, 2007

BETWEEN:

(1)     GLOBAL SHIP LEASE INC, a corporation incorporated according to the laws of the Republic of the Marshall Islands with its registered office at
        Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall
        Islands MH 96960 (the REPRESENTATIVE BORROWER);

(2)     THE COMPANIES listed in Part 1 of Schedule 1, each of which is a corporation or a limited liability company formed according to the law of the country indicated against its name in Part 1 of Schedule 1, with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake
        Island, Majuro, Marshall Islands MH 96960, for the Marshall Islands
        Borrowers, at 16 Pantelis Catelaris Street, Diagoras House 7th Floor,
        1097 Nicosia, Cyprus for the Cypriot Borrowers and at 788/790 Finchley
        Road, London, NW11 7TJ for GSLS (each an ORIGINAL BORROWER and together with the Representative Borrower, the ORIGINAL BORROWERS);

(3)     FORTIS BANK (NEDERLAND) N.V., CITIGROUP GLOBAL MARKETS LIMITED, HSH
        NORDBANK AG, DNB NOR BANK ASA AND SUMITOMO MITSUI BANKING CORPORATION,
        BRUSSELS BRANCH as mandated lead arrangers (in this capacity the
        MANDATED LEAD ARRANGERS);

(4)     THE FINANCIAL INSTITUTIONS listed in Part 3 of Schedule 1 (Original
        Parties) as original lenders (the ORIGINAL LENDERS); and

(5)     FORTIS BANK (NEDERLAND) N.V. as facility agent and, in relation to the
        Security Documents, security trustee (in this capacity the FACILITY
        AGENT) of Blaak 555, 3011 GB, Rotterdam, The Netherlands acting for the purpose of this Agreement through its office at Coolsingel 93, P.O. Box
        749, 3000 AS Rotterdam, The Netherlands.

IT IS AGREED as follows:

1.      INTERPRETATION

1.1     DEFINITIONS

        In this Agreement:

        ACCEPTABLE CHARTER means:

        (a)     in respect of an Identified Vessel, the relevant Time Charter listed in Part 1 of Schedule 1 or as the case may be, Part 2 of
                Schedule 1 relating to such Identified Vessel, with charter periods and charter rates detailed therein; or

        (b)     in respect of an Identified Vessel or in respect of an
                Additional Vessel, at the time such time charter is entered into or, as the case may be, at the time the Representative Borrower notifies the Facility Agent the Vessel is to be designated an
                Additional Vessel, a time charter with an Acceptable Charterer which, when aggregated with other time charters in respect of the Vessels and does not result in the EBITDA to Debt Service
                Ratio being less than the Minimum EBITDA to Debt Service Ratio on a forward-looking basis during the term of that time charter;
                or

        (c)     any other time charter with an Acceptable Charterer as the
                Facility Agent may agree (acting reasonably);

                                        1

        provided that no time charter will be an Acceptable Charter unless it is in full force and effect and such time charter does not impose any obligations such that:

        (a)     the Facility Agent is under any obligation or liability under any such time charter or liable to make any payment under that time charter; or

        (b)     the Facility Agent is obliged to enforce against any charterer any term of any such time charter, or to make any enquiries as to the nature or sufficiency of any payment received by the
                Facility Agent.

        ACCEPTABLE CHARTERER means CMA CGM, any CMA CGM Charterer whose obligations under the relevant Time Charter are unconditionally and irrevocably guaranteed by CMA CGM or any of the other charterers set out in Schedule 9 (Acceptable Charterers) (as the same may be amended and substituted from time to time in accordance with Clause 16.26(e)).

        ACCOUNT BANK means Fortis Bank (Nederland) N.V. whose registered office is situated at Coolsingel 93, 3012 AE Rotterdam, the Netherlands or any
        other bank or financial institution with which, with the prior written consent of the Facility Agent (acting in accordance with the instructions of the Majority Lenders), the Accounts are at any time held.

        ACCOUNTS means together the Operating Accounts, the Earnings Accounts and the Retention Account.

        ADDITIONAL VESSEL means any new or used container vessel which:

        (a)     is a container vessel of standard design with a cargo capacity of a least 750 TEU;

        (b)     is no more than 10 years old on its Delivery Date (as measured from the date of delivery to its first owner from the shipyard where it was constructed);

        (c)     will be from its Delivery Date, employed by way of Acceptable
                Charter, and

        in respect of which the Representative Borrower has notified the
        Facility Agent that it wishes such vessel be designated as an Additional
        Vessel.

        ADMINISTRATIVE PARTY means the Mandated Lead Arrangers or the Facility
        Agent.

        AFFILIATE means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

        AGREEMENT means this credit agreement, including any schedules or appendices hereto, as amended from time to time.

        APPLICABLE LAW means any or all applicable law (whether civil, criminal or administrative), common law, statute, statutory instrument, treaty, convention, regulation, directive, by-law, demand, decree, ordinance, injunction, resolution, order, judgment, rule, permit, licence or restriction (in each case having the force of law) and codes of practice or conduct, circulars and guidance notes generally accepted and applied by the global container shipping industry, in each case of any government, quasi-government, supranational, federal, state or local government, statutory or regulatory body, court, agency or association relating to all laws, rules, directives and regulations, national or international, public or private in any applicable jurisdiction from time to time.

        APPLICABLE TIME means,

                                        2

        (i)     in respect of the Delivered Vessels or Subsequent Vessels, either (x) if there is a drawing in respect of a Loan which relates to such Subsequent Vessel or Delivered Vessel,
                immediately following and on the date of such drawing or (y) if there is no drawing, any date that falls within ten (10)
                Business Days of the Delivery Date of that Subsequent Vessel or
                Delivered Vessel (irrespective of whether a drawing is made in respect of any Loan); or

        (ii)    in respect of any Additional Vessel, immediately following and on the date of the drawing under the Loan for the financing of such Additional Vessel or, as the case may be, at the time the relevant vessel can first be considered to be an Additional
                Vessel in accordance with Clause 3.1(i) (Conditions precedent).

        APPROVED FLAG STATES means any of the flag states set out in Schedule 10
        (Approved Flag States)(as the same may be amended and substituted from time to time in accordance with Clause 16.14(b)).

        APPROVED VALUERS means such independent reputable shipbrokers acceptable to the Facility Agent (acting on the instructions of the Majority
        Lenders).

        ASSET PURCHASE AGREEMENT means the asset purchase agreement dated 31
        October 2007 between the Representative Borrower as purchaser and CMA
        CGM S.A., DELMAS S.A.S., SNC PACIFIC I and SNC PACIFIC II.

        ASSET PURCHASE BUSINESS DAY means any day other than a Saturday, Sunday or any statutory holiday on which banks in France, England and Cyprus are required to close.

        AVAILABILITY PERIOD means the period from and including the Closing
        Date, to and including the Final Maturity Date.

        BOOKRUNNERS means together Fortis Bank (Nederland) N.V. and Citibank
        International Plc.

        BORROWER means:

        (a)     an Original Borrower; or

        (b)     any person which becomes a party to this Agreement as a Borrower after the date of this Agreement pursuant to Clause 28.7
                (Accession of a Borrower) (including any entity which is the owner of an Additional Vessel or an Identified Vessel and which is not an Original Borrower);

        irrespective of whether such person makes a drawing under this Facility.

        BORROWING BASE means, as at any date of determination, the applicable
        Relevant Percentage of the aggregate of the latest Market Values of each of the Vessels over which the Facility Agent holds a Mortgage plus the value attributed to any additional security provided in accordance with
        Clause 16.15(b) from time to time (such value, other than the cash, to be determined by the Facility Agent), plus the cash standing to the credit of the Retention Account provided always that (i) any cash standing to the credit of the Retention Account which is required to service interest accruing on the Facility and payable on the next
        Interest Payment Date shall be excluded for this purpose and (ii) any cash standing to the credit of the Retention Account in excess of the aggregate of that required to service interest accruing on the Facility and that required to pay a Facility Reduction Amount which is included shall not be removed from the Retention Account until at least the next date upon which the Borrowing Base is determined, and further provided always that:

        (i)     any Vessel which is not subject to an Acceptable Charter or in respect of which the Acceptable Charter has expired or
                terminated and the relevant Borrower has not either (A)

                                        3

                extended the term of such Time Charter on terms satisfactory to the Facility Agent (acting on the instructions of the Majority
                Lenders, acting reasonably) or (B) entered into a substitute
                Acceptable Charter on or before (x) in the case of expiry of an
                Acceptable Charter, the date falling one month prior to the expiry of such Acceptable Charter or (y) in the case of
                termination of an Acceptable Charter, the date falling two months after the termination of such Acceptable Charter, shall be excluded for so long as such Vessel is not subject to an
                Acceptable Charter

        (ii)    in relation to a determination made in connection with a
                drawdown of a Loan to be used to finance or refinance the cost of a vessel which is to become a Vessel and over which the
                Facility Agent is to be granted a Mortgage, such vessel shall be included in the Borrowing Base.

        BORROWER ACCESSION AGREEMENT means the agreement by which an entity accedes to this Agreement in the form set out in Schedule 11.

        BREAK COSTS means the amount (if any) which (i) a Lender is entitled to receive under Clause 24.3(b) (Break Costs) or, (ii) any Swap Bank is entitled to received under clause 24.3(c) (Break Costs) hereof.

        BUSINESS DAY means a day (other than a Saturday or a Sunday) on which banks are open for general business in London, England, Amsterdam, The
        Netherlands, New York, the United States of America and Hamburg,
        Germany.

        CHANGE OF CONTROL means, at any time following the IPO, the acquisition, directly or indirectly, by any person or group or combination of persons, acting together, other than CMA CGM of beneficial ownership of more than fifty one (51) per cent. of the aggregate outstanding voting power of the equity interests of the Representative Borrower without the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders).

        CHARTER GUARANTEE means:

        (a)     in relation to each of the Identified Vessels chartered to a CMA
                CGM Charterer, the guarantee provided or to be provided by CMA
                CGM in favour of the relevant Borrower; and

        (b)     in relation to any Additional Vessel, the guarantee (if any) in form and substance satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders).

        CHARTERERS means, in respect of a Vessel, CMA CGM, any CMA CGM Charterer and any Acceptable Charterer from time to time of such Vessel, and
        CHARTERER means any of them.

        CLOSING DATE means the closing date of the IPO.

        CMA CGM means CMA CGM S.A.

        CMA CGM CHARTERER means any wholly owned Subsidiary of CMA CGM.

        COMMITMENT means:

        (a)     for an Original Lender, the aggregate amount set opposite its name in Part 3 of Schedule 1 (Original Parties) under the
                heading COMMITMENTS and the amount of any other commitment to advance funds under this Agreement it acquires; and

                                        4

        (b)     for any other Lender, the amount of any commitment to advance funds under this Agreement it acquires,

        to the extent not cancelled, transferred or reduced under this
        Agreement.

        COMPLIANCE CERTIFICATE means the form of certificate attached at
        Schedule 7 (Compliance Certificate).

        CONFIDENTIALITY UNDERTAKING means a confidentiality undertaking substantially in a form agreed between the Representative Borrower and the Facility Agent.

        DATE OF TOTAL LOSS means, in respect of a Vessel, the date of Total Loss of that Vessel which date shall be deemed to have occurred:

        (a)     in the case of an actual total loss, on the actual date and at the time that Vessel was lost or, if such date is not known, on the date on which that Vessel was last reported;

        (b)     in the case of a constructive total loss, upon the date and at the time notice of abandonment is given to the Insurers for the time being (provided a claim for total loss is admitted by such
                Insurers) or, if such Insurers do not forthwith admit such a claim, at the earliest of the date and time at which either a total loss is subsequently admitted by the Insurers or the date and time of a judgement by a competent court of law or
                arbitration tribunal that a Total Loss occurred;

        (c)     in the case of a compromised, agreed or arranged total loss, on the date upon which a binding agreement as to such compromised, agreed or arranged total loss has been entered into by the
                Insurers;

        (d)     in the case of requisition for title or other compulsory
                acquisition, on the date upon which the relevant requisition for title or other compulsory acquisition occurs; and

        (e)     in the case of capture, seizure, arrest, detention, requisition for hire or confiscation by any government or by persons acting or purporting to act on behalf of any government or by any other person which deprives the relevant Borrower or as the case may be, the relevant Charterer of the use of that Vessel for more than ninety(90) days, upon the expiry of the period of ninety
                (90) days after the date upon which the relevant capture,
                seizure, arrest, detention, requisition or confiscation
                occurred.

        DEFAULT means:

        (a)     an Event of Default; or

        (b)     an event which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the
                Finance Documents or any combination of them) an Event of
                Default.

        DELIVERED VESSELS means each vessel to be acquired by each relevant
        Borrower within 10 Asset Purchase Business Days of the Closing Date being some or all of the vessels listed under the heading DELIVERED
        VESSELS in Part 1 of Schedule 1 (Original Parties).

        DELIVERY DATE means, in respect of a Delivered Vessel or a Subsequent
        Vessel, the date of actual delivery of that Delivered Vessel or
        Subsequent Vessel to the relevant Borrower and, in respect of an
        Additional Vessel, the date of actual delivery of that Additional Vessel to the relevant Borrower

                                        5

        or, as the case may be, the date the Vessel can first be considered to be an Additional Vessel in accordance with Clause 3.1(h) (Conditions precedent).

        DOLLARS or US$ means the lawful currency for the time being of the
        United States of America.

        DPP means the deed of proceeds and priorities in the form attached at
        Appendix 2 to be entered into between (inter alios) the Facility Agent, the Borrowers, the Swap Banks and the Account Bank.

        EARNINGS means, in respect of a Vessel, all present and future moneys and claims which are earned by or become payable to or for the account of the relevant Borrower in connection with the operation or ownership of that Vessel and including but not limited to:

        (a)     freights, passage and hire moneys (howsoever earned);

        (b)     remuneration for salvage and towage services;

        (c)     demurrage and detention moneys;

        (d)     all moneys and claims in respect of the requisition for hire of that Vessel;

        (e)     payments received in respect of any off-hire insurance; and

        (f)     payments received pursuant to any Charter Guarantee relating to that Vessel.

        EARNINGS ACCOUNT means each bank account opened by the relevant Borrower with the Account Bank and designated "[Name of owner] - Earnings
        Account".

        EARNINGS ACCOUNT AND OPERATING ACCOUNT CHARGE means each charge, in the form of Appendix 6, relating to an Earnings Account and an Operating
        Account granted or to be granted by the relevant Borrower to the
        Facility Agent together with any and all notices and acknowledgements entered into in connection therewith.

        EBITDA TO DEBT SERVICE COMPLIANCE CERTIFICATE means a certificate in the relevant form attached at Schedule 8 (EBITDA to Debt Service Compliance
        Certificate).

        EBITDA TO DEBT SERVICE RATIO means the ratio of EBITDA to Debt Service:

        (a)     as determined for the relevant Measurement Period for the
                purposes of calculating the Financial Covenants; and

        (b)     for the purposes (i) of determining what is an Acceptable
                Charter, (ii) Clauses 3.1(a) and 3.4 determined as follows:

                (i)     on a forward looking basis (1) for the life of the
                        relevant charter for the purposes of the calculation
                        within the definition of Acceptable Charter or (2) for
                        the life of the Facility for the purposes of Clauses
                        3.1(a) and 3.4;

                (ii)    taking into account only the Earnings of the Vessels as
                        at the date of calculation (1) including the relevant
                        vessel for purposes of the calculation within the
                        definition of Acceptable Charter and (2) including all
                        Vessels for the purposes of Clause 3.4 and (3) not
                        including the relevant New Vessel for the purposes of
                        Clause 3.1(a);

                (iii)   taking into account only the Debt Service on the lower
                        of (x) the Borrowing Base at that time (calculated (1)
                        including the relevant vessel for purposes of the
                        calculation within the definition of Acceptable Charter,
                        (2) not including the relevant New

                                        6

                        Vessel for the purposes of Clause 3.1(a), (3) including
                        all Vessels for the purposes of Clause 3.4 and (4)
                        excluding any cash included in the Borrowing Base) based
                        on the most recent valuations and (y) the aggregate of
                        the Total Commitments having regard to the provisions of
                        Clause 6.5 (Automatic cancellation); and

                (iv)    on the assumption that any time charter in respect of
                        any relevant Vessel which expires (1) during the term of
                        the proposed new time charter in the case of the
                        definition of Acceptable Charter or (2) prior to the
                        Final Maturity Date in the case of Clause 3.1(a) and
                        3.4, shall be extended on the same charter rates or such
                        other rates as the Facility Agent and the Representative
                        Borrower agree taking into account the term and rates of
                        the expiring time charter and the charter market at such
                        time or if the current charter has expired, taking into
                        account the new charter rates.

        ENVIRONMENT means:

        (a)     any land including, without limitation, surface land and
                sub-surface strata, sea bed or river bed under any water (as referred to below) and any natural or man-made structures;

        (b)     water including, without limitation, coastal and inland waters, surface waters, ground waters and water in drains and sewers;
                and

        (c)     air including, without limitation, air within buildings and other natural or man-made structures above or below ground.

        ENVIRONMENTAL AFFILIATE means the Borrowers and the Manager together with their respective employees and all of those persons for whom the
        Borrowers or the Manager is responsible under any Applicable Law in respect of any activities undertaken in relation to any of the Vessels.

        ENVIRONMENTAL APPROVALS means any permit, licence, approval, ruling, variance, exemption or other authorisation required under applicable
        Environmental Laws.

        ENVIRONMENTAL CLAIM means any claim by any person or persons or any governmental, judicial or regulatory authority which arises out of any breach, contravention or violation of Environmental Law or of the existence of any liability or potential liability arising from such breach, contravention or violation or the presence of Hazardous Material in contravention of Environmental Laws. In this context, claim means: a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action by any governmental, judicial or regulatory authority; and any form of enforcement or regulatory action.

        ENVIRONMENTAL LAWS means any or all Applicable Law relating to or concerning:

        (a)     pollution or contamination of the Environment, any ecological system or any living organisms which inhabit the Environment or any ecological system;

        (b)     the generation, manufacture, processing, distribution, use
                (including abuse), treatment, storage, disposal, transport or handling of Hazardous Materials; and

        (c)     the emission, leak, release, spill or discharge into the
                Environment of noise, vibration, dust, fumes, gas, odours, smoke, steam, effluvia, heat, light, radiation (of any kind), infection, electricity or any Hazardous Material and any matter or thing capable of constituting a nuisance or an actionable tort or breach of statutory duty of any kind in respect of such matters,

                                        7

        including, without limitation, the following laws of the United States of America: the Comprehensive Environmental Response, Compensation and
        Liability Act of 1980, as amended, the Hazardous Materials
        Transportation Act, as amended, the Oil Pollution Act of 1990, as amended, the Resource Conservation and Recovery Act, as amended, and the
        Toxic Substances Control Act, as amended, together, in each case, with the regulations promulgated and the guidance issued pursuant thereto.

        EVENT OF DEFAULT means an event specified as such in Clause 19 (Default)
        of this Agreement.

        EXCESS RISKS means, in respect of a Vessel:

        (a)     the proportion of claims for general average, salvage and
                salvage charges which are not recoverable as a result of the value at which that Vessel is assessed for the purpose of such claims exceeding her hull and machinery insured value; and

        (b)     collision liabilities not recoverable in full under the hull and machinery insurance by reason of those liabilities exceeding such proportion of the insured value of that Vessel as is
                covered by the hull and machinery insurance.

        FACILITY means the revolving credit facility made available under this
        Agreement.

        FACILITY OFFICE means in respect of a Lender, the office through which that Lender will perform its obligations under this Agreement from time to time, which at the date of this Agreement is the address shown for such Lender in Part 3 of Schedule 1 (Original Parties) or such other address as a Lender may notify to the Facility Agent from time to time.

        FACILITY REDUCTION DATE means each of the twelve (12) consecutive quarterly dates referred to in Clause 6.5 (Automatic cancellation).

        FACILITY REDUCTION RETENTION PERIOD means, each of the consecutive periods commencing in the case of the first such period, four years and nine months from the Closing Date and, in the case of each other such period, on a Facility Reduction Date and ending on the next Facility
        Reduction Date or, in the case of the final such period, the Final
        Maturity Date.

        FEE LETTER means any letter entered into by reference to this Agreement between one or more Administrative Parties and the Representative
        Borrower setting out the amount of certain fees referred to in this
        Agreement.

        FINAL MATURITY DATE means the eighth anniversary of the Closing Date.

        FINANCE DOCUMENT means:

        (a)     this Agreement;

        (b)     the DPP;

        (c)     each Security Document;

        (d)     each Swap Agreement;

        (e)     each Fee Letter;

        (f)     each Manager's Undertaking;

        (g)     a Transfer Certificate; and

                                        8

        (h)     any other document designated as such by the Facility Agent and the Representative Borrower.

        FINANCE PARTY means a Lender, a Swap Bank or an Administrative Party.

        FINANCIAL INDEBTEDNESS means any indebtedness for or in respect of:

        (a)     moneys borrowed;

        (b)     any acceptance credit;

        (c)     any bond, note, debenture, loan stock or other similar
                instrument;

        (d)     any redeemable preference share;

        (e)     any agreement treated as a finance or capital lease in
                accordance with U.S. GAAP;

        (f)     receivables sold or discounted (otherwise than on a non-recourse basis);

        (g)     the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

        (h)     any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark to market value of the derivative transaction will be used to calculate its amount);

        (i)     any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

        (j)     any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

        (k)     any guarantee, indemnity or similar assurance against financial loss of any person.

        FIXED RATE means the fixed rate of interest payable by the Borrowers to the Swap Banks under and in accordance with the terms of the Swap
        Agreements.

        GENERAL ASSIGNMENT means, in respect of a Vessel, the assignment of the
        Time Charter, the Earnings, the Management Agreement, any Charter
        Guarantee, the Requisition Compensation and the Obligatory Insurances
        granted or to be granted in favour of the Facility Agent by the relevant
        Borrower substantially in the form of Appendix 1 together with any and all notices and acknowledgements entered into in connection therewith.

        GSLS means Global Ship Lease Services Limited (Company No. 06285694) a
        company incorporated in England and Wales, whose registered address is
        788/790 Finchley Road, London, NW11 7TJ.

        HAZARDOUS MATERIAL means any element or substance, whether natural or artificial, and whether consisting of gas, liquid, solid or vapour, whether on its own or in any combination with any other element or substance, which is listed, identified, defined or determined by any
        Environmental Law or other Applicable Law to be, to have been, or to be capable of being or becoming harmful to mankind or any living organism or damaging to the Environment, including, without limitation, oil (as defined in the United States Comprehensive Environmental Response,
        Compensation and Liability Act of 1980, as amended).

                                        9

        HEDGED PORTION means the amount equal to at least 50 per cent. of the amount of outstanding principal payable under the Facility.

        HOLDING COMPANY means:

        (a)     in relation to a company incorporated in England and Wales, a holding company within the meaning of section 736 of the
                Companies Act 1985; and

        (b)     in relation to a company or other person incorporated or formed outside England and Wales, a company or other person of which such company is the Subsidiary.

        IDENTIFIED VESSELS means each Delivered Vessel and each Subsequent
        Vessel.

        INCREASED COST means:

        (a)     an additional or increased cost;

        (b)     a reduction in the rate of return under a Finance Document or on its overall capital; or

        (c)     a reduction of an amount due and payable under any Finance
                Document,

        which is incurred or suffered by a Finance Party or any of its
        Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

        INSURERS means the underwriters or insurance companies with whom any
        Obligatory Insurances are effected and the managers of any protection and indemnity or war risks association in which any of the Vessels may at any time be entered.

        INTEREST PAYMENT DATE has the meaning given to such term in Clause 7.2
        (Payment of Interest).

        IPO means an initial public offering of the common shares of the
        Representative Borrower.

        ISM CODE means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime
        Organization Assembly as Resolutions A.741(18) and A.788(19), as the
        same may have been or may be amended or supplemented from time to time.
        The terms "safety management system", "Safety Management Certificate",
        "Document of Compliance" and "major non-conformity" shall have the same meanings as are given to them in the ISM Code.

        ISPS CODE means the International Ship and Port Facility Security Code adopted by the International Maritime Organization Assembly as the same may have been or may be amended or supplemented from time to time.

        ITA means the Income Tax Act 2007.

        LENDER means:

        (a)     an Original Lender; or

        (b)     any person which becomes a party to this Agreement after the date of this Agreement pursuant to Clause 28.2 (Assignments and transfers by Lenders);

        and LENDERS means all of them.

                                       10

        LEVERAGE RATIO means, as at any date of determination, the ratio of the aggregate amount outstanding under the Facility net of cash held by the
        Borrower in the Retention Account divided by the latest aggregate Market
        Value of the Vessels (plus the value attributed to any additional security provided below as determined by the Facility Agent from time to time) provided always that (i) any cash standing to the credit of the
        Retention Account which is required to service interest accruing on the
        Facility and payable on the next Interest Payment Date shall not be netted off for this purpose and (ii) any cash standing to the credit of the Retention Account in excess of the aggregate of that required to service interest accruing on the Facility and that required to pay a
        Facility Reduction Amount which is netted off shall not be removed from the Retention Account until at least the next date upon which the
        Leverage Ratio is determined, and (iii) any Vessel which is not subject to an Acceptable Charter or in respect of which the Acceptable Charter has expired or terminated and the relevant Borrower has not either (A)
        extended the term of such Time Charter on terms satisfactory to the
        Facility Agent (acting on the instructions of the Majority Lenders, acting reasonably) or (B) entered into a substitute Acceptable Charter on or before (x) in the case of expiry of an Acceptable Charter, the date falling one month prior to the expiry of such Acceptable Charter or
        (y) in the case of termination of an Acceptable Charter, the date falling two months after the termination of such Acceptable Charter, shall be excluded for so long as such Vessel is not subject to an
        Acceptable Charter.

        LIBOR means for a Term of any Loan or overdue amount:

        (a)     the applicable Screen Rate; or

        (b)     if no Screen Rate is available for the relevant currency or Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the
                Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market,

        as of 11.00 a.m. on the Rate Fixing Day for the offering of deposits in the currency of that Loan or overdue amount for a period comparable to that Term.

        LOAN means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

        LONDON BUSINESS DAY means a day (other than a Saturday or a Sunday) on which banks are open for business in London.

        LOSSES means each and every liability, loss, charge, claim, demand, action, proceeding, damage, judgment, order or other sanction, enforcement, penalty, fine, fee, commission, interest, lien, salvage, general average, cost and expense of whatsoever nature suffered or incurred by or imposed on any of the Finance Parties.

        MAJORITY LENDERS means Lenders:

        (a)     whose share in the outstanding Loans and whose undrawn
                Commitments then aggregate 66 2/3 per cent. or more of the aggregate of all the outstanding Loans and the undrawn
                Commitments of all the Lenders;

        (b)     if there is no Loan then outstanding, whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the Total
                Commitments; or

        (c)     if there is no Loan then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66 2/3 per cent. or more of the Total Commitments immediately before the reduction.

                                       11

        MANAGEMENT AGREEMENT means, in respect of a Vessel, the management agreement dated on or prior to the Delivery Date of such Vessel between the relevant Borrower being the owner of such Vessel and the Manager or such other management agreement entered into from time to time between the Manager and the relevant Borrower.

        MANAGER means CMA CGM, or any of its wholly owned Subsidiaries, or such other professional manager or managers as may be approved by the
        Facility Agent (acting in accordance with the instructions of the
        Majority Lenders) from time to time.

        MANAGER'S UNDERTAKING means a letter of undertaking in the form set out in Appendix 4 to be issued by the Manager to the Facility Agent confirming it shall not make a claim to security ranking ahead of the
        Lenders' security in respect of a Vessel in form and substance satisfactory to the Facility Agent.

        MANDATORY COST means the properly evidenced cost of complying with any applicable regulatory requirements of the Bank of England, the Financial
        Services Authority, the European Central Bank or any other relevant regulatory authority, expressed as a percentage rate per annum and calculated by the Facility Agent under Schedule 5 (Calculation of the
        Mandatory Cost).

        MARGIN means, on any date, the rate (expressed as a percentage rate per annum) set out in the second column below opposite the number (expressed as a percentage) which represents the Leverage Ratio as tested pursuant to Clause 16.15(Partial prepayment or additional security) for the immediately preceding date of determination:

        ------------------------------------------------------------------------

                  LEVERAGE RATIO (%)               MARGIN (% RATE PER ANNUM)
        ------------------------------------------------------------------------

                       up to 50                              0.75
        ------------------------------------------------------------------------

          50.01 per cent. to 60 (inclusive)                  0.80
        ------------------------------------------------------------------------

          60.01 per cent. to 70 (inclusive)                  0.90
        ------------------------------------------------------------------------

              70.01 per cent. and above                      1.10
        ------------------------------------------------------------------------

        MARKET VALUE means, in respect of a Vessel, the market value of that
        Vessel calculated in accordance with Clause 18 (Valuation).

        MATERIAL ADVERSE EFFECT means a material adverse effect on:

        (a)     the business, prospects or financial condition of the Borrowers as a group;

        (b)     the ability of the Borrowers as a group to perform all of their payment obligations under any Finance Document;

        (c)     the validity or enforceability of, or the effectiveness or ranking of any Security Interest granted or purported to be granted pursuant to, any Finance Document other than illegality such that the Finance Parties would not have entered into this
                Agreement had such illegality been prevailing at that time; or

        (d)     any material right or remedy of a Finance Party in respect of a
                Finance Document of such significance that the Finance Parties would not have entered into this Agreement had such material adverse effect been prevailing at the date of this Agreement.

                                       12

        MATURITY DATE means, in respect of a Loan, the last day of the Term of that Loan.

        MAXIMUM AVAILABLE FACILITY AMOUNT means at any time the lower of:

        (a)     the Borrowing Base; and

        (b)     the Total Commitments

        at such time.

        MEASUREMENT PERIOD means, at any time, the last four (4) fiscal quarters for the relevant Borrower or until four (4) fiscal quarters have elapsed from the Closing Date, the period from the date of this Agreement until the date of determination.

        MINIMUM EBITDA TO DEBT SERVICE RATIO means an EBITDA to Debt Service
        Ratio of 1.10 to 1.

        MORTGAGE means, in respect of a Vessel, the first priority ship mortgage and, if relevant, deed of covenants to be given by the relevant Borrower in favour of the Facility Agent, (i) in respect of each of the Delivered
        Vessels, on the Delivery Date, and (ii) in respect of each Subsequent
        Vessel and any Additional Vessel, on the Delivery Date of that Vessel in form and substance satisfactory to the Facility Agent (acting on the instructions of the Lenders) having regard to the legal requirements in the relevant Approved Flag State.

        NEW VESSEL means any new or used container vessel to be acquired by a
        Borrower (other than an Identified Vessel).

        OBLIGATORY INSURANCES means in respect of each Vessel:

        (a)     all contracts and policies of insurance and all entries in clubs and/or associations which are from time to time required to be effected and maintained in accordance with this Agreement in respect of such Vessel; and

        (b)     all benefits under the contracts, policies and entries under paragraph (a) above and all claims in respect of them and the return of premiums.

        OPENING BALANCE SHEET means the unaudited opening balance sheet prepared, in respect of the Representative Borrower for 30 June 2007 and in respect of the other Borrowers at or around the date of this
        Agreement.

        OPERATING ACCOUNT means each bank account opened by the relevant
        Borrower, with the Account Bank and designated "Name of Owner- Operating
        Account".

        OPERATING EXPENSES means, in relation to a Vessel, expenses incurred by the relevant Borrower owning that Vessel, in connection with the operation, employment, maintenance, repair and insurance of that Vessel, including any fees which the relevant Borrower may be required to pay pursuant to the relevant Management Agreement, the cost of maintaining
        Obligatory Insurances and other insurances maintained for that Vessel and payment of Tax properly payable by the relevant Borrower in respect of that Vessel.

        OTHER VESSEL means any New Vessel which either (i) does not qualify as an Additional Vessel or (ii) the Representative Borrower has not
        requested be designated an Additional Vessel in accordance with Clause
        3.1(h) (Conditions precedent).

        PARTY means a party to this Agreement or any Finance Document.

                                       13

        PERMITTED LIENS means, in respect of a Vessel:

        (a)     Security Interests created by the Security Documents;

        (b)     liens for unpaid crew's wages including wages of the master and stevedores employed by that Vessel, outstanding in the ordinary course of trading for not more than one calendar month after the due date for payment;

        (c)     liens for salvage;

        (d)     liens for classification or scheduled dry docking or for
                necessary repairs to that Vessel whose aggregate cost does not exceed US$1,000,000, at any one time in respect of that Vessel, provided always that only uninsured costs shall be taken into account if the Facility Agent has received evidence reasonably satisfactory to it that the relevant Insurers have agreed to cover the balance of the costs of such drydocking or repairs,;

        (e)     liens for collision;

        (f)     liens for master's disbursements incurred in the ordinary course of trading; and

        (g)     statutory and common law liens of carriers, warehousemen,
                mechanics, suppliers, materials men, repairers or other similar liens, including maritime liens, in each case arising in the ordinary course of business, outstanding for not more than one month whose aggregate value does not exceed US$500,000,

        in the case of paragraphs (b) to (g) inclusive provided that the amounts which give rise to such liens are paid within one month of becoming due or, if not so paid are being disputed in good faith by appropriate proceedings (and for the payment of which adequate reserves or security are at the relevant time maintained or provided), provided further that such proceedings, whether by payment of adequate security into Court or otherwise, do not give rise to a material risk of the relevant Vessel or any interest therein being seized, sold, forfeited or otherwise lost or of criminal liability on the Facility Agent.

        PLEDGE OF SHARES means each of the pledges of the issued share capital of each Borrower (other than the Representative Borrower) granted by the
        Representative Borrower in favour of the Facility Agent, together with any and all notices and acknowledgements and other ancillary documents entered into in connection therewith in the form set out in Appendix
        8Part 1 of Appendix 8 or Appendix 8Part 2 of Appendix 8.

        PRO RATA SHARE means:

        (a)     for the purpose of determining a Lender's share in a utilisation of the Facility, the proportion which its Commitment bears to the Total Commitments; and

        (b)     for any other purpose on a particular date:

                (i)     the proportion which a Lender's share of the Loans (if
                        any) bears to all the Loans;

                (ii)    if there is no Loan outstanding on that date, the
                        proportion which its Commitment bears to the Total
                        Commitments on that date; or

        if the Total Commitments have been cancelled, the proportion which its
        Commitment bore to the Total Commitments immediately before being cancelled.

                                       14

        QUALIFYING LENDER means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance
        Document and is:

        (a)     a Lender:

                (i)     which is a bank (as defined for the purposes of Section
                        879 of the ITA) making an advance under a Finance
                        Document; or

                (ii)    in respect of an advance made under a Finance Document
                        by a person that was a bank (as defined for the purposes
                        of section 879 of the ITA) at the time that the advance
                        was made,

                and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

        (b)     a Lender which is:

                (i)     a company resident in the United Kingdom for United
                        Kingdom tax purposes; or

                (ii)    a partnership each member of which is:

                        (A)     a company so resident in the United Kingdom; or

                        (B)     a company not so resident in the United Kingdom
                                which carries on a trade in the United Kingdom
                                through a permanent establishment and which
                                brings into account in computing its chargeable
                                profits (for the purposes of section 11(2) of
                                the Taxes Act) the whole of any share of
                                interest payable in respect of that advance that
                                falls to it by reason of sections 114 and 115 of
                                the Taxes Act; or

                (iii)   a company not so resident in the United Kingdom which
                        carries on a trade in the United Kingdom through a
                        permanent establishment and which brings into account
                        interest payable in respect of that advance in computing
                        the chargeable profits (for the purposes of section
                        11(2) of the Taxes Act) of that company; or

        (c)     a Treaty Lender.

        RATE FIXING DAY means two (2) London Business Days before the first day of a Term, or unless market practice differs in the London interbank market for Dollars, in which case the Rate Fixing Day will be determined by the Facility Agent in accordance with market practice in the London interbank market (and if quotations would normally be given by leading banks in the London interbank market on more than one day, the Rate
        Fixing Day will be the last of those days).

        REFERENCE BANKS means Fortis Bank (Nederland) N.V., Citibank
        International Plc and HSH Nordbank AG and any other bank or financial institution appointed as such by the Facility Agent (acting on the instructions of the Majority Lenders) under this Agreement.

        RELATED CONTRACTS means any or all of the following (as the context requires):

        (a)     the Time Charters;

        (b)     the Management Agreements; and

        (c)     the Charter Guarantees.

                                       15

        RELEASE means an emission, spill, release or discharge into or upon the air, surface water, groundwater, or soils of any Hazardous Materials for which any Borrower or the Manager has any liability under Environmental
        Law, except in accordance with a valid Environmental Approval.

        RELEVANT PERCENTAGE means at any time 70 per cent or such lower percentage as may then apply having regard to the provisions of Clause
        3.4.

        REQUEST means a request made by a Borrower for a Loan, substantially in the form of Part 1 of Schedule 4 (Form of Request).

        REQUIRED INSURANCE AMOUNT means, in respect of a Vessel, 110 per cent.
        of the proportion of the aggregate principal amount of the outstanding
        Loans which is equal to the proportion that the latest Market Value of that Vessel bears to the aggregate of the latest Market Values of all of the Vessels actually delivered and over which the Facility Agent holds a
        Mortgage.

        REQUISITION COMPENSATION means, in respect of a Vessel, all moneys or other compensation payable by reason of requisition for title to, or other compulsory acquisition of, that Vessel.

        RETENTION ACCOUNT means the bank account to be opened by the
        Representative Borrower with the Account Bank and designated "Retention
        Account".

        RETENTION ACCOUNT CHARGE means the fixed charge or, as the case may be, pledge in respect of all monies standing to the credit from time to time of the Retention Account granted or to be granted by the Representative
        Borrower in favour of the Facility Agent on or about the date of this
        Agreement, together with any and all notices and acknowledgements entered into in connection therewith in the form set out in Appendix 5.

        RETENTION PERIOD means, in respect of a Loan, each period commencing in the case of the first such period, on the Utilisation Date of that Loan and, in the case of each other such period, on an Interest Payment Date in respect of that Loan and ending on the next such Interest Payment
        Date or, in the case of the final such period, the Final Maturity Date.

        ROLLOVER LOAN means one or more Loans:

        (a)     to be made on the same day that a maturing Loan is due to be repaid in accordance with Clause 5.1(a) (Repayment);

        (b)     the aggregate of which is equal to or less than the maturing
                Loan; and

        (c)     to be made for the purposes of refinancing a maturing Loan.

        SCREEN RATE means the British Bankers Association Interest Settlement
        Date for the relevant currency and Term displayed on the appropriate page of the Reuters screen selected by the Facility Agent. If the relevant page is replaced or the service ceases to be available, the
        Facility Agent may specify another page or service displaying the appropriate rate.

        SECURED LIABILITIES means all present and future obligations and liabilities (actual or contingent) of the Borrowers to the Finance
        Parties or any of them under or in connection with any Finance Document.

        SECURITY AGREEMENTS means:

        (a)     the Mortgages;

                                       16

        (b)     the Pledges of Shares;

        (c)     the General Assignments;

        (d)     the Earnings Account and Operating Account Charges;

        (e)     the Retention Account Charge; and

        (f)     the Swap Agreement Assignments;

        (g)     any other document designated as such in writing by the
                Representative Borrower and the Facility Agent.

        SECURITY ASSETS means any asset which is the subject of a Security
        Interest created by a Security Document and any interest or profit in respect of an investment in accordance with Clause 20.5 (Investments).

        SECURITY DOCUMENT means:

        (a)     each Security Agreement; and

        (b)     any other document evidencing or creating security over any asset of a Borrower to secure any obligation of any Borrower to the Finance Parties or any of them under the Finance Documents.

        SECURITY INTEREST means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

        S & P means Standard & Poor's Ratings Group and any successor thereto.

        SUBSEQUENT VESSELS means each vessel scheduled to be acquired by a
        Borrower on their respective delivery dates, being some or all of the vessels listed under the heading SUBSEQUENT VESSELS in Part 1 of
        Schedule 1 (Original Parties).

        SUBSIDIARY means:

        (a)     in respect of a person incorporated in England and Wales:

                (i)     a subsidiary within the meaning of section 1159 of the
                        Companies Act 2006; and

                (ii)    unless the context otherwise requires, a subsidiary
                        undertaking within the meaning of section 1295 of the
                        Companies Act 2006; and

        (b)     in respect of a person incorporated or formed outside England and Wales, an entity of which a person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

        SWAP AGREEMENTS means each ISDA Master Agreement, schedule and confirmation entered into between a Swap Bank or the Swap Banks and a
        Borrower or Borrowers or any other hedging arrangement entered into between a Swap Bank or the Swap Banks, and a Borrower or Borrowers, in
        connection with interest payable under this Agreement

                                       17

        SWAP AGREEMENTS ASSIGNMENT means the assignment of the Swap Agreements, in the form attached at Appendix 3 entered or to be entered into on or before the Closing Date.

        SWAP BANKS any person party to the DPP from time to time , in its capacity as a swap bank.

        SWAP COSTS means any amount payable by any Borrower under a Swap
        Agreement except for any Swap Termination Payment.

        SWAP TERMINATION PAYMENT means any sums payable or owing by any Borrower to any Swap Bank under or in connection with an Event of Default (as that term is defined in any Swap Agreement) or Termination Event (as that term is defined in any Swap Agreement) or the occurrence of an
        Early Termination Date (as that term is defined in any Swap Agreement)
        pursuant to any Swap Agreement whether or not matured and whether or not liquidated.

        TAX means any tax, levy, impost, duty or other charge or withholding of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

        TAX DEDUCTION means a deduction or withholding for or on account of Tax made from a payment under a Finance Document.

        TAXES ACT means the Income and Corporation Taxes Act 1988.

        TAX CONFIRMATION means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

        (a)     a company resident in the United Kingdom for United Kingdom tax purposes; or

        (b)     a partnership each member of which is:

                (i)     a company so resident in the United Kingdom; or

                (ii)    a company not so resident in the United Kingdom which
                        carries on a trade in the United Kingdom through a
                        permanent establishment and which brings into account in
                        computing its chargeable profits (for the purposes of
                        section 11(2) of the Taxes Act) the whole of any share
                        of interest payable in respect of that advance that
                        falls to it by reason of sections 114 and 115 of the
                        Taxes Act; or

        (c)     a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the
                purposes of section 11(2) of the Taxes Act) of that company.

        TAX PAYMENT means either the increase in a payment made by a Borrower to a Finance Party under Clause 10.1 (Tax Gross-Up) or a payment under
        Clause 10.2 (Tax Indemnity).

        TERM means each period determined under this Agreement by reference to which interest payable on a Loan or an overdue amount is calculated.

        TIME CHARTER means,

        (i)     in respect of an Identified Vessel, the time charterparty
                entered into or to be entered into, as the case may be, by the relevant Borrower and CMA CGM or the relevant CMA CGM Charterer on terms satisfactory to the Facility Agent with such charter period and charter

                                       18

                rates as set out in Part 1 of Schedule 1 (Original Parties) or,
                such other Acceptable Charter entered into from time to time in respect of such Identified Vessel in accordance with this
                Agreement; and

        (ii)    in respect of any other Vessel, such Acceptable Charter entered into from time to time in respect of that Vessel in accordance with this Agreement.

        TOTAL COMMITMENTS means the aggregate of the Commitments of all the
        Lenders.

        TOTAL LOSS means in relation to a Vessel:

        (a)     actual, constructive, compromised, agreed or arranged total loss of that Vessel;

        (b)     requisition for title or other compulsory acquisition of that
                Vessel otherwise than by requisition for hire; and

        (c)     capture, seizure, arrest, detention, or confiscation (including requisition for hire) of that Vessel by any government or by persons acting or purporting to act on behalf of any government or by any other person which deprives the relevant Borrower or, as the case may be, the Charterer of the use of that Vessel for more than ninety (90) days after that occurrence.

        TRANSFER CERTIFICATE means a certificate, substantially in the form of
        Schedule 6 (Form of Transfer Certificate), with such amendments as the
        Facility Agent and the Representative Borrower may approve or reasonably require or any other form agreed between the Facility Agent and the
        Representative Borrower.

        TREATY LENDER means a Lender which:

        (i)     is treated as a resident of a Treaty State for the purposes of the Treaty;

        (ii)    does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected; and

        (iii)   subject to the completion of necessary procedural formalities, fulfils all other conditions in the relevant Treaty that need to be fulfilled (and which are solely within its control to fulfil)
                in order to receive interest without withholding under the terms of the Treaty.

        TREATY STATE means a jurisdiction having a double taxation agreement (a
        TREATY) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

        UK NON-BANK LENDER means a Lender which becomes a Party after the date on which this Agreement is entered into and gives a Tax Confirmation in the Transfer Certificate which it executes on becoming a Party.

        U.S. GAAP means generally accepted accounting principles adopted and accepted in the United States of America (i) on the date of this
        Agreement when used in the context of calculating the financial covenants set out in Clause 17 (Financial Covenants) and (ii) otherwise, from time to time.

        UTILISATION DATE means each date on which the Facility or any part thereof is utilised (excluding any date on which a Loan is rolled over under clause 5.1(c)).

                                       19

        VESSELS means together the Delivered Vessels and, from the Applicable
        Time, each Subsequent Vessel and each Additional Vessel and VESSEL means any of them.

1.2     CONSTRUCTION

        (a)     In this Agreement, unless the contrary intention appears, a reference to:

                (i)     an AMENDMENT includes a supplement, novation,
                        restatement or re-enactment and AMENDED will be
                        construed accordingly;

                (ii)    ASSETS includes present and future properties, revenues
                        and rights of every description;

                (iii)   an AUTHORISATION includes an authorisation, consent,
                        approval, resolution, permit, licence, exemption,
                        variance, filing, registration or notarisation;

                (iv)    DISPOSAL means a sale, transfer, grant, lease (other
                        than a bareboat charter entered into on commercial
                        terms) declaration of trust or other disposal, whether
                        voluntary or involuntary, and DISPOSE will be construed
                        accordingly;

                (v)     INDEBTEDNESS includes any obligation (whether incurred
                        as principal or as surety and whether present or future,
                        actual or contingent) for the payment or repayment of
                        money;

                (vi)    a PERSON includes any individual, company, corporation,
                        unincorporated association or body (including a
                        partnership, trust, fund, joint venture or consortium),
                        government, state, agency, organisation or other entity
                        whether or not having separate legal personality and
                        their successors in title, permitted assigns and
                        permitted transferees;

                (vii)   a REGULATION includes any regulation, rule, official
                        directive, request, code or guideline (whether or not
                        having the force of law but, if not having the force of
                        law, being of a type with which any person to which it
                        applies is accustomed to comply) of any governmental,
                        inter-governmental or supranational body, agency,
                        department or regulatory, self-regulatory or other
                        authority or organisation;

                (viii)  a currency is a reference to the lawful currency for the time being of the relevant country; (ix) a Default being
                        OUTSTANDING means that it has not been cured, remedied
                        or waived;

                (x)     a provision of law is a reference to that provision as
                        extended, applied, amended or re-enacted and includes
                        any subordinate legislation;

                (xi)    a Clause, a Subclause, a Schedule or an Appendix is a
                        reference to a clause or subclause of, or a schedule to
                        or appendix of, this Agreement;

                (xii)   a Finance Document or another document is a reference to
                        that Finance Document or other document as amended;

                (xiii)  a time of day is a reference to London time; and

                (xiv)   words importing the plural shall include the singular
                        and vice versa.

                                       20

        (b)     Unless the contrary intention appears, a reference to a MONTH or
                MONTHS is a reference to a period starting on (and including)
                one day in a calendar month and ending on (but excluding) the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

                (i)     if the numerically corresponding day is not a Business
                        Day, the period will end on the next Business Day in
                        that month (if there is one) or the preceding Business
                        Day (if there is not);

                (ii)    if there is no numerically corresponding day in that
                        month, that period will end on the last Business Day in
                        that month; and

                (iii)   notwithstanding subparagraph (i) above, a period which
                        commences on the last Business Day of a month will end
                        on the last Business Day in the next month or the
                        calendar month in which it is to end, as appropriate.

        (c)     Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not
                enforce any of its terms under the Contracts (Rights of Third
                Parties) Act 1999 and notwithstanding any term of any Finance
                Document, the consent of any third party is not required for any variation (including any release or compromise of any liability)
                or termination of that Finance Document.

        (d)     Unless the contrary intention appears or unless the context otherwise permits:

                (i)     a reference to a Party will not include that Party if it
                        has ceased to be a Party under this Agreement;

                (ii)    a word or expression used in any other Finance Document
                        or in any notice given in connection with any Finance
                        Document has the same meaning in that Finance Document
                        or notice as in this Agreement; and

                (iii)   any obligation of any Borrower under the Finance
                        Documents which is not a payment obligation remains in
                        force in accordance with its terms for so long as any
                        payment obligation of any Borrower is, may be or is
                        capable of becoming outstanding under the Finance
                        Documents.

        (E)     JOINT AND SEVERAL LIABILITY

                (i)     All obligations, covenants, representations, warranties
                        and undertakings in or pursuant to the Finance Documents
                        assumed, given, made or entered into by the Borrowers
                        shall, unless otherwise expressly provided, be assumed,
                        given, made or entered into by the Borrowers jointly and
                        severally. The failure by a Borrower to perform its
                        obligations under the Finance Documents shall constitute
                        a failure by the other Borrowers in the performance of
                        their obligations under the Finance Documents. Each
                        Borrower shall be responsible for the performance of the
                        obligations of the other Borrowers under the Finance
                        Documents.

                (ii)    The Finance Parties may, but only through the Facility
                        Agent, take action against any of the Borrowers and/or
                        release or compromise in whole or in part the liability
                        of the other Borrowers under this Agreement or any other
                        Finance Document or grant any time or other indulgence
                        to any of the Borrowers, in each case without affecting
                        the liability of the other Borrowers.

                                       21

                (iii)   Each Borrower agrees to be bound by the Finance
                        Documents to which it is, or is to be, a party
                        notwithstanding that the other Borrowers which are
                        intended to sign or to be bound may not do so or be
                        effectually bound and notwithstanding that any of the
                        Finance Documents may be invalid or unenforceable
                        against the other Borrowers, whether or not the
                        deficiency is known to any Finance Party.

                (iv)    None of the obligations or liabilities of the Borrowers
                        under this Agreement or any other Finance Document shall
                        be discharged or reduced by reason of:

                        (A)     the insolvency, liquidation, dissolution,
                                winding-up, administration, receivership,
                                amalgamation, reconstruction or other incapacity
                                of any person whatsoever or any change of name
                                or style or constitution of a Borrower or any
                                other person liable;

                        (B)     any Finance Party granting any time, indulgence
                                or concession to, or compounding with,
                                discharging, releasing or varying the liability
                                of, a Borrower or any other person liable or
                                renewing, determining, varying or increasing,
                                any accommodation, facility or transaction or
                                otherwise dealing with the same in any manner
                                whatsoever, or concurring in, accepting, varying
                                any compromise, arrangement or settlement or
                                omitting to claim or enforce payment from a
                                Borrower or any other person liable; or

                        (C)     anything done or omitted which but for this
                                provision might operate to exonerate the
                                Borrowers or any of them.

                (v)     Without prejudice to the operation of the Finance
                        Documents in relation to the flow of funds into and out
                        of the Earnings Accounts, the Retention Account and the
                        Operating Account each of the Borrowers agrees that any
                        rights which it may have at any time during the term of
                        the Facility by reason of the performance of its
                        obligations under the Finance Documents to be
                        indemnified by any other Borrower and/or to take the
                        benefit of any security taken by the Facility Agent
                        pursuant to the Finance Documents shall be exercised in
                        such manner and on such terms as the Facility Agent may
                        require or as provided in this Agreement. Each of the
                        Borrowers agrees to hold any sums received by it as a
                        result of its having exercised any such right on trust
                        for the Facility Agent absolutely.

                (vi)    Without prejudice to the operation of the Finance
                        Documents in relation to the flow of funds into and out
                        of the Earnings Accounts, the Retention Account and the
                        Operating Account each of the Borrowers agrees that it
                        will not at any time during the term of the Facility
                        claim any set-off or counterclaim against any other
                        Borrowers in respect of any liability owed to it by that
                        other Borrower under or in connection with the Finance
                        Documents, nor prove in competition with any of the
                        Finance Parties in any liquidation of (or analogous
                        proceeding in respect of) any other Borrower in respect
                        of any payment made under the Finance Documents or in
                        respect of any sum which includes the proceeds of
                        realisation of any security held by the Facility Agent
                        for the repayment of the Loans.

                (vii)   Any notices given by the Representative Borrower or
                        statements made by it, instructions given by it to any
                        Finance Party or decisions made by it, will be
                        conclusive and binding on all of the Borrowers.

        (f)     The headings in this Agreement do not affect its interpretation.

                                       22

2.      FACILITY AND PURPOSE

2.1     FACILITY

        Subject to the terms of this Agreement, the Lenders make available to the Borrowers a revolving credit facility in a maximum aggregate amount equal to the Total Commitments.

2.2     PURPOSE

        Each Loan may be used only in or towards:

        (a)     financing the cost of acquiring the Identified Vessels and any
                New Vessels;

        (b)     refinancing the whole or any part of the cost of any New Vessels or Identified Vessels which have been purchased by any Borrower and financed by debt or equity; or

        (c)     general corporate purposes of the Representative Borrower or
                GSLS (including, without limitation, the payment of dividends and directly or indirectly financing the pre-delivery payments in respect of newbuild vessels).

2.3     NO OBLIGATION TO MONITOR

        No Finance Party is obliged to monitor or verify the utilisation of any
        Loan.

2.4     NATURE OF A FINANCE PARTY'S RIGHTS AND OBLIGATIONS

        Unless otherwise agreed by all the Finance Parties:

        (a)     the obligations of a Finance Party under the Finance Documents are several;

        (b)     failure by a Finance Party to perform its obligations does not affect the obligations of any other Party under the Finance
                Documents;

        (c)     no Finance Party is responsible for the obligations of any other
                Finance Party under the Finance Documents;

        (d)     the rights of a Finance Party under the Finance Documents are separate and independent rights;

        (e)     a Finance Party may, except as otherwise stated in the Finance
                Documents, separately enforce those rights, provided always that no Finance Party shall act separately unless (i) the Facility
                Agent has failed to act and the Facility Agent has not been replaced in accordance with Clause 21.13 or (ii) as a matter of law, the Facility Agent cannot represent them; and

        (f)     a debt arising under the Finance Documents to a Finance Party is a separate and independent debt.

3.      CONDITIONS PRECEDENT

3.1     CONDITIONS PRECEDENT

        (a)     A Request for a Loan to be used in and towards financing the cost of acquiring a New Vessel, which is not to be an Additional
                Vessel may not be given until the Facility Agent has notified the Representative Borrower and the Lenders that it has received an EBITDA to Debt Service Compliance Certificate and any related documentation and evidence required

                                       23

                by the Facility Agent in each case to satisfy the Facility Agent that the EBITDA to Debt Service Ratio is not less than the
                Minimum EBITDA to Debt Service Ratio;

        (b)     A Request for a Loan to be used in and towards the cost of acquiring a vessel which the Representative Borrower wishes to become an Additional Vessel may not be given until the Facility
                Agent has notified the Representative Borrower and the Lenders that it has received satisfactory evidence that the vessel to be acquired will become an Additional Vessel at the Applicable
                Time, in form and substance satisfactory to the Facility Agent.
                The Facility Agent must give this notification promptly upon being so satisfied.

        (c)     A Loan shall not be drawn down until the Facility Agent has notified the Representative Borrower and the Lenders that it is satisfied that immediately following the drawing of such Loan, the principal amount of the Loans outstanding will not exceed the Borrowing Base. The Facility Agent must give a notification to the Representative Borrower and the Lenders as to whether it is so satisfied as soon as practicable following a Request.

        (d)     A Loan shall be drawn down when and only when, the Facility
                Agent has received all of the documents and evidence set out in
                Part 1 of Schedule 2 of (Initial Conditions Precedent Documents)
                in form and substance satisfactory to the Facility Agent.

        (e)     A Loan shall be drawn down when, and only when the Facility
                Agent has received satisfactory evidence that (i) Swap
                Agreements which have been entered into in connection with the
                Facility, which hedge an aggregate amount equal to at least the
                Hedged Portion of the aggregate of (x) all of the Loans then outstanding and (y) the Loan to be drawn down, and (ii) a Swap
                Agreement Assignment has been entered into in connection with each such Swap Agreement or at such other time as shall be agreed between the Representative Borrower and the Facility
                Agent.

        (f)     A Loan to be used in and towards financing the cost of acquiring an Identified Vessel shall not be drawn down until (i) the Owner of the relevant Identified Vessel (if not already a Borrower)
                has become a Borrower by executing and delivering to the
                Facility Agent a Borrower Accession Agreement and (ii) the
                Facility Agent has received all of the documents and evidence set out in Part 2 of Schedule 2 (Identified Vessel Conditions
                Precedent Documents) in form and substance satisfactory to the
                Facility Agent or on the Facility Agent's confirmation to the
                Lenders that it expects to receive outstanding documents or evidence on or before the date of the drawing of that Loan.

        (g)     A Loan to be used in and towards financing the cost of acquiring an Additional Vessel shall not be drawn down until (i) the Owner of the relevant Additional Vessel (if not already a Borrower)
                has become a Borrower by executing and delivering to the
                Facility Agent a Borrower Accession Agreement and (ii) the
                Facility Agent has received all of the documents and evidence set out in Part 3 of Schedule 2 (Additional Vessel Conditions
                Precedent Documents) in form and substance satisfactory to the
                Facility Agent or on the Facility Agent's confirmation to the
                Lenders that it expects to receive outstanding documents or evidence on or before the date of the drawing of that Loan.

        (h)     If, at any time, the Representative Borrower notifies the
                Facility Agent in writing that it wishes a vessel to become an
                Additional Vessel for the purpose of the Borrowing Base
                notwithstanding that there may not be a drawing in respect of a
                Loan relating to that Additional Vessel, that vessel shall not be considered an Additional Vessel until the Facility Agent has received all of the relevant documents and evidence set out in
                Part 3 of Schedule 2 (Additional Vessel Conditions Precedent
                Documents) and Schedule 3 (Conditions Subsequent to Drawing) in
                form and substance satisfactory to the Facility Agent.

                                       24

        (i)     In respect of each Delivered Vessel, and in respect of each
                Subsequent Vessel, on the Delivery Date of that Vessel, the relevant Borrower shall provide to the Facility Agent all
                documents and evidence set out in Schedule 3 (Conditions
                Subsequent to Drawing) in form and substance satisfactory to the
                Facility Agent.

3.2     FURTHER CONDITIONS PRECEDENT

        The obligations of each Lender to advance any Loan are subject to the further conditions precedent that on both the date of the Request and the Utilisation Date for that Loan:

        (a)     the representations made under Clause 14 (Representations) are correct in all material respects; and

        (b)     no Default or, in the case of a Rollover Loan, no Event of
                Default is outstanding or would result from that Loan.

3.3     MAXIMUM NUMBER

        A Request may not be given if, as a result of the Loan to be made pursuant to that Request, there would have been more than twenty-five
        (25) Loans (excluding Rollover Loans) in aggregate made during that calendar year.

3.4     BORROWING BASE

        The Representative Borrower may request at any time (but not more than once a quarter) that the Relevant Percentage is decreased or increased to such percentage as it may request (subject to a maximum of seventy
        (70) per cent. except, that:

        (a)     any such increase is conditional upon it providing an EBITDA to
                Debt Service Compliance Certificate and any related
                documentation and evidence required by the Facility Agent, in each case demonstrating that the EBITDA to Debt Service Ratio will not be less than the Minimum EBITDA to Debt Service Ratio after having given effect to such increase; and

        (b)     no such decrease may result in the amount of Loans outstanding being in excess of the amount of the Borrowing Base after such decrease.

4.      UTILISATION

4.1     GIVING OF REQUESTS

        (a)     A Borrower may borrow a Loan by giving to the Facility Agent a duly completed Request.

        (b)     Unless the Facility Agent otherwise agrees acting on the
                instructions of the Majority Lenders, the latest time for
                receipt by the Facility Agent of a duly completed Request is:

                (i)     in respect of a Loan to be used in and towards general
                        corporate purposes of the Representative Borrower or
                        GSLS, 11.00 a.m. four (4) Business Days prior to the
                        date of the proposed borrowing; and

                (ii)    in respect of a Loan to be used in and towards the cost
                        of acquiring an Identified Vessel or a New Vessel,11.00
                        a.m. five (5) Business Days prior to the date of the
                        proposed borrowing.

        (c)     Each Request is irrevocable.

                                       25

        (d)     A Request for a Rollover Loan will not be required.

4.2     COMPLETION OF REQUESTS

        A Request for a Loan will only be regarded as having been duly completed if:

        (a)     the Utilisation Date is a Business Day falling within the
                Availability Period;

        (b)     the Utilisation Date falls on or after the Delivery Date of any
                Vessel that will be included in the calculation of the Borrowing
                Base for the purposes of Clause 3.1(a) (Conditions precedent);
                or

        (c)     it sets out whether that Loan is to be applied in and towards
                (i) general corporate purposes of the Representative Borrower or
                GSLS, or (ii) the cost of the acquisition of an Identified
                Vessel, Additional Vessel or Other Vessel;

        (d)     the amount requested for the Loan is a minimum amount of
                US$5,000,000 or, if less, the aggregate unutilised amount of the
                Facility (or such other lesser amount to which the Facility
                Agent has given prior approval);

        (e)     the amount requested for the Loan does not exceed, when
                aggregated with the amounts outstanding under the Facility and amounts to be drawn down under any other Requests which have been submitted, the Maximum Available Facility Amount;

        (f)     the proposed Term complies with this Agreement.

        Only one Loan may be requested in a Request. Only twenty-five (25) Loans
        (excluding Rollover Loans) may be requested in each calendar year.

4.3     ADVANCE OF LOANS

        (a)     The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

        (b)     The amount of each Lender's share of the Loan will be its Pro
                Rata Share on the proposed Utilisation Date.

        (c)     No Lender is obliged to participate in a Loan if, as a result, its share in the Loans would exceed its Commitment or the Loans would exceed the Total Commitments.

        (d)     If the conditions set out in this Agreement have been met, each
                Lender must make its share in the requested Loan available by the Utilisation Date through its Facility Office.

5.      REPAYMENT

5.1     REPAYMENT

        (a)     The Borrowers must repay each Loan in full on its Maturity Date.
                Subject to the other terms of this Agreement, any amounts repaid under this paragraph (a) may be reborrowed.

        (b)     Each Loan shall in any event be repaid in full on the Final
                Maturity Date.

        (c)     On the Maturity Date of a Loan (other than the Final Maturity
                Date), provided that:

                (i)     no Event of Default has occurred and is continuing; and

                                       26

                (ii)    so long as the amount of the Loans would not exceed the
                        Maximum Available Facility Amount (as at the last
                        calculation of the Borrowing Base),

        and subject to the provisions of Clause 5.2 (Repayment on Facility
        Reduction Dates), such Loan will be rolled over for another Term and become a Rollover Loan.

5.2     REPAYMENT ON FACILITY REDUCTION DATES

        On each Facility Reduction Date, the Borrowers must repay such part of the Loans then outstanding as exceeds the Total Commitments (as the same may have been reduced by any Commitment reductions under Clause 6.5
        (Automatic cancellation)). Unless otherwise specified by the
        Representative Borrower, any such repayment shall be applied against the
        Loans in order of their maturity.

6.      PREPAYMENT AND CANCELLATION

6.1     MANDATORY PREPAYMENT - ILLEGALITY

        (a)     If it becomes, or to the knowledge of any Lender is to become, unlawful in any jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or a Finance
                Document or to fund or maintain its share in one or more of the
                Loans (the EVENT OF ILLEGALITY), that Lender shall notify the
                Facility Agent and the Representative Borrower.

        (b)     After notification under paragraph (a) above, the Facility Agent shall notify the Representative Borrower promptly and:

                (i)     the Borrowers shall repay or prepay the share of that
                        Lender in the relevant Loan or Loans on the date
                        specified in paragraph (c) below; and

                (ii)    the Commitment of that Lender will be immediately
                        cancelled.

        (c)     The date for repayment or prepayment of a Lender's share in a
                Loan or Loans will be the date specified by that Lender in the notice delivered to the Representative Borrower (being no
                earlier than the last day of any applicable grace period
                permitted by Applicable Law or, if earlier, and the Borrower so desires, the last day of the current Term).

6.2     MANDATORY PREPAYMENT - LEVERAGE RATIO

        If on any date for determination of the Leverage Ratio, the Leverage
        Ratio is higher than 75%, the provisions of Clause 16.15(b) shall apply.

6.3     MANDATORY PREPAYMENT - SALE OR TOTAL LOSS OF A VESSEL

        If a Vessel is sold (other than where the sale is to another Borrower), upon the occurrence of such sale (except in circumstances where there is a transfer between Borrowers) or, if there is a Total Loss of a Vessel, on the earlier of (i) the receipt of the proceeds of the Obligatory
        Insurances relating to such Total Loss and (ii) the date falling one hundred and twenty (120) days after the Date of Total Loss:

        (a)     the Facility Agent shall be entitled to recalculate the
                Borrowing Base, excluding from such calculation the Vessel the subject of the sale or the Total Loss;

        (b)     the Borrowers shall be obliged to prepay such amount of the
                Loans then outstanding as exceeds the lower of (i) the Borrowing
                Base and (ii) the Maximum Available Facility

                                       27

                Amount and unless otherwise specified by the Representative
                Borrower, any such prepayment shall be applied against the Loans then outstanding in order of maturity; and

        (c)     any balance of sale proceeds or insurance proceeds after such application shall be available immediately to the relevant
                Borrower so long as no Default has occurred which is continuing.

6.4     VOLUNTARY PREPAYMENT

        (a)     The Borrowers may, by the Representative Borrower giving not less than five (5) Business days' prior written notice to the
                Facility Agent, prepay the Loans in whole or from time to time in part on the last day of any Term.

        (b)     A prepayment must be in a minimum amount of US$5,000,000 and in integral multiples of US$2,500,000 if in excess of US$5,000,000.

        (c)     Any voluntary prepayment under this Clause 6.4 shall be applied against the Loans pro rata unless the Representative Borrower nominates in writing that the prepayment is to be applied first against specific Loans then outstanding.

6.5     AUTOMATIC CANCELLATION

        (a)     The obligation of a Lender to advance the undrawn amount of its
                Commitment will be automatically cancelled at the close of business on the last day of the Availability Period.

        (b)     Commencing on the date falling five (5) years from the Closing
                Date, and on the dates falling at three month intervals
                thereafter (each a FACILITY REDUCTION DATE) the Total
                Commitments shall automatically reduce by twelve consecutive quarterly reductions , each of an amount calculated in
                accordance with the following formula on the date falling four
                (4) years and nine (9) months from the Closing Date (the
                FACILITY REDUCTION AMOUNT):

                                   A
                a=              ------/4
                                18 - N

                where:

                a       =       the relevant amount by which the Total
                                Commitments shall be reduced on each Facility
                                Reduction Date.

                A       =       the Total Commitments on the date falling four
                                (4) years and nine (9) months from the Closing
                                Date taking into account any prior cancellations
                                in accordance with Clause 6.

                N       =       the average age of all of the Vessels actually
                                delivered to the Borrowers, weighted by the
                                latest Market Values of those Vessels and
                                determined by the Facility Agent on the date
                                falling four (4) years and nine (9) months from
                                the Closing Date (the INITIAL MARKET VALUE
                                WEIGHTED AVERAGE AGE).

        (c)     If, at any time after the date falling four (4) years and nine
                (9) months after the Closing Date, there is a sale or Total Loss of a Vessel, the Facility Agent shall determine the average age of all of the Vessels (excluding the Vessel the subject of the sale or Total Loss) weighted by the latest Market Values of those Vessels (the SUBSEQUENT MARKET VALUE AVERAGE AGE). If the
                Subsequent Market Value Average Age at that time is more than
                1.0 year higher than the Initial Market Value Weighted Average
                Age, the Facility Reduction Amount shall be

                                       28

                recalculated using the formula referred to above but
                substituting as N the Subsequent Market Value Average Age for
                the Initial Market Value Average Age and the revised amount shall apply on the next, and each subsequent (unless and until this Clause 6.5(c) applies again) Facility Reduction Date. On each Facility Reduction Date, the Borrowers shall prepay such part (if any) of the outstanding Loans as exceeds the Total
                Commitments reduced in accordance with this Clause 6.5.

6.6     VOLUNTARY CANCELLATION

        (a)     The Representative Borrower may, by giving not less than five
                (5) Business days' prior notice to the Facility Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

        (b)     Partial cancellation of the Total Commitments must be in a minimum amount of US$5,000,000 and in integral multiples of
                US$2,500,000 in excess of US$5,000,000.

        (c)     Any cancellation in whole or in part (including, without
                limitation, a cancellation or a Facility Reduction Amount
                pursuant to Clause 6.5) will be applied against the Commitments of the Lenders pro rata.

6.7     VOLUNTARY PREPAYMENT AND CANCELLATION

        (a)     If a Borrower is, or will be, required to pay to a Lender a Tax
                Payment or an Increased Cost, the Representative Borrower may,
                while the requirement continues, give notice to the Facility
                Agent requesting prepayment and cancellation in respect of that
                Lender.

        (b)     After notification under paragraph (a) above:

                (i)     that Borrower must repay or prepay that Lender's share
                        in each Loan made to it on the date specified in
                        paragraph (c) below; and

                (ii)    the Commitment of that Lender will be immediately
                        cancelled.

        (c)     The date for repayment or prepayment of a Lender's share in a
                Loan(s) will be the last day of the current Term for the
                relevant Loan or, if earlier, the date specified by the relevant
                Borrower in the notice delivered to the Facility Agent.

6.8     RE-BORROWING OF LOANS

        Any prepayment of a Loan may be re-borrowed on the terms of this
        Agreement.

6.9     MISCELLANEOUS PROVISIONS

        (a)     Any notice of prepayment and/or cancellation under this
                Agreement is irrevocable and must specify the relevant date(s).
                The Facility Agent must notify the Lenders promptly of receipt of any such notice.

        (b)     All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.

        (c)     No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

                                       29

        (d)     No amount of the Total Commitments reduced or cancelled under this Agreement may subsequently be reinstated.

7.      INTEREST

7.1     CALCULATION OF INTEREST

        (a)     The rate of interest on each Loan for each Term is the
                percentage rate per annum equal to the aggregate of:

                (i)     the applicable Margin from time to time;

                (ii)    LIBOR; and

                (iii)   Mandatory Cost (if any) (together, the INTEREST RATE).

        (b)     Interest shall be calculated by reference to the actual number of days elapsed and on the basis of a year of 360 days. Interest shall accrue from and including the first day of each Term to but excluding the last day of such Term.

7.2     PAYMENT OF INTEREST

        Except where it is provided to the contrary in this Agreement, the
        Borrowers must pay accrued interest on each Loan on the last day of each
        Term and also, if the Term is longer than three months, on the dates falling at quarterly intervals after the first day of that Term (each an
        INTEREST PAYMENT DATE).

7.3     INTEREST ON OVERDUE AMOUNTS

        (a)     If a Borrower fails to pay any amount payable by it under the
                Finance Documents, the Borrowers must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

        (b)     If the overdue amount is a principal amount of a Loan or is an amount accruing in respect of interest on a Loan and becomes due and payable prior to the last day of its current Term, then:

                (i)     the first Term for that overdue amount will be the
                        unexpired portion of that Term and the rate of interest
                        on the overdue amount for that first Term will be two
                        (2) per cent. per annum above the Interest Rate; and

                (ii)    thereafter, any subsequent Term for that overdue amount
                        shall be selected by the Facility Agent (acting on the
                        instructions of the Majority Lenders, acting reasonably)
                        who may select successive Terms of any duration up to
                        six (6) months, and the rate of interest on the overdue
                        amount will be two (2) per cent. per annum above the
                        Interest Rate.

        After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (c)
        below.

        (c)     In respect of any amounts outstanding other than in accordance with paragraph (b) above, interest on such overdue amount is payable at a rate determined by the Facility Agent to be two (2)
                per cent. per annum above the Interest Rate. For this purpose, the Facility Agent

                                       30

                may (acting on the instructions of the Majority Lenders, acting reasonably) select successive Terms of any duration of up to six
                (6) months.

        (d)     Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

7.4     NOTIFICATION OF RATES OF INTEREST

        The Facility Agent must promptly notify each Finance Party and the
        Representative Borrower of the determination of a rate of interest under this Agreement.

8.      TERMS

8.1     SELECTION

        (a)     Each Loan has one Term only.

        (b)     The Term for a Loan (other than the first Loan) shall, subject to paragraphs (d) and (e) below, be the same as the then current
                Term for all then outstanding Loans or if there is more than one term for the outstanding Loans, the term chosen by the
                Representative Borrower.

        (c)     The Representative Borrower must select the Term for the first
                Loan in the relevant Request and shall be entitled to select (by written notice to the Facility Agent) the Term for each Rollover
                Loan in accordance with paragraph (d) below. Subject to the following provisions of this Clause 8, each such Term for a Loan or a Rollover Loan will be a period of one (1), three (3), six
                (6), nine (9) or twelve (12) months, or such other period as may be agreed by the Representative Borrower and the Facility Agent.
                If the Representative Borrower fails to select a Term for a
                Loan, that Term will, subject to the other provisions of this
                Clause 8, be three (3) months.

        (d)     The term for a Rollover Loan will be the same duration as the previous Term for such Loan, unless the Representative Borrower provides to the Facility Agent an irrevocable notice pursuant to paragraph (c) above requesting a different Term in accordance with Clause 8.1(c) no later than 11.00 a.m. three (3) Business
                Days before the Rate Fixing Date for that Term, provided however that not more than five (5) different Terms may be outstanding at any one time.

        (e)     The Representative Borrower may, on or before the time a Request is given, request that a Term for a Loan is not consolidated with existing Terms for other Loans then outstanding. No more than five (5) such non-consolidated Loans and different terms under paragraph (d) above in aggregate may be outstanding at any one time. In the event of such a request, the Representative
                Borrower must select both the Term for such Loan in the relevant
                Request and when such Loan is rolled over the provisions of paragraph (c) above will apply to such selection.

8.2     NO OVERRUNNING THE FINAL MATURITY DATE

        If a Term would otherwise overrun the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date.

                                       31

8.3     OTHER ADJUSTMENTS

        The Facility Agent and the Representative Borrower may enter into such other arrangements as they may agree for the adjustment of Terms and the consolidation and/or splitting of Loans and will enter into such arrangements as are practicable to ensure that Loans in amounts at least equal to the amount required to be repaid on a Facility Reduction Date have a Term ending on such Facility Reduction Date.

9.      MARKET DISRUPTION

9.1     FAILURE OF THE REFERENCE BANK TO SUPPLY A RATE

        If LIBOR is to be calculated by reference to the Reference Banks but a
        Reference Bank does not supply a rate by 11.00 a.m. on the Rate Fixing
        Day, the applicable LIBOR will be determined on the basis of the remaining Reference Banks.

9.2     MARKET DISRUPTION

        (a)     A market disruption event shall arise where:

                (i)     no, or only one, Reference Bank supplies a rate by 11.00
                        a.m. on the Rate Fixing Day; or

                (ii)    the Facility Agent receives by close of business on the
                        Rate Fixing Day notification from any Lender or Lenders
                        (the AFFECTED LENDERS) whose aggregate shares in the
                        relevant Loan exceed 50 per cent. of that Loan that the
                        cost to them of obtaining matching deposits in the
                        relevant interbank market is in excess of LIBOR for the
                        relevant Term.

        (b)     The Facility Agent must promptly notify the Representative
                Borrower and the Lenders of a market disruption event.

        (c)     After notification under paragraph (b) above, the rate of
                interest for the Affected Lenders on the affected Loan for the relevant Term will be the aggregate of the applicable:

                (i)     Margin;

                (ii)    the rate notified to the Facility Agent by those
                        Affected Lenders as soon as practicable, and in any
                        event before interest is due to be paid in respect of
                        that Term, to be that which expresses as a percentage
                        rate per annum the cost to those Affected Lenders of
                        funding the Loan from whatever source each of them may
                        reasonably select; and

                (iii)   Mandatory Cost (if any).

9.3     ALTERNATIVE BASIS OF INTEREST OR FUNDING

        (a)     If a market disruption event occurs and the Facility Agent or the Representative Borrower so require, the Representative
                Borrower and the Facility Agent must enter into negotiations for a period of not more than thirty (30) days with a view to
                agreeing to an alternative basis for determining the rate of interest and/or funding for the affected Loan and any future
                Loan.

        (b)     Any alternative basis agreed between the Representative Borrower and the Facility Agent will be, with the prior written consent of all the Lenders, binding on all the Parties hereto.

                                       32

10.     TAXES

10.1    TAX GROSS-UP

        (a)     Each Borrower must make all payments to be made by it under the
                Finance Documents without any Tax Deduction, unless a Tax
                Deduction is required by an Applicable Law.

        (b)     If a Borrower or a Lender is aware that a Borrower must make a
                Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify the Facility
                Agent. The Facility Agent must then promptly notify the affected
                Parties.

        (c)     If a Tax Deduction is required by an Applicable Law to be made by a Borrower or, as the case may be, the Facility Agent, the amount of the payment due from the Borrowers will be increased, or, as the case may be, the Borrowers shall make an additional payment, so that the amount (after making the Tax Deduction, including on the additional payment) received by the recipient is equal to the payment which would have been due if no Tax
                Deduction had been required.

        (d)     A Borrower is not required to make an increased payment to a
                Lender under clause 10.1(c) above for a Tax Deduction in respect of tax imposed by the United Kingdom from a payment of interest on a Loan, if on the date on which the payment falls due:

                (i)     the payment could have been made to the relevant Lender
                        without a Tax Deduction if it was a Qualifying Lender,
                        but on that date that Lender is not or has ceased to be
                        a Qualifying Lender other than as a result of any change
                        after the date it became a Lender under this Agreement
                        in (or in the interpretation, administration or
                        application of) any Applicable Laws or Treaty, or any
                        published practice or concession of any relevant taxing
                        authority; or

                (ii)

                        (A)     the relevant Lender is a Qualifying Lender
                                solely under sub-paragraph (b) of the definition
                                of Qualifying Lender;

                        (B)     an officer of HM Revenue & Customs has given
                                (and not revoked) a direction (a DIRECTION)
                                under section 931 of the ITA (as that provision
                                has effect on the date on which the relevant
                                Lender became a Party) which relates to that
                                payment and that Lender has received from that
                                Borrower a certified copy of that Direction; and

                        (C)     the payment could have been made to the Lender
                                without any Tax Deduction in the absence of that
                                Direction; or

                (iii)   the relevant Lender is a Qualifying Lender solely under
                        sub-paragraph (b) of the definition of Qualifying Lender
                        and it has not, other than by reason of any change after
                        the date of this Agreement in (or in the interpretation,
                        administration, or application of) any law, or any
                        published practice or concession of any relevant taxing
                        authority, given a Tax Confirmation to the Borrowers; or

                (iv)    the relevant Lender is a Treaty Lender and the Borrower
                        making the payment is able to demonstrate that the
                        payment could have been made to the Lender without the
                        Tax Deduction had that Lender complied with its
                        obligations under clause 10.1(g) below

                                       33

        (e)     If a Borrower is required to make a Tax Deduction, that
                Borrowers must make the minimum Tax Deduction allowed by
                Applicable Law and must make any payment required in connection with that Tax Deduction within the time allowed by the
                Applicable Law.

        (f)     Within fifteen (15) days of making either a Tax Deduction or a payment required in connection with a Tax Deduction the Borrower making the Tax Deduction must deliver to the Facility Agent for the relevant Finance Party, documents or other information (or certified copies thereof) evidencing satisfactorily to that
                Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

        (g)     Each Lender which is a Treaty Lender and each Borrower which makes a payment to which that Lender is entitled, shall
                co-operate in completing any procedural formalities necessary for the relevant Borrower to obtain authorisation to make the payment without a Tax Deduction and each Lender which is a
                Treaty Lender shall not take any steps which would render
                inapplicable to the payments by the relevant Borrower to that
                Lender the exemption for tax imposed by the United Kingdom on interest provided by the relevant Treaty.

        (h)     A UK Non-Bank Lender which becomes a Party on the day on which this Agreement is entered into gives a Tax Confirmation to the
                Borrowers by entering into this Agreement.

        (i)     A UK Non-Bank Lender shall promptly notify the Representative
                Borrower and the Facility Agent if there is any change in the position from that set out in the Tax Confirmation.

10.2    TAX INDEMNITY

(a)     Without prejudice to the provisions of Clause 10.1 (Tax gross-up), if any Lender is required to make any payment on account of Tax solely as a result of its entry into any Finance Document (not being a Tax imposed on the net income of a Lender or its Facility Office by the jurisdiction in which it is incorporated (or, if different, the jurisdiction in which it is treated as resident for tax purposes), or the jurisdiction in which its Facility Office is located or on the capital of that Lender employed in such jurisdiction or jurisdictions) on any sum received or receivable under the Finance Documents (including, without limitation, any sum received or receivable under this Clause 10.2) or any liability in respect of any such payment is imposed, levied or finally assessed against a Lender, the Borrowers shall (within three (3) Business Days of demand on the Representative Borrower by the Facility Agent) indemnify that Lender against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith.

(b)     Clause 10.2(a) above shall not apply to the extent a loss, liability or cost:

        (i)     is compensated for by an increased payment under clause 10.1
                (Tax gross-up); or

        (ii)    would have been compensated for by an increased payment under clause 10.1 (Tax gross-up) but was not so compensated solely because one of the exclusions in clause 10.1(d) (Tax gross-up)
                applied.

10.3    TAX CREDIT

        If a Lender or, as the case may be, the Facility Agent determines in its absolute discretion, acting in good faith, that it has received, realised, utilised and retained a Tax benefit by reason of any deduction or withholding in respect of which a Borrower has made an increased payment or paid a compensating sum under this Clause 10 that Lender or, as the case may be, the Facility Agent shall, provided it has received all amounts which are then due and payable by the Borrower under any of the provisions of this Agreement and the other Finance Documents, pay to the relevant Borrower (to

                                       34

        the extent that that Lender or, as the case may be, the Facility Agent can do so without prejudicing the amount of that benefit and the right of that Lender, or as the case may be, the Facility Agent to obtain any other benefit, relief or allowance which may be available to it), such amount, if any, as that Lender, or as the case may be, the Facility
        Agent shall determine in its absolute discretion acting in good faith, will leave that Lender, or as the case may be, the Facility Agent in no better and no worse position than it would have been in if the deduction or withholding had not been required and so that it retains no benefit as a result of the receipt of such deduction.

10.4    NOTIFICATION OF CLAIM

        A Lender making, or intending to make, a claim under Clause 10.2 (Tax
        Indemnity) shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility
        Agent shall notify the Representative Borrower.

10.5    CONDUCT OF BUSINESS BY THE FINANCE PARTIES

        No provision of this Agreement will:

        (a)     interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

        (b)     oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

        (c)     oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of
                Tax.

10.6    STAMP TAXES

        Each Borrower must pay and indemnify each Finance Party against any stamp duty, registration or other similar Tax payable by a Finance Party in connection with the entry into, performance or enforcement of any
        Finance Document, except for any such Tax payable in connection with entering into a Transfer Certificate.

10.7    VALUE ADDED TAXES

        (a)     Any amount (including costs and expenses) payable under a
                Finance Document by a Borrower is exclusive of any value added tax or any other Tax of a similar nature which might be
                chargeable in connection with that amount. If any such Tax is chargeable, the Borrowers must pay to the relevant Finance Party
                (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

        (b)     Where a Finance Document requires any Party to reimburse a
                Finance Party for any costs or expenses, that Party must also at the same time pay and indemnify the Finance Party against all value added tax or any other Tax of a similar nature incurred by the Finance Party in respect of these costs or expenses but only to the extent that the Finance Party (acting reasonably)
                determines that neither it nor any other member of any group of which it is a member for value added tax purposes is entitled to credit or repayment from the relevant tax authority in respect of the Tax.

                                       35

11.     INCREASED COSTS

11.1    INCREASED COSTS

        Except as provided below in this Clause 11, the Borrowers must pay to a
        Finance Party the amount of any Increased Cost incurred by that Finance
        Party or its Subsidiaries, or its Affiliates as a result of:

        (a)     the introduction of, or any change in, the interpretation, administration or application of, any law or regulation after the date of this Agreement (including, for the avoidance of doubt, the implementation or application of or compliance with the "International Convergence of Capital Measurement and
                Capital Standards, a Revised Framework" published by the Basel
                Committee on Banking Supervision in June 2004 in the form
                existing on the date of this Agreement (BASEL II) or any other law or regulation which implements Basel II (whether such
                implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates)); or

        (b)     compliance with any law or regulation, made after the date of this Agreement.

11.2    EXCEPTIONS

        The Borrowers need not make any payment for an Increased Cost or Tax
        Payment to the extent that the Increased Cost is:

        (a)     compensated for under another Clause or would have been but for an exception to that Clause;

        (b)     a Tax; or

        (c)     attributable to the relevant Finance Party or any of its
                Affiliates or Subsidiaries wilfully failing to comply with any law or regulation.

11.3    CLAIMS

        If a Finance Party intends to make a claim for an Increased Cost it must notify the relevant Borrower promptly of the circumstances giving rise to, and the amount of, the claim.

11.4    MITIGATION

        (a)     Each Finance Party must, in consultation with the relevant
                Borrower, take all reasonable steps to mitigate any
                circumstances which arise and which result or would result in any Increased Cost, illegality under clause 6.1 or Tax Payment being payable to that Finance Party, including changing its
                Facility Office.

        (b)     The relevant Borrower must indemnify that Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under paragraph (a) above.

        (c)     A Finance Party is not obliged to take any step under this
                Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

        (d)     Paragraph (a) above does not in any way limit the obligation of any Borrower under the Finance Documents.

                                       36

12.     ACCOUNTS

12.1    MAINTENANCE OF ACCOUNTS

        The Borrowers shall maintain the Accounts, each of which shall be interest bearing, with the Account Bank until the Final Maturity Date, in each case, free of Security Interests and rights of set-off other than as created by or pursuant to the Security Documents or in favour of the Account Bank.

12.2    EARNINGS

        The Borrowers shall procure that there is credited to each Earnings
        Account all Earnings and any Requisition Compensation for the relevant
        Vessel. The following transfers will then be made in the following order:

        (a)     FIRSTLY, to the Operating Account of the relevant Borrower in accordance with Clause 12.3 (Transfers to the Operating
                Accounts); and

        (b)     SECONDLY, to the Retention Account in accordance with Clause
                12.4 (Transfers to Retention Account in respect of interest on
                Loans) or 12.5 (Additional Transfers to Retention Account on
                Facility Reduction Dates), as the case may be,

        together the PRIMARY TRANSFERS.

12.3    TRANSFERS TO THE OPERATING ACCOUNTS

        Provided no Event of Default has occurred and is continuing, each
        Borrower shall instruct the Account Bank to transfer from the relevant
        Earnings Account (and if the Representative Borrower does not forthwith procure such a transfer, then the Representative Borrower irrevocably authorises the Facility Agent to instruct the Account Bank to transfer from each relevant Earnings Accounts) to the relevant Operating Account an amount equal to the OPEX element of the charterhire payable under the
        Time Charter for the Vessel to which the Earnings Account relates.
        Thereafter, provided no Event of Default has occurred and is continuing, each Borrower shall be entitled to withdraw sums of money standing to the credit of its relevant Operating Account in and towards payment of any Operating Expenses in respect of the Vessel owned by that Borrower.

12.4    TRANSFERS TO RETENTION ACCOUNT IN RESPECT OF INTEREST ON LOANS

        Following the transfers into the Operating Accounts in accordance with
        Clause 12.3 (Transfers to the Operating Accounts), then in respect of each Loan, from the Closing Date and on the last Business Day of each calendar month (an EARNINGS DEPOSIT DATE), each Borrower shall procure that there is transferred from the Earnings Accounts (and if the
        Representative Borrower does not forthwith procure such a transfer then that Borrower irrevocably authorises the Facility Agent to instruct the
        Account Bank to transfer from the Earnings Accounts) to the Retention
        Account an aggregate amount calculated in accordance with the following formula:

        a=Axn/N

        where:

        a       =       the relevant aggregate amount of the Earnings
                        and/or, as the case may be, Requisition Compensation to
                        be transferred to the Retention Account out of the
                        Earnings Accounts;

                                       37

        A       =       the aggregate amount required to pay the interest in
                        respect of the Loans (provided that for the purposes of
                        this Clause 12.4, scheduled interest in respect of the
                        Hedged Portion shall be deemed to be payable at the
                        applicable Fixed Rate), payable on the next Interest
                        Payment Date;

        N       =       the number of days in the relevant Retention Period
                        for each Loan; and

        n       =       actual number of days elapsed from (and including)
                        the immediately preceding Earnings Deposit Date in the
                        Retention Period for each Loan or the first day of the
                        Retention Period for each Loan (where there is no
                        preceding Initial Earnings Deposit Date in a Retention
                        Period) up to (but excluding) the relevant Earnings
                        Deposit Date.

        PROVIDED ALWAYS that on the last Earnings Deposit Date for a Retention
        Period and, if there remains a shortfall on the last day of a Retention
        Period there shall be transferred to the Retention Account out of each of the Earnings Accounts an aggregate amount (taking into account the existing balance of the Retention Account) required to pay the interest payable in respect of the Loans on the next Interest Payment Date in full.

12.5    ADDITIONAL TRANSFERS TO THE RETENTION ACCOUNT ON FACILITY REDUCTION
        DATES

        In addition to the transfers to the Retention Account required pursuant to Clause 12.4, in respect of each Loan, from the date falling 4 years and 9 months after the Closing Date each Borrower shall procure that on each Earnings Deposit Date there is transferred to the Retention Account
        (and if the Representative Borrower does not forthwith procure such a transfer, then that Borrower irrevocably authorises the Facility Agent to instruct the Account Bank to transfer from the Earnings Accounts) an aggregate amount calculated in accordance with the following formula:

        a=Axn/N

        where:

        a       =       the relevant aggregate amount of the Earnings
                        and/or, as the case may be, Requisition Compensation to
                        be transferred to the Facility Reduction Retention
                        Account out of the Earnings Accounts;

        A       =       the aggregate amount (if any) required to repay the
                        principal in respect of the Loans, payable on the next
                        Facility Reduction Date or, in the final Facility
                        Reduction Retention Period, the Final Maturity Date;

        N       =       the number of days in the relevant Facility Reduction
                        Retention Period; and

        n       =       actual number of days elapsed from (and including)
                        the immediately preceding Earnings Deposit Date in the
                        Facility Reduction Retention Period or the first day of
                        the Facility Reduction Retention Period (where there is
                        no preceding Earnings Deposit Date in a Facility
                        Reduction Retention Period) up to (but excluding) the
                        Earnings Deposit Date.

        PROVIDED ALWAYS that on the last Earnings Deposit Date for a Facility
        Reduction Retention Period and, if there remains a shortfall on the last day of a Facility Reduction Retention Period there shall be transferred to the Retention Account out of the Earnings Accounts an aggregate amount (taking into account the existing balance of the Retention
        Account) required to pay the aggregate of the principal payable in respect of the Loans on the next Facility Reduction Date or, as the case may be, the Final Maturity Date in full.

                                       38

12.6    ADDITIONAL PAYMENTS TO RETENTION ACCOUNTS

        If for any reason the aggregate amount standing to the credit of the
        Earnings Accounts shall be insufficient to make any transfer to the
        Retention Account required by Clause 12.4 (Transfers to Retention
        Account in respect of interest on Loans) or 12.5 (Additional Transfers to the Retention Account on Facility Reduction Dates), as the case may be, the Representative Borrower shall, without demand, procure that there is credited to the Retention Account, within four Business Days of the date on which the relevant amount would have been transferred from the Earnings Accounts, an aggregate amount equal to the amount of the shortfall.

12.7    APPLICATION OF RETENTION ACCOUNTS

        The Representative Borrower shall instruct and authorise the Account
        Bank to transfer from the Retention Account (and if the Representative
        Borrower does not forthwith procure such a transfer then the
        Representative Borrower irrevocably authorises the Facility Agent to instruct the Account Bank to transfer from the Retention Account) to the
        Facility Agent in respect of each Loan:

        (a)     subject to the terms of the DPP, on each Interest Payment Date:

                (i)     to the extent that a Borrower is required to make a
                        periodic payment to the Swap Banks under any Swap
                        Agreements, the Representative Borrower shall procure
                        that (and if the Representative Borrower does not
                        forthwith procure such a transfer then the
                        Representative Borrower irrevocably authorises the
                        Facility Agent to instruct the Account Bank to transfer
                        from the Retention Account) an amount equal to the
                        aggregate of any such periodic payments is transferred
                        forthwith from the Retention Account to the relevant
                        Swap Banks in accordance with the DPP; and

                (ii)    to the extent that any Swap Bank is required to make a
                        periodic payment to any Borrower under any Swap
                        Agreement then the relevant Borrower shall procure that
                        the relevant Swap Bank pays such periodic payment into
                        the Retention Account forthwith.

        (b)     (i) on each Facility Reduction Date, the amount of the repayment of that Loan (if any) due in accordance with Clause 5.2
                (Repayment on Facility Reduction Dates); and

                (ii) on each Interest Payment Date in respect of a Loan, the amount of interest then due on that Loan.

12.8    BORROWERS' OBLIGATIONS NOT AFFECTED

        If for any reason the amount standing to the credit of the Retention
        Account is insufficient to repay any Loan in accordance with Clause 5.2
        (Repayment on Facility Reduction Dates) or to make any payment of interest when due, the Borrowers' obligation to repay that Loan or to make that payment of interest shall not be affected.

12.9    RELEASE OF SURPLUS

        The Lenders agree that, subject to no Event of Default having occurred that is continuing, following the Primary Transfers, each Borrower shall be entitled to withdraw any sums of money standing to the credit of the
        Earnings Accounts in the following circumstances: (i) in or towards payment of any amount which that Borrower may be required to pay pursuant to the terms of any Finance Document and (ii) thereafter, for use in the ordinary course of business of the group of companies to which that Borrower belongs.

                                       39

13.     PAYMENTS

13.1    PLACE

        Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility
        Agent) under the Finance Documents must be made to the Facility Agent to its account with such office or bank in New York as it may notify to that Party for this purpose by not less than five (5) Business Days'
        prior notice.

13.2    FUNDS

        Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the
        Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

13.3    DISTRIBUTION

        (a)     Each payment received by the Facility Agent under the Finance
                Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment
                (as soon as practicable after receipt) to its account with such office or bank as it may notify to the Facility Agent for this purpose by not less than five (5) Business Days' prior notice.

        (b)     The Facility Agent may apply any amount received by it from any of the Borrowers in or towards payment (as soon as practicable)
                of any amount due from the Borrowers under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

        (c)     Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Facility Agent, that
                Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the
                Facility Agent to reflect its cost of funds.

13.4    CURRENCY

        All amounts payable under the Finance Documents are payable in Dollars provided always that amounts payable in respect of costs and expenses are payable in the currency in which those costs and expenses are incurred.

13.5    NO SET-OFF OR COUNTERCLAIM

        All payments made by any Borrower under the Finance Documents must other than by reason of netting under any Swap Agreements be made without set-off or counterclaim.

                                       40

13.6    BUSINESS DAYS

        (a)     If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will
                instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

        (b)     During any extension of the due date for payment of any
                principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

13.7    PAYMENTS

        (a)     Subject to the terms of the DPP, if any Administrative Party receives a payment insufficient to discharge all the amounts then due and payable by the Borrowers under the Finance
                Documents, then, except to the extent otherwise provided in any
                Finance Document, the Administrative Party must apply that payment towards the obligations of the Borrowers under the
                Finance Documents in the following order:

                (i)     FIRST, in or towards payment or satisfaction pro rata of
                        all costs, charges, sales taxes, expenses and
                        liabilities incurred and payments made by the Finance
                        Parties (other than the Swap Banks) or any receiver and
                        all remuneration payable to the Finance Parties or any
                        receiver under or pursuant to the Security Documents
                        including, without limitation, legal expenses,
                        re-instatement costs and any costs incurred in
                        recovering possession of the Security Assets;

                (ii)    SECOND, in or towards payment pro rata of any unpaid
                        fees, costs and expenses of the Finance Parties (other
                        than the Swap Banks) to the extent not recovered under
                        paragraph (i) above under this Agreement and the Finance
                        Documents;

                (iii)   THIRD, in or towards payment pro rata of any accrued but
                        unpaid interest payable to the Finance Parties (other
                        than the Swap Banks) under this Agreement and the
                        Finance Documents;

                (iv)    FOURTH, in or towards payment pro rata of any Break
                        Costs of the Lenders due but unpaid and payable to the
                        Finance Parties (other than the Swap Banks) under this
                        Agreement and the Finance Documents;

                (v)     FIFTH, in or towards payment pro rata of any principal
                        in respect of this Agreement and the Finance Documents
                        due but unpaid;

                (vi)    SIXTH, in or towards payment pro rata to the Finance
                        Parties (other than the Swap Banks) of any other amounts
                        which are due but unpaid by the Borrowers to any of the
                        Finance Parties (other than the Swap Banks) under the
                        Finance Documents in such order as the Finance Parties
                        (other than the Swap Banks) shall in their absolute
                        discretion determine;

                (vii)   SEVENTH, any periodic payments (not being payments as a
                        result of termination or closing out) due but unpaid pro
                        rata to the Swap Banks under the Swap Agreements;

                (viii)  EIGHTH, in or towards payment pro rata of payments as a result of termination or closing out due but unpaid to
                        the Swap Banks; and

                (ix)    NINTH, after all amounts payable or which may become
                        payable under the Finance Documents have been paid in
                        full and the Finance Documents have been discharged

                                       41

                        and the payments under subparagraph (viii) have been
                        made, in payment of the surplus, if any, to the
                        Representative Borrower or other persons entitled
                        thereto.

        (b)     Subject to the terms of the DPP, the Facility Agent must, if so directed by all the Lenders, vary the order set out at
                paragraphs (a)(ii) to (a)(vi) above.

        (c)     This Clause 13.7 will override any appropriation made by a
                Borrower.

13.8    TIMING OF PAYMENTS

        If a Finance Document does not provide for when a particular payment is due, that payment will be due within three (3) Business Days of demand by the relevant Finance Party.

14.     REPRESENTATIONS

14.1    REPRESENTATIONS

        The representations set out in this Clause 14 are made, unless otherwise stated, by each Borrower in respect of itself or (if the relevant provision so states) one or more of them each in respect of itself to the Finance Parties.

14.2    STATUS

        (a)     With respect to the Representative Borrower, it is a limited liability company, duly incorporated and validly existing under the laws of the Republic of the Marshall Islands and with
                respect to each of the Borrowers other than the Representative
                Borrower, it is a limited liability company, duly formed and validly existing under the laws of its jurisdiction of
                incorporation.

        (b)     It and each of its Subsidiaries, if any, has the power to own its assets and carry on its business as it is being conducted.

        (c)     The Representative Borrower is the legal and beneficial owner of all the share capital of each of the other Borrowers.

14.3    POWERS AND AUTHORITY

        It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Finance
        Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

14.4    LEGAL VALIDITY

        Subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement, each
        Finance Document to which it is a party is its legally binding, valid and enforceable obligation.

14.5    NON-CONFLICT

        The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not conflict in any material respect with:

        (a)     any law or regulation applicable to it;

        (b)     its or any of its Subsidiaries' constitutional documents; or

                                       42

        (c)     any document which is binding upon it or any of its Subsidiaries or any of its or its Subsidiaries' assets.

14.6    NO DEFAULT

        (a)     No Default is outstanding or will result from the execution of, or the performance of any transaction contemplated by, any
                Finance Document.

        (b)     No other event is outstanding which constitutes a default under any document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries' assets to an extent or in a manner which is reasonably likely to have a Material Adverse
                Effect.

14.7    AUTHORISATIONS

        Except for registration of (i) the Mortgages and the relevant Vessels at the registry of the Approved Flag State, (ii) any Security Agreement
        creating a charge over Security Assets of the Borrowers with the
        Registrar of Companies in the jurisdiction of incorporation of the relevant Borrower or (iii) any relevant Security Agreement under the
        Companies Act 2006, all authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

14.8    FINANCIAL STATEMENTS

        The audited consolidated financial statements of the Representative
        Borrower most recently delivered to the Facility Agent (or, until delivery of the first audited financial statements, the Opening Balance
        Sheet) together with any other financial information supplied to the
        Facility Agent by the Representative Borrower:

        (a)     have been prepared in accordance with U.S. GAAP, consistently applied;

        (b)     have been audited in accordance with U.S. GAAP; and

        (c)     fairly represent its financial condition (consolidated, if applicable) as at the date to which they were drawn up,

        except, in each case, as disclosed to the contrary in those financial statements or other information.

14.9    NO MATERIAL ADVERSE CHANGE

        There has been no material adverse change in the ability of the
        Borrowers to make all the required payments under this Agreement or the validity or enforceability of this Agreement since the date of the IPO or following the receipt by the Facility Agent of a Compliance
        Certificate, since the date of the then latest Compliance Certificate.

14.10   LITIGATION

        No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency (including, but not limited to, investigative proceedings) which, if on the balance of probabilities is likely to be adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief)
        been started against the Borrowers or any of them.

                                       43

14.11   PARI PASSU RANKING

        Its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

14.12   TAXES ON PAYMENTS

        All amounts payable by it to the Facility Agent under the Finance
        Documents and the Related Contracts may be made without any Tax
        Deduction.

14.13   STAMP DUTIES

        Except as notified in writing to and accepted by the Facility Agent, no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of any Finance Document or
        Related Contract.

14.14   ENVIRONMENT

        Except as may already have been disclosed by the Representative Borrower in writing to the Facility Agent:

        (a)     each of the Borrowers and their respective Environmental
                Affiliates have, without limitation, complied with the
                provisions of all applicable Environmental Laws in relation to each Vessel actually delivered to it;

        (b)     each of the Borrowers and their respective Environmental
                Affiliates have obtained all requisite Environmental Approvals in relation to each Vessel actually delivered to it and are in compliance with such Environmental Approvals;

        (c)     neither the Borrowers nor any of their respective Environmental
                Affiliates have received notice of any Environmental Claim in relation to a Vessel actually delivered to a Borrower which alleges that any of the Borrowers or any of their respective
                Environmental Affiliates is not in compliance with applicable
                Environmental Laws in relation to such Vessel or Environmental
                Approvals in relation to such Vessel;

        (d)     there is no Environmental Claim in relation to any Vessel
                actually delivered to that Borrower pending or threatened which is such that a first class owner or operator of vessels such as the Vessels, making all due enquiries and complying in all respects with its obligations under the ISM Code, ought to have known about; and

        (e)     there has been no Release of Hazardous Materials by or in
                respect of any Vessel actually delivered to a Borrower, about which a first class owner or operator of vessels such as the
                Vessels making all due enquiries and complying in all respects with its obligations under the ISM Code ought to have known about.

14.15   SECURITY INTERESTS

        No Security Interest exists over its or any of its Subsidiary's assets which would cause a breach of Clause 16.5 (Security Interests).

                                       44

14.16   SECURITY ASSETS

        Each Borrower is or will on the creation of the relevant Security
        Interest solely and absolutely entitled to the Security Assets over which it has or will create any Security Interest pursuant to the
        Security Documents to which it is, or will be, a party and there is no agreement or arrangement under which it is obliged to share any proceeds of or derived from such Security Assets with any third party.

14.17   ISM CODE COMPLIANCE

        In respect of the Delivered Vessels, the Subsequent Vessels and any
        Additional Vessel, on the Delivery Date in respect of the relevant
        Vessel, the relevant Borrower is in full compliance with the ISM Code in respect of that Vessel.

14.18   ISPS CODE COMPLIANCE

        In respect of the Delivered Vessels, the Subsequent Vessels and any
        Additional Vessel, on the Delivery Date in respect of the relevant
        Vessel, the relevant Borrower is in full compliance with the ISPS Code in respect of that Vessel.

14.19   NO AMENDMENTS TO RELATED CONTRACTS

        Other than as notified to and agreed by the Facility Agent in writing, there have been no amendments to any of the Related Contracts.

14.20   MONEY LAUNDERING

        Any borrowing by each Borrower and the performance of its obligations hereunder and under the other Finance Documents to which it is a party will be for its own account and will not involve any breach by it of any law or regulatory measure relating to money laundering as defined in
        Article 1 of the Directive (91/308/EEC) of the Council of the European
        Communities or any equivalent law or regulatory measure in any other jurisdiction.

14.21   INSOLVENCY

        (a)     No Borrower is unable, nor admits or has admitted its inability, to pay its debts or has suspended making payments on any of its debts.

        (b)     No Borrower has commenced, or intends to commence, negotiations with one or more of its creditors with a view to rescheduling any of its Financial Indebtedness.

        (c)     The value of the assets of each Borrower is not less than its liabilities (taking into account contingent and prospective liabilities).

        (d)     No moratorium has been, or may, in the reasonably foreseeable future be, declared in respect of any indebtedness of any
                Borrower.

        (e)     No reorganisation or liquidation of any Borrower has occurred.

14.22   IMMUNITY

        (a)     The execution by it of each Finance Document to which it is a party constitutes, and the exercise by it of its rights and performance of its obligations under each such Finance Document will constitute, private and commercial acts performed for private and commercial purposes.

                                       45

        (b)     It will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance
                Document.

14.23   NO ADVERSE CONSEQUENCES

        (a)     It is not necessary under the laws of its jurisdiction of
                incorporation:

                (i)     in order to enable any Finance Party to enforce its
                        rights under any Finance Document; or

                (ii)    by reason of the execution of any Finance Document or
                        the performance by it of its obligations under any
                        Finance Document,

                that any Finance Party should be licensed, qualified or
                otherwise entitled to carry on business in each Borrower's jurisdiction of incorporation; and

        (b)     No Finance Party will be deemed to be resident, domiciled or carrying on business in its jurisdiction of incorporation by reason only of the execution, performance and/or enforcement of any Finance Document.

14.24   JURISDICTION/GOVERNING LAW

        (a)     Its:

                (i)     irrevocable submission under this Agreement to the
                        jurisdiction of the courts of England;

                (ii)    agreement that this Agreement is governed by English
                        law; and

                (iii)   agreement not to claim any immunity to which it or its
                        assets may be entitled,

                are legal, valid and binding under the laws of each relevant
                Borrower's jurisdiction of incorporation.

        (b)     Any judgment obtained in England will be recognised and be enforceable by the courts of each relevant Borrower's
                jurisdiction of incorporation, subject to any statutory or other conditions of such jurisdiction.

14.25   TIMES FOR MAKING REPRESENTATIONS

        (a)     The representations set out in this Clause 14 are made by each
                Original Borrower on the date of this Agreement.

        (b)     Unless a representation is expressed to be given at a specific date (in which event it shall be deemed to be given on that date), the representations in Clauses:

                (i)     14.2 (Status), 14.3 (Powers & Authority), 14.4 (Legal
                        Validity), 14.5 (Non-conflict), 14.6 (No Default) 14.7
                        (Authorisations), 14.8 (Financial Statements), 14.11
                        Pari Passu Ranking), 14.21 (Insolvency), 14.22
                        (Immunity) and 14.24 (Jurisdiction/Governing Law) are
                        deemed to be repeated by each Borrower on the date of
                        each Request , on each Utilisation Date and the first
                        day of each Term.;

                (ii)    14.9 (No material adverse change), 14.10 (Litigation),
                        are deemed to be repeated by each Borrower on each
                        Utilisation Date; and

                                       46

                (iii)   14.14 (Environment), 14.16 (Security Assets), 14.19 (No
                        amendments to Related Contracts) and 14.20 (Money
                        laundering) are deemed to be repeated on each
                        Utilisation Date in respect of, the Vessel being
                        delivered/financed on that date, the Related Contracts
                        relating to that Vessel (in the case of 14.14
                        (Environment)) and the borrowing being made on that date
                        (in the case of 14.20 (Money laundering)).

        (c)     When a representation is repeated, it is applied to the
                circumstances existing at the time of repetition.

15.     INFORMATION COVENANTS

15.1    FINANCIAL STATEMENTS

        (a)     The Representative Borrower must supply to the Facility Agent in sufficient copies (which may take the form of an electronic copy) for all the Lenders:

                (i)     its audited consolidated financial statements for each
                        of its financial years ending after the date hereof;

                (ii)    the other Borrowers' unaudited financial statements for
                        each of their financial years ending after the date
                        hereof; and

                (iii)   its quarterly management accounts for each quarter-year
                        of each of its financial years.

        (b)     All financial statements must be supplied promptly after they are available and in any event:

                (i)     in the case of audited consolidated financial statements
                        of the Representative Borrower, within 120 days of the
                        end of the relevant financial period;

                (ii)    in the case of unaudited financial statements of each
                        other Borrower, within 120 days of the end of the
                        relevant financial period; and

                (iii)   in the case of quarterly management accounts of the
                        Representative Borrower, within sixty (60) days of the
                        end of each quarter.

        (c)     The Facility Agent shall send to each Lender all of the
                financial statements received by it under this Clause 15.1 within fifteen (15) days of receipt of such financial
                statements.

15.2    FORM OF FINANCIAL STATEMENTS

        (a)     Each Borrower must ensure that each set of its financial
                statements supplied under this Agreement fairly represents the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up.

        (b)     The Representative Borrower must notify the Facility Agent of any change to the basis on which its audited financial
                statements are prepared.

        (c)     If requested by the Facility Agent, the Representative Borrower must supply or procure that the following are supplied to the
                Facility Agent:

                (i)     a full description of any change notified under
                        paragraph (b) above; and

                (ii)    sufficient information to enable the Facility Agent to
                        make a proper comparison between the financial position
                        shown by the set of financial statements prepared on

                                       47

                        the changed basis and its most recent audited
                        consolidated financial statements delivered to the
                        Facility Agent under this Agreement.

        (d)     If requested by the Facility Agent, the Representative Borrower must enter into discussions for a period of not more than thirty
                (30) days with a view to agreeing to any amendments required to be made to this Agreement to place the Facility Agent in the same position as it would have been in if the change had not happened. Any agreement between the Representative Borrower and the Facility Agent will be, with the prior consent of the
                Majority Lenders, binding on all parties.

        (e)     If no agreement is reached under paragraph (d) above on the required amendments to this Agreement, the Representative
                Borrower must ensure that its auditors certify those amendments;
                the certificate of the auditors will be, in the absence of manifest error, binding on all the Parties.

15.3    COMPLIANCE CERTIFICATE

        (a)     The Representative Borrower must supply to the Facility Agent a
                Compliance Certificate in the form attached at Part 3 of
                Schedule 7within 120 days of 31 December 2007 and thereafter (i)
                within 60 days of each quarter end for each quarter other than the last quarter of each year, and (ii) within 120 days of the quarter end for the fourth quarter of each year, with in each case, each set of its financial statements sent to the Facility
                Agent under this Agreement.

        (b)     Each Compliance Certificate supplied by the Representative
                Borrower must be signed by its chief financial officer or chief executive officer.

15.4    ACCESS TO BOOKS AND RECORDS

        Upon the request of the Facility Agent, the Representative Borrower shall provide the Facility Agent and any of its representatives, professional advisors and contractors with access to, and permit inspection of, its duly authorised and each of the other Borrower's books and records, in each case at reasonable times and upon reasonable notice, if the Facility Agent is unable to obtain or locate such information from the SEC website or the Representative Borrower's website.

15.5    INFORMATION - MISCELLANEOUS

        The Representative Borrower must supply to the Facility Agent in sufficient copies (which may take the form of an electronic copy) for all the Lenders:

        (a)     copies of all documents despatched by it to its creditors
                generally or any class of them or, as the case may be, by any
                Borrowers to its creditors or any class of them at the same time as they are despatched;

        (b)     copies of all notices and minutes relating to any Extraordinary
                General Meeting of its or any Borrower's shareholders at the same time as they are despatched;

        (c)     promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, or to the knowledge of a Borrower threatened or pending against it or any Borrower and which might, if adversely determined, have a
                Material Adverse Effect; and

                                       48

        (d)     promptly on request, such further information, in sufficient copies for all the Lenders, regarding the financial condition and operations of the Borrower or any Borrower as the Facility
                Agent may reasonably request.

15.6    NOTIFICATION OF DEFAULT

        (a)     Unless the Facility Agent has already been so notified, the
                Representative Borrower must notify the Facility Agent of any
                Default (and the steps, if any, being taken to remedy it)
                promptly upon becoming aware of its occurrence.

        (b)     Promptly on request by the Facility Agent but not more often than once in each period of 12 months, unless the Facility
                Agent, acting reasonably, believes an Event of Default has occurred and is continuing (in which event the Facility Agent shall be entitled to make such requests as and when it considers it appropriate to do so), the Representative Borrower must supply to the Facility Agent a certificate, signed by two of its authorised signatories on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the
                Default and the steps, if any, being taken to remedy it.

15.7    YEAR END

        None of the Borrowers may change its financial year end without the prior consent of the Facility Agent, such consent not to be unreasonably withheld.

15.8    KNOW YOUR CUSTOMER REQUIREMENTS

        (a)     Each Borrower must promptly, on the request of the Facility
                Agent, supply to it any documentation or other evidence which is reasonably requested by the Facility Agent (whether for itself, on behalf of a Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable know your customer requirements.

        (b)     Each Lender must promptly on the request of the Facility Agent supply to the Facility Agent any documentation or other evidence which is reasonably required by the Facility Agent to carry out and be satisfied with the results of all know your customer requirements.

16.     GENERAL COVENANTS

16.1    GENERAL

        Each Borrower agrees to be bound by the covenants set out in this Clause
        16 relating to it. To the extent that a Vessel ceases to be a Vessel in accordance with the terms of this Agreement, the relevant Borrower shall no longer be bound by the covenants set out in this Clause 16 in so far as these covenants relate to that Vessel.

16.2    AUTHORISATIONS

        Each Borrower must promptly obtain, maintain and comply, in all material respects, with the terms of any authorisation required under any
        Applicable Law to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

                                       49

16.3    COMPLIANCE WITH LAWS

        Each Borrower must comply and must procure that the Manager complies in all respects with all Applicable Laws to which it is subject where failure to do so is reasonably likely to have a Material Adverse Effect.

16.4    PARI PASSU RANKING

        Each Borrower must ensure that its payment obligations under the Finance
        Documents rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

16.5    SECURITY INTERESTS

        No Borrower shall, and shall procure that the Manager does not, create or permit to subsist any Security Interest over the Obligatory
        Insurances or any other Security Assets or any Related Contract other than:

        (a)     Permitted Liens; or

        (b)     with the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders).

16.6    DISPOSALS

        (a)     The Representative Borrower may not during any period of three consecutive calendar years, either in a single transaction or in a series of transactions and whether related or not and whether voluntary or involuntary, sell, transfer or otherwise dispose of any of its assets with a net (taking into account acquisitions)
                aggregate value in excess of US$300,000,000 (of which no more than US$200,000,000 in aggregate shall be in respect of
                Identified Vessels (calculated on the basis of the sale prices of such Identified Vessels)), in each case, without the consent of the Facility Agent (acting on the instructions of the
                Majority Lenders).

        (b)     Except as provided in paragraphs (c) and (d) below, no Borrower other than the Representative Borrower may, either in a single transaction or in a series of transactions and whether related or not and whether voluntary or involuntary, sell, transfer or otherwise dispose of all or any part of its assets.

        (c)     Paragraph (b) above does not apply to any disposal (i) between
                Borrowers (ii) in the ordinary course of business on an arm's length basis, for fair market value in respect of any Borrower other than the Representative Borrower or (iii) of assets (other than any Vessel) in exchange for other assets comparable or superior as to type, value and quality or (iv) any other
                disposal consented to in writing by the Facility Agent (acting on the instructions of the Majority Lenders).

        (d)     To the extent that Identified Vessels are owned by any Borrower other than the Representative Borrower, the Borrowers shall be entitled to dispose of such Identified Vessels, provided that no more than US$200,000,000 worth of Identified Vessels (calculated on the basis of the sale prices of such Identified Vessels (when aggregated with the sale prices of Identified Vessels disposed of by all of the Borrowers) are disposed of during any period of three consecutive calendar years. Transfers between Borrowers shall be ignored for the purposes of this Clause.

                                       50

16.7    CHANGES TO OWNERSHIP

        (a)     Subject to the Pledges of Shares, the Representative Borrower
                shall, at all times, remain the legal and beneficial owner of all of the issued shares in each other Borrower.

        (b)     During the first three (3) months after the Closing Date, the shareholding of CMA CGM in the Representative Borrower shall not be reduced in accordance with Rule 144 of the Securities
                Exchange Commission.

16.8    NO OTHER BUSINESS ASSETS OR FINANCIAL INDEBTEDNESS

        (a)     The Borrowers shall not engage in any business other than the direct or indirect ownership, operation, management and
                chartering of container vessels and any business incidental thereto, nor shall any Borrower incur any Financial Indebtedness to be secured in any way on the Vessels, or any of them, or any other Security Asset other than the Financial Indebtedness contemplated by this Agreement or the Swap Agreements.

        (b)     The Representative Borrower and GSLS may incur (subject to paragraph (d) below)other indebtedness or issue guarantees against financial loss of any person on an unsecured basis or secured on assets which are not, and will not at any time be,
                Security Assets.

        (c)     No Borrower other than the Representative Borrower and GSLS may incur or permit to be outstanding any Financial Indebtedness other than (i) Financial Indebtedness incurred under the Finance
                Documents; (ii) any trade debt or expenses related to the
                operation, maintenance, ownership or use of a Vessel incurred by the relevant Borrower in the ordinary course of business and
                (iii) inter-company debt owed to or from another Borrower.

        (d)     Any inter-company debt owed by the Representative Borrower or by
                GSLS to a company which is not a Borrower shall be fully
                subordinated to any Financial Indebtedness under the Finance
                Documents.

16.9    PAYMENT OF DIVIDENDS

        The Representative Borrower shall not pay any dividends or make any other distributions (whether by loan or otherwise) to shareholders unless, under Applicable Law and accounting principles in its jurisdiction of incorporation it is entitled to distribute such dividend or such other distribution, no Event of Default has occurred and is continuing or would result from the payment of such dividend or other distribution and it is in compliance with its funding obligations in respect of the Retention Accounts.

16.10   CHANGE OF BUSINESS

        (a)     Unless otherwise agreed with the Facility Agent, the
                Representative Borrower must maintain its place of business, and keep its corporate documents and records, at the address stated
                in the definition of Representative Borrower on the first page, and the Representative Borrower will not establish, or do
                anything as a result of which it would be deemed to have, a place of business in any country other than the Republic of the
                Marshall Islands or Bermuda unless otherwise agreed with and notified to the Facility Agent such agreement not to be
                unreasonably withheld.

        (b)     Unless otherwise agreed with the Facility Agent, each other
                Borrower must maintain its place of business, and keep its corporate documents and records, (i) in the case of an Original
                Borrower at the relevant address stated in the definition of
                Original Borrower on page one and (ii) in the case of any other
                Borrowers (other than the Representative

                                       51

                Borrower), at an address in Cyprus, the Marshall Islands or the
                United Kingdom stated in the Borrower Accession Agreement
                pursuant to which such person becomes a Borrower., No Borrower will establish, or do anything as a result of which it would be deemed to have, a place of business in any country other than the country stated in the definition of Original Borrower on page one or the United Kingdom (in the case of an Original
                Borrower) or in Cyprus, the Marshall Islands or the United
                Kingdom (in the case of any other Borrower (other than the
                Representative Borrower)) unless otherwise agreed with and notified to the Facility Agent such agreement not to be
                unreasonably withheld.

        (c)     Any change in the place of business of:

                (i)     the Representative Borrower from the Marshall Islands to
                        Bermuda or vice versa shall be promptly notified in
                        writing to the Facility Agent;

                (ii)    any Original Borrower from the country stated in the
                        definition of Original Borrower on page one to the
                        United Kingdom or vice versa; or

                (iii)   any other Borrower (other than the Representative
                        Borrower or an Original Borrower) from one in Cyprus,
                        the Marshall Islands or the United Kingdom to another in
                        Cyprus, the Marshall Islands or the United Kingdom,

                shall be promptly notified in writing to the Facility Agent.

16.11   MERGERS

        No Borrower shall enter into any amalgamation, demerger, merger or reconstruction otherwise than under an intra-group re-organisation on a solvent basis or other transaction agreed by the Facility Agent (acting on the instructions of the Majority Lenders).

16.12   SECURITY

        The relevant Borrower:

        (a)     will procure, at the Applicable Time, that the relevant Mortgage is submitted for registration with the registry of the relevant
                Approved Flag State and that upon registration the relevant
                Mortgage will, and will continue to be, registered as a first priority mortgage with the registry of the relevant Approved
                Flag State;

        (b)     without prejudice to paragraph (a) above will procure that the
                Mortgages and any other security conferred by it under any
                Security Document are registered as a first priority interest with the relevant authorities within the period prescribed by the Applicable Laws and is maintained and perfected with the relevant authorities;

        (c)     will at its own cost, use best efforts to ensure that any
                Finance Document validly creates the obligations and Security
                Interests which it purports to create; and

        (d)     without limiting the generality of paragraph (a) above, will at its own cost, promptly register, file, record or enrol any
                Finance Document with any court or authority, pay any stamp, registration or similar tax payable in respect of any Finance
                Document, give any notice or take any other step which, in the reasonable opinion of the Facility Agent, is or has become necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence in its jurisdiction of incorporation, any jurisdiction where the relevant Borrower has a place of business and the jurisdiction which is the relevant
                Vessel's

                                       52

                Approved Flag State or to ensure or protect the priority of any
                Security Interest which it creates.

16.13   TRANSACTIONS WITH AFFILIATED COMPANIES

        No Borrower may enter into any material transaction with any Affiliate of it unless it is either (i) to comply with any obligations that
        Borrower may have under the Finance Documents or (ii) on an arm's length basis or on terms reasonably consistent with and having a substantially similar commercial effect to an arm's length transaction.

16.14   REGISTRATION OF THE VESSELS

        (a)     The relevant Borrower shall and procure that the Manager shall:

                (i)     procure and maintain with effect from the Applicable
                        Time, the valid and effective provisional registration
                        of the relevant Vessel under the flag of the relevant
                        Approved Flag State and shall effect permanent
                        registration of the Vessel within six months or such
                        shorter period of time for which a provisional
                        registration is valid for the Approved Flag which
                        relates to that Vessel, from the Applicable Time or, if
                        earlier, the date on which the provisional registration
                        of such Vessel ceases to be valid and shall ensure
                        nothing is done or omitted by which the registration of
                        the Vessels would or might be defeated or imperilled;
                        and

                (ii)    not change the name of its Vessel without notifying the
                        Facility Agent, or change the port of registration of
                        its Vessel to an Approved Flag State without complying
                        with paragraph (c) below.

        (b)     As at the date of this Agreement, each of the Approved Flag
                States is regarded by the Lenders as an acceptable state of registration, subject to the right of the Facility Agent (acting on the reasonable instructions of the Majority Lenders) to treat such Approved Flag State as not being acceptable at any time in the future. If the Facility Agent notifies the Representative
                Borrower to that effect, such Approved Flag State shall be removed from Schedule 10 and Schedule 10 as so amended shall be the list of Approved Flag States from then on for the purposes of this Agreement. Subject to the prior approval of the Facility
                Agent (acting on the reasonable instructions of the Majority
                Lenders), the Representative Borrower may at any time request that other flag states are to be included in the list of
                Approved Flag States. Following such approval, Schedule 10 shall be amended so as to include such new flag state and Schedule 10, as so amended, shall be Schedule 10 from then on for the
                purposes of this Agreement.

        (c)     Each Borrower shall provide the Facility Agent with 30 days'
                notice of an intention to change the port of registration of its
                Vessel to another Approved Flag State during which time the
                Representative Borrower shall provide the Facility Agent with such information as the Facility Agent requires to agree the form of mortgages and the registration steps required in such new Approved Flag State and the Facility Agent receives a legal opinion from counsel in the Approved Flag State in form and substance satisfactory to the Facility Agent and such other documentary conditions precedent as the Facility Agent may reasonably require.

16.15   PARTIAL PREPAYMENTS OR ADDITIONAL SECURITY

        (a)     The Borrowers will not permit the Leverage Ratio from time to time to be higher than 75 per cent., such Leverage Ratio to be tested as provided in paragraph (c) below.

                                       53

        (b)     If on any determination date the Leverage Ratio is higher than
                75 per cent., the Borrowers will immediately following a request of the Facility Agent to do so (i) prepay such amount of the
                Loans as will ensure that the Leverage Ratio is less than or equal to 75 per cent.; or (ii) provide or cause to be provided to the Facility Agent such additional funds into the Retention
                Account as is necessary to bring the Leverage Ratio equal to or less than 75 per cent.; or; (iii) provide such additional
                security, in all respects satisfactory to the Facility Agent
                (acting on the instructions of the Majority Lenders), such that the Leverage Ratio is less than or equal to 75 per cent. For the purposes of determining the Leverage Ratio, the additional security shall have attributed to it such value as the Facility
                Agent (acting on the instructions of the Majority Lenders) shall determine or in the case of additional security constituted by cash, its full value.

        (c)     The Facility Agent shall be entitled to test such Leverage Ratio on (i) the Closing Date and quarterly thereafter on each date on which a Compliance Certificate is to be provided by the
                Representative Borrower in accordance with Clause 15.3(a) and
                (ii) on the date falling one (1) month before the expiry of any
                Time Charter in respect of a Vessel or, in the event of the early termination of a Time Charter, on the date falling two (2)
                months after such termination, provided such Time Charter has not, by such date, been extended on terms satisfactory to the
                Facility Agent or a replacement Acceptable Charter has not been entered into in respect of that Vessel. For the purposes of this paragraph (c), the Market Value of the Vessels shall be
                determined in accordance with Clause 18.1(a) (Valuation).

        (d)     If any Vessel becomes a Total Loss, it shall, as of the earlier of (i) the date of receipt by the Facility Agent of the proceeds of insurance relating to such Total Loss and (ii) the date falling one hundred and twenty (120) days after the Date of
                Total Loss, cease to be a Vessel for the purposes of this
                paragraph (d), PROVIDED that, if any insurance proceeds or
                Requisition Compensation are received by the Facility Agent in respect of a Total Loss of such Vessel they shall be applied in accordance with Clause 16.25 (Proceeds from sale or Total Loss of a Vessel).

        (e)     Clauses 6.7 (Voluntary prepayment and cancellation) and 6.9
                (Miscellaneous provisions) shall apply, mutatis mutandis, to any prepayment made pursuant to this Clause.

16.16   CLASSIFICATION AND REPAIR

        The relevant Borrower will, and will procure that the Manager will from the Applicable Time:

        (a)     ensure that its Vessel is surveyed from time to time as required by the classification society in which such Vessel is for the time being entered (such classification society to be part of the International Association of Classification Societies
                (IACS)) and maintain and preserve such Vessel in good working order and repair, ordinary wear and tear excepted, and in any event in such condition as will entitle each to the
                classification that it has as of the Delivery Date with Lloyds
                Register of Shipping or Det Norske Veritas, (or to the
                equivalent classification in another IACS classification society of like standing acceptable to the Facility Agent (acting on the instructions of the Majority Lenders, themselves acting
                reasonably)), free of all material overdue conditions and
                overdue recommendations;

        (b)     not without the prior written consent of the Facility Agent
                (acting on the instructions of the Majority Lenders) (such consent not to be unreasonably withheld), cause or permit to be made any change to the classification society in which its
                Vessel is for the time being entered;

        (c)     procure that, other than repairs and replacements required by law or safety regulations, all repairs to or replacement of any damaged, worn or lost parts or equipment shall be effected

                                       54

                in such manner (both as regards workmanship and quality of materials) as not to diminish the value of its Vessel;

        (d)     other than as may be required by law or safety regulations, not without the prior written consent of the Facility Agent acting on the instructions of the Majority Lenders (such consent not to be unreasonably withheld), remove any material part of its
                Vessel, or any item of equipment installed on such Vessel unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better
                condition than the part or item removed, is free from any
                Security Interest (other than a Permitted Security Interest) or any right in favour of any person other than the Facility Agent and becomes on installation on that Vessel the property of the
                Borrower owning the relevant Vessel and subject to the security constituted by the relevant Security Document(s) provided that the relevant Borrower may install and remove equipment owned by a third party if the equipment can be removed without any risk of damage to that Vessel;

        (e)     ensure that its Vessel complies with all Applicable Laws from time to time applicable to vessels registered under the laws and flag of the relevant Approved Flag State or such other flag, under which that Vessel may be registered from time to time in accordance with this Agreement; and

        (f)     other than as may be required by law or safety regulations, not without the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders) (such consent not to be unreasonably withheld), cause or permit to be made any substantial change in the structure, type or performance
                characteristics of its Vessel and provide notification of such substantial changes in structure, type or performance
                characteristics of that Vessel to the Facility Agent and,
                furthermore, provide confirmation to the Facility Agent that such substantial change in structure, type or performance
                characteristics of that Vessel shall not result in a breach of any covenant under this Agreement.

16.17   LAWFUL AND SAFE OPERATION

        Each Borrower will, and will procure that the Manager will, at all times after the Applicable Time:

        (a)     operate its Vessel and cause its Vessel to be operated in a manner consistent in all material respects with any and all laws, regulations, treaties and conventions (and all rules and regulations issued thereunder) from time to time applicable to that Vessel;

        (b)     not cause or permit its Vessel to trade with, or within the territorial waters of any country in which her safety could reasonably be expected to be imperilled by exposure to piracy, terrorism, arrest, requisition, confiscation, forfeiture,
                seizure, destruction or condemnation as prize unless that Vessel is insured for such trade on insurance terms which comply with the requirements of Clauses 16.28 and 16.30;

        (c)     not cause or permit its Vessel to be employed in any manner which will or may give rise to any reasonable degree of
                likelihood that such Vessel would be liable to requisition, confiscation, forfeiture, seizure, destruction or condemnation as prize unless that Vessel is insured for such employment on insurance terms which comply with the requirements of Clauses
                16.28 and 16.30;

        (d)     not cause or permit its Vessel to be employed in any trade or business which is forbidden by international law or is illicit or in carrying illicit or prohibited goods;

        (e)     in the event of hostilities in any part of the world (whether war be declared or not) not cause or permit its Vessel to be employed in carrying any contraband goods and that she does not

                                       55

                trade in any zone after it has been declared a war zone by any authority or by any of that Vessel's war risks Insurers unless that Vessel's Insurers shall have confirmed to the Borrower that such Vessel is held covered under the Obligatory Insurances for the voyage(s) in question; and

        (f)     not charter its Vessel or permit its Vessel to serve under any contract of affreightment with any foreign country or national of any foreign country which would be contrary to Applicable Law or would render any Finance Document or the security conferred by the Security Documents unlawful.

16.18   REPAIR OF THE VESSELS

        The relevant Borrower will not and will procure that the Manager will not, at any time after the Applicable Time, put its Vessel into the possession of any person for the purpose of work being done upon her beyond the amount of 5 per cent. of the then Market Value of that Vessel
        , other than for classification or scheduled dry docking unless the cost of the relevant work is covered by insurance or such person shall have given an undertaking to the Facility Agent not to exercise any lien on that Vessel or Obligatory Insurances for the cost of that work or otherwise.

16.19   ARRESTS AND LIABILITIES

        The relevant Borrower will, and will procure that the Manager will, at all times after the Applicable Time:

        (a)     pay and discharge all obligations and liabilities whatsoever which have given or may give rise to liens (other than liens arising in the ordinary course of operation of its Vessel in each case for amounts the payment of which is not yet due or, if due and payable, is being disputed in good faith by appropriate proceeding (and for the payment of which adequate reserves have been provided or are and continue to be available)) on or claims enforceable against any that Vessel and take all reasonable steps to prevent a threatened arrest of that Vessel;

        (b)     notify the Facility Agent promptly in writing of the levy of either distress on its Vessel or her arrest, detention, seizure, condemnation as prize, compulsory acquisition or requisition for title or use and (save in the case of compulsory acquisition or requisition for title or use) obtain her release within thirty
                (30) days;

        (c)     pay and discharge when due all dues, taxes, assessments,
                governmental charges, fines and penalties lawfully imposed on or in respect of its Vessel or that Borrower except those which are being disputed in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided or are and continue to be available) and provided that the continued
                existence of such dues, taxes, assessments, governmental
                charges, fines or penalties does not give rise to any reasonable degree of likelihood that that Vessels would be liable to
                arrest, requisition, confiscation, forfeiture, seizure,
                destruction or condemnation as prize; and

        (d)     pay and discharge all other obligations and liabilities
                whatsoever in respect of its Vessel and the Obligatory
                Insurances except those which are being disputed in good faith by appropriate proceedings (and for the payment of which
                adequate reserves have been provided or are and continue to be available) and provided that the continued existence of those obligations and liabilities in respect of that Vessel and the
                Obligatory Insurances does not give rise to any reasonable degree of likelihood that that Vessel would be liable to arrest, requisition, confiscation, forfeiture, seizure, destruction or condemnation as prize and

                                       56

                provided always that each Vessel remains properly managed and insured at all times in accordance with the terms of this
                Agreement.

16.20   RELATED CONTRACTS

        Save as agreed to the contrary in or permitted by the Finance Documents, none of the Borrowers shall take any action, enter into any document or agreement or omit to take any action or to enter into any document or agreement which would, or could reasonably be expected to, cause any
        Related Contract to cease to remain in full force and effect and shall use all reasonable endeavours to procure that each other party to any
        Related Contract does not take any action, enter into any document or agreement or omit to take any action or to enter into any document or agreement which would, or could reasonably be expected to, cause any
        Related Contract to cease to remain in full force and effect.

16.21   ENVIRONMENT

        The relevant Borrower shall, and shall procure that the Manager shall, at all times after the Applicable Time:

        (a)     comply with all applicable Environmental Laws including, without limitation, requirements relating to the establishment of
                financial responsibility (and shall require that all
                Environmental Affiliates of the Borrower comply with all
                applicable Environmental Laws) and obtain and comply with all required Environmental Approvals, which Environmental Laws and
                Environmental Approvals relate to its Vessel or her operation or her carriage of cargo; and

        (b)     promptly upon the occurrence of any of the following events, provide to the Facility Agent a certificate of an officer of that Borrower or of that Borrower's agents specifying in detail the nature of the event concerned:

                (i)     the receipt by that Borrower or any Environmental
                        Affiliate (where that Borrower has knowledge of the
                        receipt) of any Environmental Claim in relation to its
                        Vessel; or

                (ii)    any Release of Hazardous Materials by its Vessel.

16.22   INFORMATION REGARDING THE VESSELS

        The relevant Borrower shall, and shall procure that the Manager shall, at all times after the Applicable Time in relation to its Vessel:

        (a)     promptly notify the Facility Agent of the occurrence of any accident, casualty or other event which has caused or resulted in or may cause or result in that Vessel being or becoming a
                Total Loss;

        (b)     promptly notify the Facility Agent of any requirement or
                recommendation made by any Insurer or classification society or by any competent authority which is not complied with in a timely manner;

        (c)     promptly notify the Facility Agent of any intended dry docking of that Vessel (whether routine or otherwise);

        (d)     promptly notify the Facility Agent of any Environmental Claim being made in connection with that Vessel or its operation;

                                       57

        (e)     promptly notify the Facility Agent of any claim for breach of the ISM Code being made in connection with that Vessel or its operation;

        (f)     promptly notify the Facility Agent of any claim for breach of the ISPS Code being made in connection with that Vessel or its operation;

        (g)     give to the Facility Agent from time to time on request such information, in sufficient copies (which may take the form of electronic copies) for all the Lenders, as the Facility Agent may reasonably require regarding that Vessel, her employment, position and engagements;

        (h)     provide the Facility Agent with copies of the Vessel's
                classification certificate and of all periodic damage or survey reports on that Vessel which the Facility Agent may reasonably request;

        (i)     promptly furnish the Facility Agent with full information of any casualty or other accident or damage to that Vessel involving an amount in excess of US1,000,000 (or equivalent);

        (j)     give to the Facility Agent and its duly authorised
                representatives reasonable access to any of the Vessels for the purpose of conducting on board inspections and/or surveys of the
                Vessel and pay the reasonable expenses incurred by the Facility
                Agent in connection with the inspections and/or surveys provided that, unless a Default has occurred and is continuing, such inspections and/or surveys shall not take place at the expense of the Borrowers more than once a year and the Facility Agent shall co-operate with the Borrowers in respect of the timing for and the place where such surveys take place in order to minimise disruption to the activities of that Vessel; and

        (k)     if the Facility Agent reasonably believes an Event of Default may have occurred, furnish to the Facility Agent from time to time upon reasonable request certified copies of the ship's log in respect of that Vessel.

16.23   PROVISION OF FURTHER INFORMATION

        The relevant Borrower shall, and shall procure that the Manager shall, as soon as practicable following receipt of a request by the Facility
        Agent, provide the Facility Agent, with sufficient copies for all the
        Lenders, with any additional or further financial or other information relating to its Vessel, the Obligatory Insurances or to any other matter relevant to, or to any provision of, a Finance Document which the
        Facility Agent may reasonably request.

16.24   MANAGEMENT

        The relevant Borrower shall, and shall procure that the Manager shall, ensure that at all times after the Applicable Time:

        (a)     its Vessel is managed by the Manager and, in the case of a newbuild, its construction is supervised by the Manager; and

        (b)     save as provided in the acknowledgement from the Manager to the assignment of the relevant Management Agreement effected by the relevant General Assignment, no Manager may terminate or
                materially vary the terms of its management or appoint an
                alternative manager, without the prior written consent of the
                Facility Agent (acting on the instructions of the Majority
                Lenders).

                                       58

16.25   PROCEEDS FROM SALE OR TOTAL LOSS OF A VESSEL

        (a)     The Borrowers shall procure that the proceeds from a sale or
                Total Loss of a Vessel shall immediately upon receipt by any
                Borrower be paid to the Facility Agent for application in
                accordance with Clause ERROR! REFERENCE SOURCE NOT FOUND. and
                6.3(c)(Mandatory prepayment - Sale or Total Loss of a Vessel).

        (b)     For and so long as any Borrower holds any such proceeds as referred to in paragraph (a), it shall do so on trust for the
                Facility Agent.

16.26   CHARTERS

        (a)     Save as set out in Clause 16.26(b) below, no Borrower will charter-in any vessels or let its Vessel on demise, consecutive voyage or voyage charter for any period without the consent of the Facility Agent (acting on the instructions of the Majority
                Lenders) such consent not to be unreasonably withheld, save with or to any Subsidiary of the Borrower.

        (b)     A Borrower may charter-in any vessel on demise, time,
                consecutive voyage or voyage charter having a duration (taking into account any optional extensions) of 3-months maximum
                provided always that there shall be no more than 3 vessels on such short-term charters at any time.

        (c)     Each Borrower shall be entitled to let its Identified Vessels in accordance with the terms of the initial Time Charters and any other Acceptable Charter PROVIDED always that each Borrower shall remain primarily liable to perform all the obligations assumed by it under the Finance Documents.

        (d)     If a Vessel is no longer let on an Acceptable Charter such
                Vessel shall cease to be an Additional Vessel.

        (e)     Each of the Acceptable Charterers is regarded by the Lenders as an acceptable charterer of any of the Vessels, subject to the right of the Facility Agent (acting on the reasonable
                instructions of the Majority Lenders, acting reasonably) to treat such Acceptable Charterer as not being acceptable in the future. If the Facility Agent notifies the Representative
                Borrower to that effect, such Acceptable Charterer shall be removed from Schedule 9 and Schedule 9 as so amended shall be the list of Acceptable Charterers for the purposes of this
                Agreement. Subject to the prior approval of the Facility Agent
                (acting on the reasonable instructions of the Majority Lenders acting reasonably), a Borrower may at any time request that other charterers are to be included in the list of Acceptable
                Charterers. Following such approval, Schedule 9 shall be amended so as to include such new charterer and Schedule 9 from then on for purposes of this Agreement shall be construed as so amended.

16.27   TERMINATION OF TIME CHARTER

        (a)     At all times following the Applicable Time, the Representative
                Borrower shall advise the Facility Agent of any of the following events in respect of a Vessel:

                (i)     any breach of the terms of a Time Charter which could
                        lead to a termination of the Time Charter, by the
                        relevant Charterer of which the relevant Borrower
                        becomes aware;

                (ii)    the termination of a Time Charter by either the relevant
                        Borrower or the relevant Charterer; or

                                       59

                (iii)   as soon as it becomes aware of such event, the
                        occurrence of an insolvency event of the nature referred
                        to in Clause 19.6 (Insolvency), 19.7 (Insolvency
                        proceedings), 19.9 (Creditors' process) or 19.10
                        (Cessation of business) in respect of a Charterer,

                and upon the occurrence of any such event the Facility Agent shall be (acting on the instructions of the Majority Lenders)
                entitled to require that the relevant Borrower exercises all of its rights under the relevant Time Charter including, where applicable, the termination of the Time Charter in respect of the relevant Vessel.

16.28   SCOPE OF OBLIGATORY INSURANCES

(a)     Each Borrower will, in respect of its Vessel:

        (i)     at all times after the Applicable Time, keep that Vessel insured in the Required Insurance Amount, in Dollars in the name of the relevant Borrower or (if the Facility Agent so requires) in the joint names of the relevant Borrower and the Facility Agent without the Facility Agent being liable but having the right to pay premiums, (if available in the market on reasonable
                commercial terms) through brokers approved by the Facility Agent
                (acting on the instructions of the Majority Lenders) against fire and usual marine risks (including hull and machinery and
                Excess Risks) with approved underwriters or insurance companies approved by the Facility Agent (acting on the instructions of the Majority Lenders) and by policies in form and content
                approved by the Facility Agent (acting on the instructions of the Majority Lenders);

        (ii)    at all times after the Applicable Time, keep that Vessel insured in the Required Insurance Amount in the same manner as above against war risks (including risks of mines and all risks, whether or not regarded as war risks, London Blocking and
                Trapping Addendum and Missing Vessel Clause or their equivalent, excepted by the free of capture and seizure clauses in the standard form of Lloyds marine policy) either:

                (A)     with underwriters or insurance companies approved by the
                        Facility Agent (acting on the instructions of the
                        Majority Lenders) and by policies in form and content
                        approved by the Facility Agent (acting on the
                        instructions of the Majority Lenders); or

                (B)     by entering the relevant Vessel in an approved war risks
                        association,

                and for the avoidance of doubt, such war risks insurance will include protection and indemnity liability up to at least the
                Required Insurance Amount, excluding any liability in respect of death, injury or damage to crew; and

        (iii)   at all times after the Applicable Time, keep that Vessel entered in respect of her full value and tonnage in an approved
                protection and indemnity association against all risks as are normally covered by such protection and indemnity association
                (including pollution risks and the proportion not recoverable in case of collision under the running down clause inserted in the ordinary Lloyds policies), such cover for pollution risks to be for:

                (A)     a minimum amount of US$1,000,000,000 or such other
                        amount of cover against pollution risks as shall at any
                        time be comprised in the basic entry of each Vessel with
                        either a protection and indemnity association which is
                        an acceptable member of either the International Group
                        of protection and indemnity associations (or any
                        successor organisation designated by the Facility Agent
                        for this purpose) or the International Group (or such
                        successor organisation) itself; or

                                       60

                (B)     if the International Group or any such successor ceases
                        to exist or ceases to provide or arrange any cover for
                        pollution risks (or any supplemental cover for pollution
                        risks over and above that afforded by the basic entry of
                        each Vessel with its protection and indemnity
                        association), such aggregate amount of cover against
                        pollution risks as shall be available on the open market
                        and by basic entry with a protection and indemnity
                        association for ships of the same type, size, age and
                        flag as each respective Vessel,

                provided that, if any Vessel has ceased trading or is in lay up and in either case has unloaded all cargo, the level of
                pollution risks cover afforded by ordinary protection and
                indemnity cover available through a member of the International
                Group or such successor organisation or, as the case may be, on the open market in such circumstances shall be sufficient for such purposes.

(b)     Notwithstanding the provisions of paragraph (a) above, compliance with the Required Insurance Amount obligation shall be tested only (i) on each renewal date for the Obligatory Insurances and (ii) on each
        Utilisation Date, and the Borrowers shall be considered to have complied with their obligation to insure in the Required Amount if that obligation is satisfied in respect of each vessel on each date referred to in (i) and (ii) above.

16.29   MORTGAGEE'S INTEREST INSURANCE

(a)     In respect of each Vessel, from and including the Applicable Time, the
        Facility Agent may maintain, at the cost of the Borrowers, in the relevant Required Insurance Amount, and on such terms, through such insurers and in such manner as the Facility Agent (acting on the instructions of the Majority Lenders) may consider appropriate, a mortgagee's interest marine insurance indemnifying the Finance Parties for any Losses incurred directly or indirectly as a consequence of loss of or damage to a Vessel or a liability of a Vessel or, the Borrowers, which is:

        (i)     prima facie covered by an Obligatory Insurance; and

        (ii)    in respect of which there is a non-payment (or a reduced
                payment) by the underwriters because of:

                (A)     any allegation concerning any act, omission, knowledge
                        or privity on the part of any Borrowers, the operator or
                        manager of any Vessel or of any officer, employee or
                        agent of an such person; or

                (B)     any other matter capable of being insured against under
                        a mortgagee's interest marine insurance policy,

                and the Borrowers must indemnify the Facility Agent on demand in respect of all costs expenses and premiums incurred in
                connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

(b)     The Borrowers may (but shall not be obliged to) provide to the Facility
        Agent a competitive quote for comparable cover to that described in paragraph (a) with underwriters acceptable to the Facility Agent (acting on the instructions of the Majority Lenders). If the Borrowers do so,
        such quote shall be accepted by the Facility Agent,

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16.30   OBLIGATORY INSURANCES

        Without prejudice to its obligations under Clause 16.28 (Scope of
        Obligatory Insurances), each Borrower will :

        (a)     not without the prior consent of the Facility Agent (acting on the instructions of the Majority Lenders) alter any Obligatory
                Insurance nor make, do, consent or agree to any act or omission which would or might render any Obligatory Insurance invalid, void, voidable or unenforceable or render any sum paid out under any Obligatory Insurance repayable in whole or in part;

        (b)     not cause or permit its Vessel to be operated in any way
                inconsistent with the provisions or warranties of, or implied in, or outside the cover provided by, any Obligatory Insurance or to be engaged in any voyage or to carry any cargo not
                permitted by any Obligatory Insurances without first covering the relevant Vessel in the relevant Required Insurance Amount and her freights for an amount approved by the Facility Agent
                (acting on the instructions of the Majority Lenders) in Dollars or another approved currency with the Insurers;

        (c)     duly and punctually pay when due all premiums, calls,
                contributions or other sums of money from time to time payable in respect of any Obligatory Insurance;

        (d)     renew all Obligatory Insurances at least seven (7) days (or such shorter period as the Facility Agent may agree) before the relevant policies or contracts expire and procure that the approved brokers and/or war risks and protection and indemnity clubs and associations shall promptly confirm in writing to the
                Facility Agent as and when each renewal is effected;

        (e)     forthwith upon the effecting of any Obligatory Insurance, give written notice of the insurance to the Facility Agent stating the full particulars (including the dates and amounts) of the insurance, and on request produce the receipts for each sum paid by it pursuant to paragraph (c) above;

        (f)     not settle, release, compromise or abandon any claim in respect of any Total Loss unless the Facility Agent (acting on the instructions of the Majority Lenders) is satisfied that such release, settlement, compromise or abandonment will not
                prejudice the interests of the Finance Parties under or in relation to any Finance Document;

        (g)     arrange for the execution and delivery of such guarantees as may from time to time be required by any protection and indemnity or war risks club or association;

        (h)     procure that the interest of the Facility Agent is noted on all policies of insurance;

        (i)     procure that a loss payee provision in the relevant form
                scheduled to the General Assignment and reflecting the
                provisions of Clause 16.31 (Application of Insurance Proceeds)
                is endorsed on all policies of insurance;

        (j)     obtain from the relevant insurance brokers and P&I Club letters of undertaking in the forms scheduled to the relevant General
                Assignment or otherwise in market standard form; and

        (k)     in the event that a Borrower receives payment of any moneys under the relevant General Assignment, save as provided in the loss payable clauses scheduled to the relevant General
                Assignment, forthwith pay over the same to the Facility Agent and, until paid over, such moneys shall be held in trust for the
                Facility Agent by that Borrower.

                                       62

16.31   APPLICATION OF INSURANCE PROCEEDS

        (a)     All sums receivable in respect of the Obligatory Insurances after the occurrence of an Event of Default and whilst the same is continuing, shall be paid to the Facility Agent and the
                Facility Agent shall apply them in accordance with Clause 13.7
                (Payments).

        (b)     Subject to paragraph (a) above:

                (i)     each sum receivable in respect of a major casualty
                        (being any casualty in respect of which the claim or the
                        aggregate of the claims exceeds US$2,000,000 (or its
                        equivalent)), other than in respect of protection and
                        indemnity risk insurances, shall be paid to the Facility
                        Agent; and

                (ii)    the insurance moneys received by the Facility Agent in
                        respect of any such major casualty shall be paid:

                        (A)     to the person to whom the relevant liability
                                shall have been incurred; or

                        (B)     upon the relevant Borrower furnishing evidence
                                satisfactory to the Facility Agent that all loss
                                and damage resulting from the casualty has been
                                properly made good and repaired, to the relevant
                                Borrower or, at the option of the Facility
                                Agent, to the person by whom any repairs have
                                been or are to be effected.

                (iii)   The receipt by any such person referred to in paragraph
                        (A) and (B) of paragraph (ii) above shall be a full and
                        sufficient discharge of the same to the Facility Agent.

        (c)     Subject to paragraph (a) above, each sum receivable in respect of the Obligatory Insurances (insofar as the same are hull and machinery or war risks insurances) which does not exceed
                US$2,000,000 or its equivalent shall be paid in full to the relevant Borrower or to its order and shall be applied by it for the purpose of making good the loss and fully repairing all damage in respect of which the receivable shall have been
                collected.

        (d)     Subject to paragraph (a) above, each sum receivable in respect of protection and indemnity risk Obligatory Insurances shall be paid direct to the person to whom the liability, to which that sum relates, was incurred, or to the relevant Borrower in
                reimbursement to it of moneys expended in satisfaction of such liability.

        (e)     Notwithstanding any other provision in this Clause 16.31, all sums receivable in respect of Obligatory Insurances relating to a Total Loss shall be applied in accordance with Clause 6.

16.32   POWER OF FACILITY AGENT TO INSURE

        If any Borrower fails to effect and keep in force Obligatory Insurances or fails to procure that Obligatory Insurances are effected and kept in force in accordance with this Agreement, it shall be permissible, but not obligatory, for the Facility Agent to effect and keep in force insurance or insurances in the amounts required under this Agreement and entries in a protection and indemnity association or club and, if it deems necessary or expedient, to insure the war risks upon any Vessel, and the Borrowers will reimburse the Facility Agent for the costs of so doing.

16.33   ISM CODE

        The relevant Borrower shall, and shall procure that the Manager shall:

                                       63

        (a)     at all times after the Applicable Time be responsible for
                compliance by itself and by its Vessel with the ISM Code;

        (b)     at all times after the Applicable Time ensure that:

                (i)     its Vessel has a valid Safety Management Certificate (as
                        defined in the ISM Code);

                (ii)    its Vessel is subject to a safety management system (as
                        defined in the ISM Code) which complies with the ISM
                        Code; and

                (iii)   the Manager holds a valid Document of Compliance (as
                        defined in the ISM Code), a copy of which is held on
                        board the relevant Vessel ,

                and shall deliver to the Facility Agent, on or before the
                Applicable Time, a copy of a valid Safety Management Certificate in respect of the relevant Vessel, and a valid Document of
                Compliance in each case duly certified by an officer of the relevant Borrower;

        (c)     promptly notify the Facility Agent of any actual or upon
                becoming, aware of the same, threatened withdrawal of an
                applicable Safety Management Certificate or Document of
                Compliance;

        (d)     promptly upon becoming, aware of the same notify the Facility
                Agent of the occurrence of any accident or major non-conformity
                (as defined in the ISM Code) requiring action under the ISM
                Code.

16.34   ISPS CODE

        The relevant Borrower shall, and shall procure that the Manager shall, at all times after the Applicable Time:

        (a)     comply and be responsible for compliance by itself and by its
                Vessel with the ISPS Code;

        (b)     ensure that:

                (i)     its Vessel has a valid International Ship Security
                        Certificate;

                (ii)    its Vessel's security system and its associated security
                        equipment comply with section 19.1 of Part A of the ISPS
                        Code;

                (iii)   its Vessel's security system and associated security
                        equipment comply in all respects with the applicable
                        requirements of Chapter XI-2 of SOLAS and Part A of the
                        ISPS Code; and

                (iv)    an approved ship security plan is in place.

16.35   NO AMENDMENT TO RELATED CONTRACTS

        No Borrower shall amend or agree to any material amendment, to the
        Related Contracts without the prior written consent of the Facility
        Agent (acting on the instructions of the Majority Lenders).

16.36   HEDGING STRATEGY

        From the date of this Agreement until the Final Maturity Date, the
        Borrowers must maintain in place hedging arrangements in respect of the interest accruing on at least 50% of the outstanding Loans from time to time under this Agreement. The Representative Borrower shall give each of Fortis Bank

                                       64

        (Nederland) N.V., Citibank International plc and HSH Nordbank AG the
        right to match a quote from other financial institutions in respect of any such hedging arrangements.

16.37   DRY DOCKING

        The Representative Borrower (or the relevant Borrower) shall have or shall have provided to the Manager on the date of the scheduled dry docking of a Vessel, sufficient available liquid funds to meet all of its obligations under the Management Agreement (or otherwise) in relation to the cost of such scheduled dry docking in relation to that
        Vessel.

17.     FINANCIAL COVENANTS

17.1    DEFINITIONS

        In this Clause:

        CASH AND CASH EQUIVALENTS means, as at any date of determination:

        (a)     cash in hand or on deposit in the Accounts;

        (b)     any investment in marketable obligations issued or guaranteed by the government of the United States of America, Canada or the
                United Kingdom or by an instrumentality or agency of the
                government of the United States of America, Canada or the United
                Kingdom, maturing within one (1) year after the relevant date of calculation;

        (c)     time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a credit rating of either A by S&P or
                Fitch or A2 by Moody's which time deposits and certificates of deposit mature within one (1) year after the relevant date of calculation;

        (d)     repurchase obligations with a term of not more than ninety (90)
                days for underlying securities of the type referred to in
                paragraph (b) above entered into with any bank meeting the qualifications specified in paragraph (c);

        (e)     open market commercial paper:

                (i)     for which a recognised trading market exists;

                (ii)    issued in the United States of America, Canada or the
                        United Kingdom;

                (iii)   which matures within one (1) year after the relevant
                        date of calculation; and

                (iv)    which has a credit rating of either A-1 by S&P or Fitch
                        or P-1 by Moody's, or, if no rating is available in
                        respect of the commercial paper, the issuer of which
                        has, in respect of its long-term debt obligations, an
                        equivalent rating;

        (f)     any other instrument, security or investment approved by the
                Majority Lenders,

        in each case, to which each of the Borrowers is beneficially entitled at that time and, which is unencumbered (other than by any of the Security
        Documents).

        CASH BALANCE means the sum of Cash and Cash Equivalents.

        DEBT SERVICE means the sum of:

                                       65

        (a)     Net Interest Expense, and

        (b)     scheduled repayments of bank borrowings and principal repayments of finance leases.,

        less any amounts accruing for payment to the Borrowers for that period under the Swap Agreements

        EBITDA means the sum of:

        (a)     revenue; and

        (b)     less operating expenses excluding gains or losses on disposal of property and equipment;

        For the avoidance of doubt, depreciation and amortization, impairment of assets, amortization of government subsidies, income from associates and jointly controlled entities, and any other non operating income or expenses shall not be included in the calculation of EBITDA.

        FINANCIAL NET DEBT means the sum of:

        (a)     all interest-bearing liabilities, being the sum of non-current financial debt and current financial debt; for the avoidance of doubt, obligations under finance leases shall be included and derivative financial instruments shall not be included in the calculation of interest-bearing liabilities,

        (b)     less Cash Balance.

        INTEREST EXPENSE means all cash interest incurred by the Borrowers during a Measurement Period.

        NET INTEREST EXPENSE means the sum of:

        (a)     Interest Expense on Total Financial Debt,

        (b)     less interest income from Cash and Cash Equivalents;

        NET WORTH means at any time the amount paid up or credited as paid up on the issued share capital of the Representative Borrower based on the then latest published audited balance sheet of the Representative
        Borrower (the latest balance sheet) but adjusted by:

        (a)     adding any amount standing to the credit of the profit and loss account of the Representative Borrower for the period ending on the date of the latest balance sheet;

        (b)     deducting any dividend or other distribution declared,
                recommended or made by the Representative Borrower;

        (c)     deducting any amount standing to the debit of the profit and loss account of the relevant Borrower for the period ending on the date of the latest balance sheet;

        (d)     deducting any amount attributable to any intangible asset (other than goodwill);

        (e)     reflecting any variation in the amount of the issued share capital of the Representative Borrower and the capital and revenue reserves of the Representative Borrower after the date of the latest balance sheet; and

        (f)     excluding any amount attributable to minority interests.

        SHAREHOLDERS' EQUITY means the sum of:

                                       66

        (a)     share capital,

        (b)     reserves and retained earnings, and

        (c)     profit for the period.

        For the avoidance of doubt, minority interests and government grants shall not be included in the calculation of Shareholders' Equity.

        TOTAL CAPITALIZATION means the sum of:

        (a)     Total Financial Debt and

        (b)     Shareholders' Equity.

        TOTAL FINANCIAL DEBT means the sum of:

        (a)     all interest-bearing liabilities, being the sum of non-current financial debt and current financial debt; for the avoidance of doubt, obligations under finance leases shall be included and derivative financial instruments shall not be included in the calculation of interest-bearing liabilities, and

        (b)     the total amount of financial commitments in relation to
                operating leases which are not recognized in the balance sheet.

17.2    INTERPRETATION

        (a)     Except as provided to the contrary in this Agreement, an
                accounting term used in this Clause is to be construed in
                accordance with U.S. GAAP.

        (b)     Any amount in a currency other than Dollars is to be taken into account at its Dollar equivalent calculated on the basis of:

                (i)     the Facility Agent's spot rate of exchange for the
                        purchase of the relevant currency in the London foreign
                        exchange market with Dollars at or about 11.00 a.m. on
                        the day the relevant amount falls to be calculated; or

                (ii)    if the amount is to be calculated on the last day of a
                        financial period of the Borrower, the relevant rates of
                        exchange used by the Borrower in, or in connection with,
                        its financial statements for that period.

        (c)     No item must be credited or deducted more than once in any calculation under this Clause.

17.3    CASH BALANCE

        The Representative Borrower must ensure that the Cash Balance always exceeds the lower of (i) fifteen million Dollars (US$15,000,000) or (ii)
        six (6) months' Net Interest Expense of the Borrowers.

17.4    MINIMUM NET WORTH

        The Representative Borrower must ensure that its Net Worth is at least two hundred million Dollars (US$200,000,000) or such other sum to be agreed by the Facility Agent acting on the instructions of the Majority
        Lenders.

                                       67

17.5    FINANCIAL NET DEBT RATIO

        The Representative Borrower must ensure that the ratio of its Financial
        Net Debt to its Total Capitalisation shall not exceed 75%.

17.6    EBITDA TO DEBT SERVICE RATIO

        The Representative Borrower must ensure that the ratio of EBITDA to its
        Debt Service is always greater than or equal to 1.10 to 1 on a trailing four quarterly basis.

17.7    TESTING OF FINANCIAL COVENANTS

        Each of the financial covenants set out in Clauses 17.4 (Minimum Net
        Worth) to 17.6 (EBITDA to Debt Service Ratio) (inclusive) shall be tested by reference to each rolling twelve (12) month Measurement Period as evidenced by a Compliance Certificate provided by the Representative
        Borrower in respect of the financial covenants in accordance with Clause
        15.3 (Compliance Certificate).

18.     VALUATION

18.1    VALUATION

        For the purposes of this Clause 18:

        (a)     the Market Value of any Vessel shall be the mean average of two valuations each certified in Dollars and carried out by two of the Approved Valuers, reporting to the Facility Agent by way of written reports in form and substance satisfactory to the
                Facility Agent (acting reasonably) on the basis of a sale for prompt delivery of the Vessel for cash (free of Security
                Interests), on a without charter basis and at arm's-length on normal commercial terms as between willing seller and buyer without a physical survey.

        (b)     In the case of (a) above, there shall be deducted from any value or valuation the amount which is owing or might become owing and which is secured on the asset concerned by any prior or equal ranking Security Interest (other than in favour of the Facility
                Agent to secure the Secured Liabilities) excluding Permitted
                Liens.

18.2    DELIVERY OF VALUATIONS

        (a)     In respect of each Delivered Vessel, the Representative Borrower will procure a valuation on the basis described in Clause
                18.1(a) (Valuation) not more than thirty (30) days prior to the
                Closing Date.

        (b)     In respect of each Subsequent Vessel, the Representative
                Borrower will procure a valuation on the basis described in
                Clause 18.1(a) (Valuation) not more than thirty (30) days prior to the Delivery Date of that Subsequent Vessel.

        (c)     In respect of any Additional Vessel, the Representative Borrower
                will procure a valuation not more than thirty (30) days and not less than ten (10) days prior to the earlier of (i) the date of a Request in relation to a drawing under a Loan in respect of such Additional Vessel, (ii) the Delivery Date of such
                Additional Vessel or (iii) the date the vessel is to be
                designated an Additional Vessel in accordance with Clause
                3.1(h).

        (d)     In addition to the Valuations pursuant to Clauses 18.2(a), (b)
                and (c), the Representative Borrower will procure a valuation of each Vessel on the basis described in Clause 18.1(a)

                                       68

                (Valuation) within each consecutive six (6) month period (the first such period commencing on the Closing Date) at the time agreed between the Representative Borrower and the Facility
                Agent, prepared in accordance with the relevant provisions of
                Clause 18.1 (Valuation).

        (e)     The Representative Borrower will procure in favour of the
                Facility Agent and the Approved Valuers, all such information, as they may reasonably (having regard to the use and operation of the Vessel) require in order to effect such valuations.

        (f)     If an Event of Default has occurred and is continuing, the
                Representative Borrower shall if no Valuations have been made within the three (3) month period immediately preceding the occurrence of the Event of Default, procure such valuations of any Vessel from such of the Approved Valuers as the Facility
                Agent shall require. In addition the Facility Agent may at any time following an Event of Default, procure its own valuations, at its own expense, for the purposes of calculating the
                financial covenants under this Agreement, such valuations to be obtained on a basis which is consistent with the provisions of
                Clause 18.1.

        (g)     All valuations shall be at the expense of the Borrowers.

        (h)     Any valuation under this Clause 18 shall be binding and
                conclusive (save for manifest error).

19.     DEFAULT

19.1    EVENTS OF DEFAULT

        Each of the events set out in this Clause 19 is an Event of Default.

19.2    NON-PAYMENT

        A Borrower does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance
        Documents, unless the non-payment is remedied within four (4) Business
        Days of the due date.

19.3    BREACH OF OTHER OBLIGATIONS

        (a)     Each Borrower does not comply with any term of the Finance
                Documents, unless the non-compliance:

                (i)     is capable of remedy; and

                (ii)    is remedied within seven (7) Business Days of the
                        Facility Agent giving notice to the Representative
                        Borrower.

                The Borrowers acknowledge that for the purposes of paragraph (i)
                above, non-compliance with the following shall not be capable of remedy:

                        (A)     Clause 16.12(a) and 16.12(b) (Security);

                        (B)     Clause 16.14(a)(i) (Registration of the
                                Vessels);

                        (C)     Clause 16.28 (Scope of Obligatory Insurances);
                                and

                        (D)     Clause 17 (Financial Covenants).

                                       69

19.4    MISREPRESENTATION

        A representation made or repeated by a Borrower (or by any other Party other than a Finance Party or the Account Bank) in any Finance Document
        or in any document delivered by or on behalf of a Borrower under any
        Finance Document is incorrect in any material respect when made or deemed to be repeated.

19.5    CROSS-DEFAULT

        Any of the following occurs in respect of any Borrower:

        (a)     any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);

        (b)     any of its Financial Indebtedness:

                (i)     becomes prematurely due and payable; or

                (ii)    is placed on demand; or

                (iii)   is capable of being declared by a creditor to be
                        prematurely due and payable or being placed on demand,

                in each case, as a result of an event of default (howsoever described) and after the expiry of any applicable grace period;
                or

        (c)     any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default (howsoever
                described),

        (d)     any event of default as defined in any of the Swap Agreements, occurs and is continuing following the expiry of any applicable grace periods,

        unless the aggregate amount of Financial Indebtedness falling within paragraphs (a) to (c) above is less than US$15,000,000 or its equivalent
        (in the case of the Representative Borrower) or US$10,000,000 or its equivalent (in the case of any other Borrower).

19.6    INSOLVENCY

        Any of the following occurs in respect of a Borrower:

        (a)     it is, or is deemed for the purposes of any Applicable Law to be, unable to pay its debts as they fall due or insolvent;

        (b)     it admits its inability to pay its debts as they fall due;

        (c)     it suspends making payments on any of its debts or announces an intention to do so;

        (d)     by reason of actual or anticipated financial difficulties, it begins negotiations with any creditor for the rescheduling of any of its indebtedness; or

        (e)     a moratorium is declared in respect of any of its indebtedness.

        If a moratorium occurs in respect of a Borrower, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.

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19.7    INSOLVENCY PROCEEDINGS

        (a)     Except as provided in paragraph (b) below, any of the following occurs in respect of a Borrower:

                (i)     any step is taken with a view to a moratorium, a
                        composition, assignment or similar arrangement with any
                        of its creditors;

                (ii)    a meeting of its shareholders, directors or other
                        officers is convened for the purpose of considering any
                        resolution to petition for or to file documents with a
                        court for its winding-up, administration or dissolution
                        and any such resolution is passed;

                (iii)   any person presents a petition, or files documents with
                        a court for its winding-up, administration or
                        dissolution;

                (iv)    an order for its winding-up, administration or
                        dissolution is made;

                (v)     any liquidator, trustee in bankruptcy, judicial
                        custodian, compulsory manager, receiver, administrative
                        receiver, administrator or similar officer is appointed
                        in respect of it or any of its material assets;

                (vi)    its directors, shareholders or other officers request
                        the appointment of, or give notice of their intention to
                        appoint a liquidator, trustee in bankruptcy, judicial
                        custodian, compulsory manager, receiver, administrative
                        receiver, administrator or similar officer; or

                (vii)   any other analogous step or procedure is taken in any
                        jurisdiction.

        (b)     Paragraph (a) above does not apply to a frivolous or vexatious petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within fourteen (14) days or other action is taken with the prior consent of the Facility Agent.

19.8    CHANGE OF CONTROL

        A Change of Control occurs in relation to the Representative Borrower without the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders).

19.9    CREDITORS' PROCESS

        Any attachment, sequestration, distress, execution or analogous event affects any asset(s) of a Borrower, having an aggregate value of ten million Dollars (US$10,000,000) or its equivalent and is not discharged within fourteen (14) days.

19.10   CESSATION OF BUSINESS

        A Borrower ceases, or threatens to cease, to carry on business except as a result of any disposal not prohibited under this Agreement.

19.11   FAILURE TO PAY FINAL JUDGMENT

        Any Borrower fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction within the time given for payment.

                                       71

19.12   EFFECTIVENESS OF FINANCE DOCUMENTS

        (a)     It is or becomes unlawful for a Borrower or any other Party
                (other than a Finance Party or the Account Bank) to perform any of its material obligations under the Finance Documents.

        (b)     Any Finance Document is not effective or is alleged by a
                Borrower to be ineffective for any reason.

        (c)     Any material provision of a Finance Document is not effective or is alleged by any Party (other than a Finance Party, a Borrower or the Account Bank) to be ineffective for any reason.

        (d)     A Borrower repudiates any material provision of a Finance
                Document or evidences an intention to repudiate any material provision of a Finance Document.

        (e)     Any Party (other than a Finance Party or the Account Bank)
                repudiates any material provision of a Finance Document or evidences an intention to repudiate any material provision of a
                Finance Document.

19.13   INVALIDITY OF SECURITY DOCUMENTS

        Any of the Security Documents ceases to be valid in any material respect or any of those Security Documents creating a Security Interest in favour of the Facility Agent ceases to provide a perfected first priority security interest in favour of the Facility Agent.

19.14   CHARTER DEFAULT

        (a)     Any default by the CMA CGM Charterer which would entitle the relevant Borrower to terminate the relevant Time Charter , which has occurred and is continuing in respect of three or more of the Time Charters associated with the Identified Vessels.

        (b)     Any default by an Approved Charterer or by CMA CGM under any
                Approved Charter or any Charter Guarantee which would entitle the relevant Borrower to terminate the relevant Time Charter, which has occurred and is continuing in respect of (i) at least three (3) of the Time Charters and/ or Charter Guarantees in relation to Identified Vessels or (ii) at least half by number of the Time Charters and/ or Charter Guarantees associated with any one Approved Charterer (provided that, in the case of (ii), the relevant Approved Charterer is the charterer of at least 25%
                by number of all of the Vessels).

19.15   ACCELERATION

        If an Event of Default is outstanding, the Facility Agent may, or shall if the Majority Lenders so instruct it, by notice to the Borrowers:

        (a)     cancel the undrawn, uncancelled amount of the Maximum Available
                Facility Amount; and/or

        (b)     declare that all or part of any amounts outstanding under the
                Finance Documents are:

                (i)     immediately due and payable; and/or

                (ii)    payable on demand by the Facility Agent.

        Any notice given under this Subclause will take effect in accordance with its terms.

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20.     SECURITY

20.1    FACILITY AGENT AS TRUSTEE

        Unless expressly provided to the contrary herein or in any Finance
        Document and except as otherwise required by Applicable Law, the
        Facility Agent holds any security created by a Security Document on trust for the Finance Parties.

20.2    RESPONSIBILITY

        The Facility Agent is not liable or responsible to any other Finance
        Party for:

        (a)     any failure in perfecting or protecting the security created by any Security Document; or

        (b)     any other action taken or not taken by it in connection with any
                Security Document,

        unless directly caused by its gross negligence or wilful misconduct.

20.3    TITLE

        The Facility Agent may accept, without enquiry, the title (if any) a
        Borrower may have to any asset over which security is intended to be created by any Security Document.

20.4    POSSESSION OF DOCUMENTS

        The Facility Agent is not obliged to hold in its own possession any
        Security Document, title deed or other document in connection with any asset over which security is intended to be created by a Security
        Document.

20.5    INVESTMENTS

        Except as otherwise provided in any Security Document, all moneys received by the Facility Agent under a Security Document will, until utilised, be invested in the name of, or under the control of, the
        Facility Agent in any investments selected by the Facility Agent (acting on the instructions of the Majority Lenders). Additionally, those moneys may be placed on deposit in the name of, or under the control of, the
        Facility Agent at any bank or institution (including itself) and upon such terms as it may think fit. Any interest or profit earned by the
        Facility Agent in connection with such investments shall be that of the
        Borrowers and added to the Security Assets.

20.6    APPROVAL

        Each Finance Party confirms its approval of each Security Document.

20.7    RELEASE OF SECURITY

        (a)     If a disposal of any asset subject to security created by a
                Security Document is made to a third party in the following circumstances:

                (i)     the Majority Lenders agree to the disposal;

                (ii)    the disposal is allowed by the terms of the Finance
                        Documents and will not result or could not reasonably be
                        expected to result in any breach of any term of any
                        Finance Document;

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                (iii)   the disposal is being made at the request of the
                        Facility Agent in circumstances where any security
                        created by the Security Documents has become
                        enforceable; or

                (iv)    the disposal is being effected by enforcement of a
                        Security Document,

                and, in any such case, the Facility Agent is satisfied that the
                Leverage Ratio will not be greater than 75% following any such disposal, the asset being disposed of will be released from any security over it created by a Security Document. However, the proceeds of any disposal (or an amount corresponding to them)
                must be applied in accordance with the requirements of the
                Finance Documents (if any).

        (b)     If, on any date of determination of the Leverage Ratio (which occurs after the Borrowers have provided the Facility Agent with additional security pursuant to Clause 16.15(b) (Partial
                prepayments or additional security), the Leverage Ratio is equal to or less than 75%, the Borrowers may, within ten (10) Business
                Days of such valuation, request that the Facility Agent releases any additional security (which does not constitute a Vessel which has been taken into account in the calculation of the
                Leverage Ratio) and provided that:

                (i)     the Facility Agent is satisfied that following the
                        release of such additional security the Leverage Ratio
                        (disregarding the additional security to be released)
                        would be equal to or less than 75%; and

                (ii)    no Default has occurred and is continuing,

                such additional security shall be released.

        (c)     Following the Final Maturity Date and provided that all the
                Loans have been irrevocably and unconditionally repaid in full to the satisfaction of the Finance Parties, the Security
                Interests under the Security Documents will be released.

        (d)     If the Facility Agent is satisfied that a release is allowed under this Subclause 21.7, the Facility Agent must execute (at the request and expense of the Borrowers) any document which is reasonably required to achieve that release. Each other Finance
                Party irrevocably authorises the Facility Agent to execute any such document.

20.8    CO-SECURITY AGENT

        (a)     The Facility Agent may appoint a separate security agent or a co-security agent in any jurisdiction outside the United States of America:

                (i)     if the Facility Agent considers that without the
                        appointment the interests of the Lenders under the
                        Finance Documents might be materially and adversely
                        affected;

                (ii)    for the purpose of complying with any law, regulation or
                        other condition in any jurisdiction; or

                (iii)   for the purpose of obtaining or enforcing a judgment or
                        enforcing any Finance Document in any jurisdiction.

        (b)     Any appointment under this Subclause will only be effective if the security agent or co-security agent confirms to the Facility
                Agent and the Representative Borrower that it is bound by the terms of this Agreement as if it were the Facility Agent by executing and delivering to the Facility Agent an accession agreement in a form to be agreed between the Representative
                Borrower and the Facility Agent.

                                       74

        (c)     The Facility Agent may remove any security agent or co-security agent appointed by it and may appoint a new security agent or co-security agent in its place.

        (d)     The Borrowers must pay to the Facility Agent any reasonable remuneration agreed by the Representative Borrower paid by the
                Facility Agent to any security agent or co-security agent
                appointed by it, together with any related costs and expenses properly incurred by the security agent or co-security agent.

20.9    PARALLEL DEBT

        (a)     For the purposes of the Dutch Security the Borrowers hereby irrevocably and unconditionally undertake to pay to the Facility
                Agent amounts equal to any amounts owing by the Borrowers
                (whether owed as borrower of a facility or as joint and several obligor) to the relevant Finance Parties under the Finance
                Documents as and when the same fall due for payment thereunder, so that the Facility Agent shall be the obligee of such covenant to pay and shall be entitled to claim performance thereof in its own name and not as agent acting on behalf of the relevant
                Finance Parties. Each Borrower and the Facility Agent
                acknowledge that for this purpose such obligations of each
                Borrower are several and are separate and independent from, and without prejudice to, the identical obligations which each
                Borrower has to the Finance Parties under the relevant Finance
                Documents, provided that this shall not, at the same time, result in any Borrower incurring an aggregate obligation to any such Finance Parties under the Finance Documents. To this end and without prejudice to the foregoing, it is agreed that (a)
                the amounts due and payable by each Borrower under this Clause
                20.9 (the PARALLEL DEBT) shall be decreased to the extent that any Borrower paid any amounts to the Finance Parties or any of them in respect of the Secured Liabilities and vice versa and
                (b) the Parallel Debt shall not exceed the aggregate of the corresponding obligations which any Borrower has to the Finance
                Parties under the Finance Documents.

        (b)     Nothing in this Clause shall in any way negate, affect or
                increase the obligations of the Borrowers to any Finance Parties under the Finance Documents in respect of the Secured
                Liabilities. For the purpose of this Clause, the Facility Agent acts in its own name and on behalf of itself and not as agent or representative of any other party hereto and any security
                granted to the Facility Agent to secure the Parallel Debt is granted to the Facility Agent in its capacity as creditor of the
                Parallel Debt and solely for the purpose referred to above.

20.10   DUTCH SECURITY

        (a)     The Facility Agent shall obtain any Security Interest provided under or pursuant to a Security Document governed by Dutch law
                (the DUTCH SECURITY) in its own name.

        (b)     The Facility Agent shall have full and unrestricted entitlement to and authority in respect of the Dutch Security, provided that it shall be under an obligation to exercise such rights (and perform such obligations) in accordance with the contractual undertakings set out in any Finance Document.

21.     THE ADMINISTRATIVE PARTIES

21.1    APPOINTMENT AND DUTIES OF THE FACILITY AGENT

        (a)     Save as provided in Clause 20.10 (Dutch Security), each Finance
                Party (other than the Facility Agent) irrevocably appoints the
                Facility Agent to act as its agent under the Finance Documents.

        (b)     Each Finance Party irrevocably authorises the Facility Agent on its behalf to:

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                (i)     perform the duties and to exercise the rights, powers
                        and discretions that are specifically given to it under
                        the Finance Documents, together with any other
                        incidental rights, powers and discretions; and

                (ii)    execute each Finance Document expressed to be executed
                        by the Facility Agent on that Party's behalf.

        (c)     The Facility Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

21.2    ROLE OF THE ARRANGERS

        Except as specifically provided in the Finance Documents, the Arrangers in their capacity as Arrangers have no obligations of any kind to any other Party in connection with any Finance Document.

21.3    NO FIDUCIARY DUTIES

        Except as specifically provided in a Finance Document, nothing in the
        Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person. No Administrative Party needs to hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

21.4    INDIVIDUAL POSITION OF AN ADMINISTRATIVE PARTY

        (a)     If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other
                Lender and may exercise those rights and powers as though it were not an Administrative Party.

        (b)     Each Administrative Party may:

                (i)     carry on any business with the Borrower or its related
                        entities (including acting as an agent or a trustee for
                        any other financing); and

                (ii)    retain any profits or remuneration it receives under the
                        Finance Documents or in relation to any other business
                        it carries on with the Borrower or its related entities.

21.5    RELIANCE

        The Facility Agent may:

        (a)     rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

        (b)     rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

        (c)     engage, pay for and rely on professional advisors selected by it including those representing a Party other than the Facility
                Agent; and

        (d)     act under the Finance Documents through its personnel and
                agents.

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21.6    MAJORITY LENDERS' INSTRUCTIONS

        (a)     The Facility Agent is fully protected if it acts on the
                instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the
                Majority Lenders will be binding on all the Lenders. In the absence of instructions, then unless the Finance Documents expressly provide that the Facility Agent acts on the
                instructions of the Majority Lenders in exercising the relevant right, power or discretion, the Facility Agent may act as it considers to be in the best interests of all the Lenders.

        (b)     Each Lender acknowledges and confirms that it shall act in a reasonable manner when reaching any decision as to the exercise or non-exercise of any right, power or discretion by the
                Facility Agent.

        (c)     The Facility Agent may assume that unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party or the Majority Lenders has not been
                exercised.

        (d)     The Facility Agent is not authorised to act on behalf of a
                Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings in connection with any Finance
                Document.

        (e)     The Facility Agent may require the receipt of security
                satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of the Majority Lenders.

21.7    RESPONSIBILITY

        (a)     No Administrative Party is responsible to any other Finance
                Party for the adequacy, accuracy or completeness of:

                (i)     any Finance Document or any other document; or

                (ii)    any statement or information (whether written or oral)
                        made in or supplied in connection with any Finance
                        Document.

        (b)     No Administrative Party is responsible for the legality,
                validity, effectiveness, adequacy, completeness or
                enforceability of any Finance Document or any other document.

        (c)     Without affecting the responsibility of each Borrower for
                information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

                (i)     has made, and will continue to make, its own independent
                        appraisal of all risks arising under or in connection
                        with the Finance Documents (including the financial
                        condition and affairs of the Borrower and its related
                        entities and the nature and extent of any recourse
                        against any Party or its assets);

                (ii)    has not relied exclusively on any information provided
                        to it by any Administrative Party in connection with any
                        Finance Document; and

                (iii)   approves the form and content of each Finance Document.

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        (d)     The Facility` Agent is not liable to any Finance Party for any failure in perfecting or protecting any Security Interest unless directly caused by its gross negligence or wilful misconduct.
                This includes any failure to:

                (i)     make any necessary registration, recording or filing of
                        or otherwise protect the relevant Security Interest
                        under any law in any jurisdiction;

                (ii)    give notice to any person of the execution of any
                        Security Document; or

                (iii)   obtain any authorisation for the creation of any
                        Security.

21.8    EXCLUSION OF LIABILITY

        (a)     The Facility Agent is not liable or responsible to any other
                Finance Party for any action taken or not taken by it in
                connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

        (b)     No Party (other than the Facility Agent) may take any
                proceedings against any officer, employee or agent of the
                Facility Agent in respect of any claim it might have against the
                Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in connection with any
                Finance Document. Any officer, employee or agent of the Facility
                Agent may rely on this Subclause and enforce its terms under the
                Contracts (Rights of Third Parties) Act 1999.

21.9    DEFAULT

        (a)     The Facility Agent is not obliged to monitor or enquire whether a Default has occurred. The Facility Agent is not deemed to have knowledge of the occurrence of a Default.

        (b)     If the Facility Agent:

                (i)     receives notice from a Party referring to this
                        Agreement, describing a Default and stating that the
                        event is a Default; or

                (ii)    is aware of the non-payment of any principal or interest
                        or any fee payable to a Lender under this Agreement,

                it must promptly notify the Lenders.

21.10   INFORMATION

        (a)     The Facility Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the
                Facility Agent by a Party for that person.

        (b)     Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the
                adequacy, accuracy or completeness of any document it forwards to another Party.

        (c)     Except as provided above, the Facility Agent has no duty:

                (i)     either initially or on a continuing basis to provide any
                        Lender with any credit or other information concerning
                        the risks arising under or in connection with the
                        Finance Documents (including any information relating to
                        the financial condition or affairs of the Representative
                        Borrower or its related entities or the nature or extent
                        of

                                       78

                        recourse against any Party or its assets) whether coming
                        into its possession before, on or after the date of this
                        Agreement; or

                (ii)    unless specifically requested to do so by a Lender in
                        accordance with a Finance Document, to request any
                        certificate or other document from the Representative
                        Borrower.

        (d)     In acting as the Facility Agent, the agency division of the
                Facility Agent is treated as a separate entity from its other divisions and departments. Any information acquired by the
                Facility Agent which, in its opinion, is acquired by it
                otherwise than in its capacity as the Facility Agent may be treated as confidential by the Facility Agent and will not be treated as information possessed by the Facility Agent in its capacity as such.

        (e)     The Representative Borrower irrevocably authorises the Facility
                Agent to disclose to the other Finance Parties any information which, is received by it in its capacity as the Facility Agent.

21.11   INDEMNITIES

        (a)     Without limiting the liability of each Borrower under the
                Finance Documents, each Lender must indemnify the Facility Agent for that Lender's Pro Rata Share of any loss or liability
                incurred by the Facility Agent in acting as the Facility Agent, except to the extent that the loss or liability is caused by the
                Facility Agent's gross negligence or wilful misconduct.

        (b)     The Facility Agent may deduct from any amount received by it for a Lender any amount due to the Facility Agent from that Lender under a Finance Document but unpaid.

21.12   COMPLIANCE

        Each Administrative Party may refrain from doing anything (including disclosing any information) which might, based on the reasonable opinion of its legal counsel, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

21.13   RESIGNATION OF THE FACILITY AGENT

        (a)     The Facility Agent may resign by giving written notice to the
                Lenders and the Borrowers, in which case the Majority Lenders shall appoint a successor facility agent of which the
                Representative Borrower approves, such approval not to be
                unreasonably withheld or delayed.

        (b)     If no successor Facility Agent has been appointed under
                paragraph (a) above within thirty (30) days after notice of resignation was given, the Facility Agent may appoint a
                successor Facility Agent which shall be of similar standing to the existing Facility Agent.

        (c)     The resignation of the Facility Agent and the appointment of any successor facility agent will both become effective only when the successor facility agent (i) notifies all the Parties that it accepts its appointment and (ii) confirms that it is
                satisfied that the rights under the Security Documents have been assigned or transferred to it. On giving the notification and confirmation, the successor facility agent will succeed to the position of the Facility Agent and the term FACILITY AGENT will mean the successor facility agent.

        (d)     The retiring Facility Agent must, at its own cost, make
                available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility

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                Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents or to ensure that the Finance Documents constitute perfected and enforceable security in its favour (to the extent applicable).

        (e)     Upon its resignation becoming effective, this Clause will
                continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it in connection with the
                Finance Documents while it was the Facility Agent, and, subject to paragraph (d) above, it will have no further obligations in its capacity as Facility Agent under any Finance Document.

        (f)     The Majority Lenders may, by notice to the Facility Agent, require it to resign under paragraph (a) above.

21.14   RELATIONSHIP WITH LENDERS

        (a)     The Facility Agent may treat each Lender as a Lender entitled to payments under this Agreement and as acting through its Facility
                Office(s) until it has received not less than five (5) Business
                Days' prior notice from that Lender to the contrary.

        (b)     The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

        (c)     The Facility Agent must keep a register of all the Parties and supply any other Party with a copy of the register on request.
                The register will include each Lender's Facility Office(s) and contact details for the purposes of this Agreement.

21.15   NOTICE PERIOD

        Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

22.     EVIDENCE AND CALCULATIONS

22.1    ACCOUNTS

        Accounts maintained by the Facility Agent in connection with this
        Agreement are conclusive (save for manifest error) evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings and shall provide a reasonably detailed breakdown.

22.2    CERTIFICATES AND DETERMINATIONS

        Any certification or determination by the Facility Agent of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates and shall include a reasonably detailed breakdown.

22.3    CALCULATIONS

        Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or otherwise, depending on what the Facility
        Agent determines is market practice.

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23.     FEES

23.1    COMMITMENT FEE

        (a)     The Representative Borrower must pay to the Facility Agent for and on behalf of the Lenders a commitment fee calculated at the rate of 0.25 per cent. of the undrawn, uncancelled amount of the
                Total Commitments. The commitment fee shall accrue from the day following the Closing Date.

        (b)     Accrued commitment fee is payable quarterly in arrears, the first payment falling due on the date which falls three (3)
                months after the Closing Date. Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its
                Commitment is cancelled in full.

23.2    UNDERWRITING AND ARRANGEMENT FEE

        The Borrowers must pay to the Bookrunners arrangement fees in the manner agreed in the Fee Letter between the Bookrunners and the Representative
        Borrower.

23.3    FACILITY AGENT'S FEE

        The Borrowers must pay to the Facility Agent an agency fee in the manner agreed in the Fee Letter between the Bookrunners and the Representative
        Borrower.

23.4    REFUND OF FEES

        The fees referred to in this Clause 23 and the Fee Letter shall not be refunded under any circumstances whatsoever once they have been paid.

24.     INDEMNITIES AND BREAK COSTS

24.1    CURRENCY INDEMNITY

        (a)     Each Borrower shall, as an independent obligation and within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability which that Finance Party incurs as a consequence of:

                (i)     the Finance Party receiving an amount in respect of any
                        Borrower's liability under the Finance Documents; or

                (ii)    that liability being converted into a claim, proof,
                        judgment or order,

                in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

        (b)     Each Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

24.2    OTHER INDEMNITIES

        (a)     Each Borrower shall, as an independent obligation and within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability which that Finance Party incurs as a consequence of:

                (i)     the occurrence of any Event of Default;

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                (ii)    any failure by the Borrowers to pay any amount due under
                        a Finance Document on its due date;

                (iii)   (other than by reason of negligence or default by that
                        Finance Party) a Loan (or part of a Loan) not being made
                        after a Request has been delivered for that Loan; or

                (iv)    a Loan (or part of a Loan) not being prepaid in
                        accordance with a notice of prepayment.

        The liability of the Borrowers in each case includes any cost, loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

        (b)     Each Borrower must indemnify against any cost, loss or liability incurred by any Finance Party as a result of:

                (i)     investigating any event which that Finance Party
                        reasonably believes to be a Default; or

                (ii)    acting or relying on any notice of that Borrower which
                        that Finance Party reasonably believes to be genuine,
                        correct and appropriately authorised.

        (c)     The Borrowers must indemnify and agree to hold harmless the
                Finance Parties and in each case, each of its and their
                Affiliates and each of their respective officers, directors, employees, agents, advisors and representatives (each, an
                INDEMNIFIED PARTY in whatever capacity) from and against any and all claims, damages, losses, liabilities, costs, legal expenses and expenses (altogether LOSSES), joint or several, that may be incurred by or asserted or awarded against any Indemnified
                Party, in each case arising out of or in connection with or relating to any claim, investigation, litigation or proceeding
                (or the preparation of any defence with respect thereto)
                commenced or threatened in relation to the Finance Documents or the Related Contracts (or the transactions contemplated hereby or thereby) or any use made or proposed to be made with the proceeds of the Facility. This indemnity shall apply whether or not such claims, investigation, litigation or proceeding is brought by the Borrowers, the shareholders of the Borrowers or the creditors of the Borrowers, an Indemnified Party or any other person, or an Indemnified Party is otherwise a party thereto, except to the extent such Losses are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or wilful misconduct.

        (d)     No Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrowers or any shareholders or creditors of the Borrowers for or in
                connection with the transactions referred to in paragraph (c)
                above, except for direct (as opposed to indirect or
                consequential) damages or losses to the extent such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or wilful misconduct.

        (e)     The Borrowers must indemnify and hold each Finance Party
                harmless on a full indemnity basis, from and against each and every Loss:

                (i)     arising directly or indirectly out of or in any way
                        connected with the ownership, possession, performance,
                        transportation, management, sale, import to or export
                        from any jurisdiction, control, use or operation,
                        registration, navigation, certification, classification,
                        management, manning, provisioning, the provision of
                        bunkers and lubricating oils, testing, design,
                        condition, delivery, acceptance, leasing, subleasing,

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                        chartering, insurance, maintenance, repair, service,
                        modification, refurbishment, dry docking, survey,
                        conversion, overhaul, replacement, removal,
                        repossession, return, redelivery, storage, sale,
                        disposal, the complete or partial removal,
                        decommissioning, making safe, destruction, abandonment
                        or loss by the Borrowers, or any other person of any of
                        the Vessels or caused by any of the Vessels becoming a
                        wreck or an obstruction to navigation, whether or not
                        such liability may be attributable to any defect in any
                        of the Vessels or to the design, construction or use
                        thereof or from any maintenance, service, repair, dry
                        docking, overhaul, inspection or for any other reason
                        whatsoever (whether similar to any of the foregoing or
                        not), and regardless of when the same shall arise and
                        whether or not any of the Vessels (or any part thereof)
                        is in possession or control of the Borrowers, or the
                        Manager or any other person and whether or not the same
                        is in United Kingdom waters or abroad;

                (ii)    arising directly or indirectly out of or in any way
                        connected with any Release of Hazardous Material, any
                        Environmental Claim in respect of a Vessel, or any
                        breach of an Environmental Law or the terms and
                        conditions of an Environmental Approval;

                (iii)   as a consequence of any claim that any design, article
                        or material in any of the Vessels or any part thereof or
                        relating thereto or the operation or use thereof
                        constitutes an infringement of patent, copyright, design
                        or other proprietary right; or

                (iv)    in preventing or attempting to prevent the arrest,
                        seizure, taking in execution, requisition, impounding,
                        forfeiture or detention of any of the Vessels or in
                        securing or attempting to secure the release of any of
                        the Vessels.

        (f)     Clause 24.2(e) shall not extend to any claims, losses or
                liabilities (the "LOSSES") incurred by the Finance Parties to the extent that such Losses are a result of the gross negligence or wilful misconduct of any of the Finance Parties.

24.3    BREAK COSTS

        (a)     Each Borrower must pay to each Lender, or as the case may be, each Swap Bank, its Break Costs in accordance with this
                Agreement.

        (b)     In respect of a Lender, Break Costs are the amount (if any)
                determined by the relevant Lender by which:

                (i)     the interest which that Lender would have received for
                        the period from the date of receipt of payment of a Loan
                        or an overdue amount to the last day of the current Term
                        for that Loan or overdue amount if the principal or
                        overdue amount received had been paid on the last day of
                        that Term;

                exceeds

                (ii)    the amount which that Lender would be able to obtain by
                        placing an amount equal to the amount received by it on
                        deposit with a leading bank in the appropriate interbank
                        market for a period starting on the Business Day
                        following receipt and ending on the last day of the
                        applicable Term.

        (c)     In respect of a Swap Bank and a Swap Agreement, BREAK COSTS are the amount (if any) determined by that Swap Bank as being an amount equal to any Swap Termination Payment for that Swap
                Agreement.

                                       83

        (d)     Each Lender must supply to the Representative Borrower details of the amount of any Break Costs claimed by it under this
                Clause.

25.     EXPENSES

25.1    INITIAL COSTS

        The Borrowers must pay to each Finance Party the amount of all costs and expenses (including legal fees) properly incurred by it in connection with (but not limited to) the negotiation, preparation, printing and execution of the Finance Documents.

25.2    SUBSEQUENT COSTS

        The Borrowers must pay to each Finance Party the amount of all costs and expenses (including reasonable or otherwise capped legal fees) incurred by it in connection with:

        (a)     the negotiation, preparation, printing and execution of any
                Finance Document (other than a Transfer Certificate) executed after the date of this Agreement; and

        (b)     any amendment, waiver or consent requested by or on behalf of the Borrowers or specifically allowed by this Agreement.

        The Borrowers shall not be required to bear the amount of any costs and expenses (including reasonable or otherwise capped legal fees) incurred by a Lender or a New Lender (as that term is defined in Clause 28.2
        (Assignments and transfers by Lender)) in connection with any voluntary transfer made by a Lender under this Agreement or any of the Security
        Agreements. In the event that a Lender is required to undertake any such transfers as a result of the provisions of Clause 11.4 (Mitigation) any costs of that Lender or a New Lender arising out of such transfer shall be payable by the Borrowers.

25.3    ENFORCEMENT COSTS

        The Borrowers must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement or attempted enforcement of, or the preservation or attempted preservation of any rights under, any Finance Document.

26.     WAIVER OF CONSEQUENTIAL DAMAGES

        In no event shall any Finance Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and each
        Borrower hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any such damages, unless caused by the fraud, wilful default or gross negligence of the relevant Finance Party in performance of any of its obligations under this Agreement or any of the Finance Documents.

27.     AMENDMENTS AND WAIVERS

27.1    PROCEDURE

        (a)     Except as provided in this Clause 27, no term of the Finance
                Documents may be amended or waived without the agreement of the
                Representative Borrower and the Majority Lenders. The Facility
                Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

                                       84

        (b)     The Facility Agent must promptly notify the other Parties and the Swap Banks of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.

27.2    EXCEPTIONS

        (a)     An amendment or waiver which relates to:

                (i)     the definition of MAJORITY LENDERS in Clause 1.1
                        (Definitions);

                (ii)    an extension of the date of payment of any amount to a
                        Lender under the Finance Documents;

                (iii)   a reduction in the amount of any payment of principal,
                        interest, fee or other amount payable to a Lender under
                        the Finance Documents;

                (iv)    an increase in, or an extension of, a Commitment or the
                        Total Commitments;

                (v)     a release of a Borrower;

                (vi)    a term of a Finance Document which expressly requires
                        the consent of each Lender;

                (vii)   the right of a Lender to assign or transfer its rights
                        or obligations under the Finance Documents;

                (viii)  a reduction in the Margin;

                (ix)    the release of any Security Document other than in
                        accordance with the terms of this Agreement; or

                (x)     this Clause,

                may only be made with the consent of all the Lenders and the
                Representative Borrower such consent not to be unreasonably withheld or delayed.

        (b)     An amendment or waiver which relates to the rights or
                obligations of an Administrative Party may only be made with the consent of that Administrative Party, the Majority Lenders and the Representative.

27.3    CHANGE OF CURRENCY

        If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and on the instructions of the Majority Lenders and after consultation with the
        Representative Borrower) determines is necessary to reflect the change.

27.4    WAIVERS AND REMEDIES CUMULATIVE

        The rights of each Finance Party under the Finance Documents:

        (a)     may be exercised as often as necessary;

        (b)     are cumulative and not exclusive of its rights under the general law; and

                                       85

        (c)     may be waived only in writing and specifically.

        Delay in exercising or non-exercise of any right is not a waiver of that right.

28.     CHANGES TO THE PARTIES

28.1    ASSIGNMENTS AND TRANSFERS BY OBLIGORS

        No Borrower may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the
        Lenders.

28.2    ASSIGNMENTS AND TRANSFERS BY LENDERS

        (a)     A Lender (the EXISTING LENDER) may, subject to the following provisions of this Subclause, at any time assign or transfer
                (including by way of novation) any of its rights and obligations under this Agreement to another bank, financial institution or to a trust, fund or other entity which is regularly engaged or established for the purpose of making, purchasing or otherwise investing in loans, securities or other financial assets (the
                NEW LENDER) without the consent of any of the Borrowers.

        (b)     An Existing Lender may at any time assign or transfer (including by way of novation) any of its rights and obligations under this
                Agreement to an Affiliate of the Existing Lender without the consent of any of the Borrowers.

        (c)     A transfer of obligations will be effective only if either:

                (i)     the obligations are novated in accordance with the
                        following provisions of this Clause 28; or

                (ii)    the New Lender confirms to the Facility Agent and the
                        Representative Borrower in form and substance reasonably
                        satisfactory to the Facility Agent and the
                        Representative Borrower that it is bound by the terms of
                        this Agreement.

        (d)     On the transfer becoming effective in this manner, the relevant
                Lender will be released from its obligations under this
                Agreement to the extent that they are transferred to the New
                Lender.

        (e)     Any reference in this Agreement to a Lender includes a New
                Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

28.3    PROCEDURE FOR TRANSFER BY WAY OF NOVATIONS

        (a)     In this Subclause:

        TRANSFER DATE means, for a Transfer Certificate, the later of:

        (i)     the proposed Transfer Date specified in that Transfer
                Certificate; and

        (ii)    the date on which the Facility Agent executes that Transfer
                Certificate.

        (b)     A novation is effected if:

                (i)     the Existing Lender and the New Lender deliver to the
                        Facility Agent a duly completed Transfer Certificate;
                        and

                                       86

                (ii)    the Facility Agent executes it.

        (c)     On the Transfer Date:

                (i)     the New Lender will assume the rights and obligations of
                        the Existing Lender expressed to be the subject of the
                        novation in the Transfer Certificate in substitution for
                        the Lender; and

                (ii)    the Existing Lender will be released from those
                        obligations and cease to have those rights.

        (d)     Each Party (other than the Existing Lender and the New Lender)
                irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

28.4    LIMITATION OF RESPONSIBILITY OF EXISTING LENDER

        (a)     Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for:

                (i)     the legality, validity, effectiveness, completeness,
                        accuracy, adequacy or enforceability of any Finance
                        Document or any other document;

                (ii)    the financial condition of any Borrower;

                (iii)   the performance and observance by any Borrower of its
                        obligations under the Finance Documents or any other
                        documents; or

                (iv)    the accuracy of any statement or information (whether
                        written or oral) made in or supplied in connection with
                        any Finance Document,

                and any representations or warranties implied by law are
                excluded.

        (b)     Each New Lender confirms to the Existing Lender that it:

                (i)     has made, and will continue to make, its own independent
                        appraisal of all risks arising under or in connection
                        with the Finance Documents (including the financial
                        condition and affairs of each Borrower and its related
                        entities and the nature and extent of any recourse
                        against any Party or its assets) in connection with its
                        participation in this Agreement; and

                (ii)    has not relied exclusively on any information supplied
                        to it by the Existing Lender in connection with any
                        Finance Document.

        (c)     Nothing in any Finance Document requires an Existing Lender to:

                (i)     accept a re-transfer from a New Lender of any of the
                        rights and obligations assigned or transferred under
                        this Clause; or

                (ii)    support any losses incurred by the New Lender by reason
                        of the non-performance by any Borrower of its
                        obligations under any Finance Document or otherwise.

                                       87

28.5    COSTS RESULTING FROM CHANGE OF LENDER OR FACILITY OFFICE

        If:

        (a)     a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

        (b)     as a result of circumstances existing at the date on which the assignment, transfer or change occurs, a Borrower would be obliged to pay a Tax Payment or an Increased Cost,

        then, (i) if it changes its Facility Office, the relevant Lender
        (directly or through the Facility Agent) shall inform the Representative
        Lender of such change of Facility Office and (ii) unless the assignment, transfer or change is made by a Lender to mitigate any circumstances giving rise to a Tax Payment, Increased Cost or a right to be prepaid and/or cancelled by reason of illegality or is after the occurrence of a
        Default which is continuing, the relevant Borrower need only pay that
        Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

28.6    CHANGES TO THE REFERENCE BANKS

        If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender
        of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (in consultation with the Borrower) appoint another Lender or an
        Affiliate of a Lender to replace that Reference Bank.

28.7    ACCESSION OF A BORROWER

(a)     The Representative Borrower shall procure that each of the Vessels listed in Part 2 of Schedule 1 is purchased in the performance of its obligations under the Asset Purchase Agreement by itself, one of the
        Original Borrowers or one of the entities listed in the column headed
        'Name of Borrower' in Part 2 of Schedule 1 (SUBSEQUENT BORROWER). If the
        purchaser of such Vessel is one of the Subsequent Borrowers, the
        Representative Borrower shall procure that such Subsequent Borrower becomes bound by the terms of this Agreement as a Borrower by executing and delivering to the Facility Agent a Borrower Accession Agreement.

(b)     If a drawdown is proposed under this Agreement in respect of an
        Identified Vessel or an Additional Vessel or any other vessel and such vessel is, or is to be, owned by a person other than an Original
        Borrower, the Representative Borrower shall procure that such person is a wholly owned Subsidiary of the Representative Borrower registered in
        Cyprus, the Marshall Islands, the United Kingdom or Bermuda or any other jurisdiction acceptable to the Facility Agent acting on the instructions of the Majority Lenders, and on or prior to the Utilisation Date in respect of the relevant drawdown, such person becomes bound by this
        Agreement as a Borrower by executing and delivering to the Facility
        Agent a Borrower Accession Agreement.

29.     DISCLOSURE OF INFORMATION

        Until the date of the IPO or for one year from the date of signing of this Agreement, no Finance Party may disclose any information supplied to it, by or on behalf of the Borrowers, the Charterers or the Finance
        Documents relating to this Facility, save that each Finance Party may disclose such information as that Finance Party shall consider appropriate in respect of information supplied to it, by or on behalf of the Borrowers, the Charterers or the Finance Documents to:

        (a)     in the case of any other Finance Party, any of its Affiliates;
                or

                                       88

        (b)     any other person to (or through) whom an Existing Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement or with (or through) whom a Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other
                transaction under which payments are to be made by reference to, this Agreement or the Borrowers; or

        (c)     any person to whom, and to the extent that, information is required to be disclosed by any Applicable Law; or

        (d)     any other Finance Party; or

        (e)     to its and the Borrowers' professional advisors,

        PROVIDED ALWAYS that, in relation to paragraph (b) above, the person to whom the information is to be given has entered into a Confidentiality
        Undertaking which includes the express prohibition on sharing information relating to this Facility. Except as provided in this
        Clause, a Lender may not disclose any information about any Borrower, the Charterers or the Finance Documents to any person.

30.     SET-OFF

        A Finance Party may set off any matured obligation owed to it by a
        Borrower under the Finance Documents against any obligation (whether or not matured) owed by that Finance Party to that Borrower, regardless of the place of payment, booking branch or currency of either obligation, provided always that if a Finance Party intends to effect a set-off at a time when there is no continuing Event of Default, it shall give the
        Representative Borrower notice of its intention so to do. If the obligations are in different currencies, that Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.     PRO RATA SHARING

31.1    REDISTRIBUTION

        If any amount owing by a Borrower under this Agreement to a Lender (the
        RECOVERING LENDER) is discharged by payment, set-off or any other manner other than through the Facility Agent under this Agreement (a RECOVERY), then:

        (a)     the recovering Lender must, within three (3) Business Days, supply details of the recovery to the Facility Agent;

        (b)     the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Lender would have received if the recovery had been received by the Facility Agent under this Agreement; and

        (c)     the recovering Lender must pay to the Facility Agent an amount equal to such excess (the REDISTRIBUTION).

31.2    EFFECT OF REDISTRIBUTION

        (a)     The Facility Agent must treat a redistribution as if it were a payment by the relevant Borrower under this Agreement and
                distribute it among the Lenders, other than the recovering
                Lender, accordingly.

                                       89

        (b)     When the Facility Agent makes a distribution under paragraph (a)
                above, the recovering Lender will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

        (c)     If and to the extent that the recovering Lender is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Borrower will owe the recovering Lender a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

        (d)     If:

                (i)     a recovering Lender must subsequently return a recovery,
                        or an amount measured by reference to a recovery, to any
                        Borrower; and

                (ii)    the recovering Lender has paid a redistribution in
                        relation to that recovery,

                each Finance Party must reimburse the recovering Lender all or the appropriate portion of the redistribution paid to that
                Finance Party, together with interest for the period while it held the re-distribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

31.3    EXCEPTIONS

        Notwithstanding any other term of this Clause, a recovering Lender need not pay a redistribution to the extent that:

        (a)     it would not, after the payment, have a valid claim against the relevant Borrower in the amount of the redistribution; or

        (b)     it would be sharing with another Finance Party any amount which the recovering Lender has received or recovered as a result of legal or arbitration proceedings, where:

                (i)     the recovering Lender notified the Facility Agent of
                        those proceedings; and

                (ii)    the other Finance Party had an opportunity to
                        participate in those proceedings but did not do so or
                        did not take separate legal or arbitration proceedings
                        as soon as reasonably practicable after receiving notice
                        of them.

32.     SEVERABILITY

        If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

        (a)     the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

        (b)     the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

33.     COUNTERPARTS

        Each Finance Document may be executed in any number of counterparts and by facsimile provided that original signed copies are provided within a reasonable period of time thereafter. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance
        Document.

                                       90

34.     NOTICES

34.1    IN WRITING

        (a)     Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given in person, by post, fax, e-mail or by any other electronic communication approved by the Facility Agent.

        (b)     For the purpose of the Finance Documents, an electronic
                communication will be treated as being in writing.

        (c)     Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

34.2    CONTACT DETAILS

        (a)     Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility
                Agent on or before the date it becomes a Party. The Facility
                Agent shall distribute the details which it holds on request.

        (b)     The contact details of the Representative Borrower for this purpose are:

                Address:          Global Ship Lease Inc
                                  4th Floor
                                  Millbank Tower
                                  21-24 Millbank
                                  London  SW1P 4QP

                Fax number:       44 (0) 207 802 5110
                Attention:        CFO

        (c)     The contact details of the Facility Agent for this purpose are:

                Address:          Fortis Syndicated Loans Agency
                                  Coolsingel 93
                                  3012 AE Rotterdam
                                  The Netherlands

                Tel number:       +31 (0) 10 401 6271
                Fax number:       +31 (0) 10 401 5937
                Attention:        Dingeman de Baan

        (d)     A Party may change its contact details by giving five (5)
                Business Days' notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

        (e)     Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

        (f)     Any communication for a Borrower shall be sent to the
                Representative Borrower and service on the Representative
                Borrower in accordance with Clause 34.3 shall be deemed good service on the relevant Borrower.

                                       91

34.3    EFFECTIVENESS

        (a)     Except as provided below, any communication in connection with a
                Finance Document will be deemed to be given as follows:

                (i)     if delivered in person, at the time of delivery;

                (ii)    if posted, five (5) days after being deposited in the
                        post, postage prepaid, in a correctly addressed
                        envelope;

                (iii)   if by fax, when received in legible form; and

                (iv)    if by e-mail or any other electronic communication, when
                        received in legible form.

        (b)     A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of
                receipt will only be deemed to be given on the next working day in that place.

        (c)     A communication or document to be made or delivered to the
                Facility Agent will be effective only when received by the
                Facility Agent and then only if it is expressly marked for the attention of the department or officer identified with the
                Facility Agent's signature below (or any substitute department or officer as the Facility Agent shall specify for this
                purpose).

34.4    BORROWERS

        All communications under the Finance Documents to or from a Borrower must be sent through the Facility Agent or with a copy to the Facility
        Agent.

34.5    ENTIRE AGREEMENT

        This Agreement and the other Finance Documents entered into pursuant to this Agreement contain the whole agreement between the parties relating to the transactions contemplated by this Agreement and supersede all previous agreements between the parties relating to such transactions.

35.     LANGUAGE

        (a)     Any notice given in connection with a Finance Document must be in English.

        (b)     Any other document provided in connection with a Finance
                Document must be:

                (i)     in English; or

                (ii)    (unless the Facility Agent otherwise agrees) accompanied
                        by a certified English translation. In this case, the
                        English translation prevails unless the document is a
                        statutory or other official document.

36.     GOVERNING LAW

        This Agreement is governed by English law.

                                       92

37.     ENFORCEMENT

37.1    JURISDICTION

        (a)     The English courts have jurisdiction to settle any dispute in connection with any Finance Document.

        (b)     The English courts are the most appropriate and convenient courts to settle any such dispute.

        (c)     This Clause is for the benefit of the Lenders only. To the extent allowed by law, the Lenders may take:

                (i)     proceedings in any other court; and

                (ii)    concurrent proceedings in any number of jurisdictions.

37.2    SERVICE OF PROCESS

        (a)     Each Borrower irrevocably appoints GSLS at its registered office from time to time as its agent under the Finance Documents for service of process in any proceedings before the English courts.

        (b)     If any person appointed as process agent is unable for any reason to act as agent for service of process, the Borrowers must immediately appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

        (c)     Each Borrower agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

        (d)     This Clause does not affect any other method of service allowed by law.

37.3    WAIVER OF IMMUNITY

        Each Borrower irrevocably and unconditionally:

        (a)     agrees not to claim any immunity from proceedings brought by a
                Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

        (b)     consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

        (c)     waives all rights of immunity in respect of it or its assets.

THIS AGREEMENT has been entered into on the date stated at the beginning of this
Agreement.

                                       93

                                   SCHEDULE 1

                                ORIGINAL PARTIES

                                     PART 1

                  ORIGINAL BORROWERS AND THE IDENTIFIED VESSELS

DELIVERED VESSELS

                                             JURISDICTION                                     CHARTER RATE
                                          OF INCORPORATION OF                                   (USD PER
VESSEL NAME          NAME OF BORROWER        THE BORROWER       SIZE (TEU)   CHARTER PERIOD       DAY)       CHARTERER

Ville d'Aquarius   Global Ship Lease 2          Cyprus            4,113         5 years          21,500        CMA CGM
                         Limited

Ville d'Orion      Global Ship Lease 1          Cyprus            4,113         5 years          21,500        CMA CGM
                         Limited

Julie Delmas       Global Ship Lease 6          Cyprus            2,207         10 years         17,900        CMA CGM
                         Limited

Kumasi             Global Ship Lease 7          Cyprus            2,207         10 years         17,900        CMA CGM
                         Limited

Marie Delmas       Global Ship Lease 8          Cyprus            2,207         10 years         17,900        CMA CGM
                         Limited

MOL Rainbow        Global Ship Lease 5          Cyprus            2,207         10 years         17,900        CMA CGM
                         Limited

CMA CGM  Matisse   Global Ship Lease 3          Cyprus            2,262         9 years          17,900        CMA CGM
                         Limited

CMA CGM Utrillo    Global Ship Lease 4          Cyprus            2,262         9 years          17,900        CMA CGM

                                       94

                         Limited
CMA CGM            Global Ship Lease 9          Cyprus            2,272         9 years          17,900        CMA CGM
La Tour                  Limited

CMA CGM  Manet     Global Ship Lease 10         Cyprus            2,272         9 years          17,900        CMA CGM
                         Limited

CMA CGM Alcazar      GSL Alcazar Inc       Marshall Islands       5,100         13 years         33,250        CMA CGM

SUBSEQUENT VESSEL

                                                JURISDICTION OF
                         NAME OF BORROWER     INCORPORATION OF THE                                 CHARTER RATE
VESSEL NAME                                         BORROWER         SIZE (TEU)   CHARTER PERIOD   (USD PER DAY)   CHARTERER

CMA CGM Chateau D'If   GSL Chateau d'If Inc     Marshall Islands       5,100         13 years         33,250        CMA CGM

--------------------------------------------------------------------------------

OTHER BORROWERS
                       JURISDICTION OF
BORROWER NAME           INCORPORATION

Global Ship Lease              England
Services Limited
--------------------------------------------------------------------------------

                                       95

                                     PART 2

               OTHER IDENTIFIED BORROWERS AND IDENITIFIED VESSELS

                                             JURISDICTION                                     CHARTER RATE
                                          OF INCORPORATION OF                                   (USD PER
VESSEL NAME          NAME OF BORROWER        THE BORROWER       SIZE (TEU)   CHARTER PERIOD       DAY)       CHARTERER

Hull 4126          Global Ship Lease 13         Cyprus            10.960        17 years         44,405        CMA CGM
                         Limited
CMA CGM America    Global Ship Lease 16         Cyprus            4,045         14 years         23,500        CMA CGM
                         Limited
CMA CGM Sambhar    Global Ship Lease 15         Cyprus            4,045         14 years         23,500        CMA CGM
                         Limited
CMA CGM Jamaica    Global Ship Lease 14         Cyprus            4,298         14 years         23,500        CMA CGM
                         Limited
CMA CGM Berlioz    Global Ship Lease 17         Cyprus            6,627         12 years         31,000        CMA CGM
                         Limited

                                       96

                                     PART 3

                                ORIGINAL LENDERS

NAME OF ORIGINAL LENDER                                        COMMITMENTS (US$)

                                       97

                                   SCHEDULE 2

                     INITIAL CONDITIONS PRECEDENT DOCUMENTS

                                     PART 1

                     INITIAL CONDITIONS PRECEDENT DOCUMENTS

1.      REPRESENTATIVE BORROWER

(a)     A certified copy* of the constitutional documents of the Representative
        Borrower together with an up to date Certificate of Goodstanding dated no more than ten (10) Business Days prior to the date of this Agreement.

(b)     A certified copy* of a resolution of the board of directors and the shareholders of the Representative Borrower:

        (i)     approving the terms of, and the transactions contemplated by, each Finance Document and each Related Contract to which the
                Representative Borrowers a party and resolving that it executes each such Finance Document and each Related Contract, then to be executed;

        (ii)    authorising a specified person or persons to execute each
                Finance Document and each Related Contract on its behalf to which it is a party, then to be executed; and

        (iii)   authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with each
                Finance Document and each Related Contract to which it is a party, then to be executed.

(c)     A specimen of the signature of each person authorised by the resolution referred to in paragraph(b).

(d)     A certified copy* of all other resolutions, consents, licences, exemptions and filings, corporate, official or otherwise which the
        Facility Agent may reasonably require in connection with this Agreement or any other Finance Document.

2.      OTHER BORROWERS

(a)     A certified copy* of the constitutional documents of each other dated no more than ten (10) Business Days prior to the date of this Agreement.

(b)     A certified copy* of a resolution of the board of directors of each other Borrower:

        (i)     approving the terms of, and the transactions contemplated by, each Finance Document and each Related Contract to which the relevant Borrower is a party and resolving that it executes each such Finance Document and each Related Contract, then to be executed;

        (ii)    authorising a specified person or persons to execute each
                Finance Document and each Related Contract on its behalf to which it is a party, then to be executed; and

        (iii)   authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with each
                Finance Document and each Related Contract to which it is a party, then to be executed.

(c)     A specimen of the signature of each person authorised by the resolution referred to in paragraph1(b).

                                       98

(d)     A certified copy* of all other resolutions, consents, licences, exemptions and filings, corporate, official or otherwise which the
        Facility Agent may reasonably require in connection with this Agreement or any other Finance Document.

3.      FINANCE DOCUMENTS AND RELATED CONTRACTS

(a)     A duly executed original of this Agreement.

(b)     A duly executed original of the Retention Account Charge.

(c)     A duly executed original of each Pledge of Shares for each Borrower listed in Part 1 of Schedule 1.

(d)     A duly executed original of each Swap Agreement Assignment.

(e)     A duly executed original of the Fee Letter.

(f)     Duly executed originals of all notices of assignment required to be served under each Security Document referred to above and duly executed originals of the acknowledgements thereof (or, where it is not possible to provide originals of the same, faxed copies with such originals to follow as soon as practicable after the date of this Agreement), duly executed by each relevant counterparty.

4.      OTHER DOCUMENTS

(a)     A copy of any other authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or any Related
        Contract or for the validity and enforceability of any Finance Document or any Related Contract.

(b)     A letter from GSLS agreeing to its appointment as process agent for the
        Borrowers under the Finance Documents.

(c)     Due diligence of the Borrowers acceptable to the Facility Agent including management and systems.

(d)     Confirmation from the Lenders that they have satisfied all of their
        "know your customer" requirements.

5.      LEGAL OPINIONS

(a)     A legal opinion of Allen & Overy LLP, London office, English legal advisors to the Lenders, addressed to the Facility Agent as agent for and on behalf of itself and the Lenders.

(b)     A legal opinion of Seward & Kissel, Marshall Island legal advisors to the Facility Agent, addressed to the Facility Agent as agent for and on behalf of itself and the Lenders.

(c)     A legal opinion of Chrysses Demetriades , Cypriot legal advisors to the
        Lenders, addressed to the Facility Agent as agent for and on behalf of itself and the Lenders.

(d)     A legal opinion of Allen & Overy LLP, Amsterdam office, Dutch legal advisors to the Lenders, addressed to the Facility Agent as agent for and on behalf of itself and the Lenders. A legal opinion of the legal advisors to the Lenders in the jurisdiction of any of the Borrowers not listed in (a) to (e) above, or in respect of any security to be taken in a jurisdiction in which a Vessel is to be registered or flagged, addressed to the Facility Agent as agent for and on behalf of itself and the Lenders.

                                       99

6.      OTHER REQUIREMENTS

(a)     Evidence satisfactory to the Facility Agent that the Accounts have been opened with the Account Bank.

(b)     Evidence satisfactory to the Agent that the Retention Account, each
        Earnings Account and each Operating Account have been opened and at least US$1 deposited in each such account.

*       Each certified copy document must be certified by a director, officer or duly authorised attorney of the Borrower as being true and complete as at a date no earlier than the date falling three Business Days prior to the date of this Agreement.

                                       100

                                     PART 2

                 IDENTIFIED VESSEL CONDITION PRECEDENT DOCUMENTS

In respect of the Delivered Vessels on the Delivery Date of each Delivered
Vessel, and in respect of the Subsequent Vessels on the Delivery Date of each
Subsequent Vessel, the Facility Agent shall require the following documentation:

1.    BORROWER

(a)   A certified copy* of the constitutional documents of the Borrower or, if previously provided to the Facility Agent, a certificate of the Borrower certifying that such documents remain in full force and effect and have not been amended since the date of such provision.

(b)   A certified copy* of a resolution of the board of directors of the
      Borrower (unless such resolution in relation to the issues below is still in full force and effect):

      (i)   approving the terms of, and the transactions contemplated by, each
            Finance Document and each Related Contract to which the Borrower is a party and resolving that it executes each such Finance Document and each Related Contract, then to be executed;

      (ii)  authorising a specified person or persons to execute each Finance
            Document and each Related Contract on its behalf to which it is a party, then to be executed; and

      (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with each Finance Document and each Related Contract to which it is a party, then to be executed.

(c)   A specimen of the signature of each person authorised by the resolution referred to in paragraph(b).

(d)   A certified copy* of all other resolutions, consents, licences, exemptions and filings, corporate, official or otherwise which the Lender may reasonably require in connection with this Agreement or any other Finance
      Document.

2.    FINANCE DOCUMENTS AND RELATED CONTRACTS

(a)   A duly executed original of each General Assignment relating to the relevant Identified Vessel.

(b)   A duly executed original of the Mortgage relating to each relevant
      Identified Vessel.

(c)   A duly executed original of the Earnings Account and Operating Account
      Assignment relating to each relevant Identified Vessel.

(d)   A duly executed original of the Swap Agreement Assignment relating to each relevant Identified Vessel

(e)   A duly executed original of each of the Manager's Undertakings relating to each relevant Identified Vessel.

(f)   A certified copy* of each relevant Management Agreement, duly executed and in form and substance satisfactory to the Facility Agent;

                                       101

(g)   A certified copy* of each relevant Time Charter, duly executed, for a duration and on charter rates as set out in Part 1 of Schedule 1 and otherwise in form and substance satisfactory to the Facility Agent.

(h)   A certified copy* of each relevant Charter Guarantee (if any), duly executed.

(i)   A certified copy* of the documentation pursuant to which each relevant
      Identified Vessel has been sold to the Borrower.

(j)   Duly executed originals of all notices of assignment required to be served under each Security Document referred to above and duly executed originals of the acknowledgements thereof (or, where it is not possible to provide originals of the same, faxed copies with such originals to follow as soon as practicable after the relevant Utilisation Date), duly executed by each relevant counterparty.

3.    OTHER DOCUMENTS

(a)   A copy of any other authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or any Related Contract or for the
      validity and enforceability of any Finance Document or any Related
      Contract.

(b)   A letter from GSLS agreeing to its appointment as process agent for the
      Borrowers under the Finance Documents.

(c)   A letter from the appointed process agent agreeing to its appointment as process agent for the Charterer and the Charter Guarantor (if applicable)
      in respect of the acknowledgement of the relevant Time Charter, Charter
      Guarantee and Earnings Assignment.

(d)   A duly executed Borrower Accession Agreement in respect of the Borrower if it is not an Original Borrower.

4.    THE VESSEL TO BE DELIVERED

(a)   A certified copy* of:

      (i)   a classification certificate in respect of each relevant Identified
            Vessel showing the Vessel to be in class without overdue
            recommendations or, conditions;

      (ii)  a valid Interim Safety Management Certificate for the Vessel;

      (iii) a valid Document of Compliance; and

      (iv)  a valid International Ship Security Certificate for the Vessel.

(b)   Evidence acceptable to the Facility Agent that the relevant Identified
      Vessel has been delivered to the relevant Borrower (whether under the relevant Shipbuilding Contract or otherwise) and title to such Identified
      Vessel has passed to the relevant Borrower.

5.    INSURANCE

(a)   A certified copy of all current insurance policies in respect of the relevant Identified Vessel or sufficient information so as to enable
      Marsh, London to prepare the insurance report referred to in paragraph
      5(d) below.

                                       102

(b)   A duly executed and, where necessary, notarised notice of assignment (and acknowledgement of the same) of the Obligatory Insurances in respect of the relevant Identified Vessel duly executed by the Borrower substantially in the form provided for in the relevant General Assignment.

(c)   Fax confirmation from each broker and club concerned with the Obligatory
      Insurances of the relevant Identified Vessel that:

      (i)   the relevant cover is in effect;

      (ii)  they will accept notice of assignment of the Obligatory Insurances in favour of the Facility Agent and execute an acknowledgement of the notice in the form set out in the relevant schedule to the
            General Assignment;

      (iii) they will issue a letter of undertaking addressed to the Facility
            Agent in the form set out in schedule 2 to the General Assignment in the case of London brokers, in their standard form in the case of
            London clubs, substantially in the form set out in schedule 2 or schedule 3 of the General Assignment (as appropriate) in any other case or such other form as shall be acceptable to the Facility Agent acting reasonably and having regard to normal market practice at the relevant time as advised to the Facility Agent by its insurance advisors;

      (iv)  they will accept endorsement of a loss payable clause on the policies in the form provided for in the General Assignment (in the case of brokers and insurers other than clubs) or will note the interest of the Facility Agent in the entry for the relevant
            Identified Vessel by way of a loss payable clause in their current standard form (in the case of clubs); and

      (v)   they are not aware of any mortgage, charge, assignment or other encumbrance affecting the Obligatory Insurances with which they are concerned (other than any previously disclosed by the Borrower to the Facility Agent in writing).

(d)   Confirmation from the Facility Agent of its satisfaction with a final insurance report prepared by Marsh, London.

(e)   Confirmation from the Facility Agent of its receipt of a Valuation of the relevant Identified Vessel.

6.    OTHER REQUIREMENTS

(a)   Evidence satisfactory to the Facility Agent (acting on behalf of the
      Majority Lenders) that the Borrower has successfully completed an IPO resulting in a minimum gross proceeds of USD300,000,000 and continues to be listed on the NYSE or NASDAQ.

7.    LEGAL OPINIONS

(a)   A legal opinion of Allen & Overy LLP, London office, English legal advisors to the Lenders, addressed to the Facility Agent as agent for and on behalf of itself and the Lenders.

(b)   A legal opinion of the legal advisors to the Lenders in the jurisdiction of the each relevant Approved Flag State of the relevant Identified
      Vessel, addressed to the Facility Agent as agent for and on behalf of itself and the Lenders.

(c)   A legal opinion of the legal advisors to the Lenders in the jurisdiction of the relevant Borrower and (if applicable) the Charter Guarantor, addressed to the Facility Agent as agent for and on behalf of itself and the Lenders.

                                       103

(d)   A legal opinion of the legal advisors to the Lenders in the jurisdiction of the Charterer and (if applicable) the Charter Guarantor, addressed to the Facility Agent as agent for and on behalf of itself and the Lenders.

8.    OTHER REQUIREMENTS

*     Each certified copy document must be certified by a director, officer or duly authorised attorney of the Borrower as being true and complete as at a date no earlier than the date falling three Business Days prior to the relevant Delivery Date (in respect of the Delivered Vessels) or relevant
      Delivery Date (in the case of each Subsequent Vessel).

                                       104

                                     PART 3

                     ADDITIONAL VESSEL CONDITIONS PRECEDENT

On the Delivery Date of each Additional Vessel or, as the case may be, the date of designation in accordance with Clause 3.1(h) (Conditions precedent), the
Facility Agent shall require the following documentation:

1.    BORROWER

(a)   A certified copy* of the constitutional documents of the Borrower or, if previously provided to the Facility Agent, a certificate of the relevant
      Borrower certifying that such documents remain in full force and effect and have not been amended since the date of such provision.

(b)   A certified copy* of a resolution of the board of directors of the relevant Borrower (unless such resolution in relation to the issues below is still in full force and effect):

      (i)   approving the terms of, and the transactions contemplated by, each
            Finance Document and each Related Contract to which the relevant
            Borrower is a party and resolving that it executes each such Finance
            Document and each Related Contract, then to be executed;

      (ii)  authorising a specified person or persons to execute each Finance
            Document and each Related Contract on its behalf to which it is a party, then to be executed; and

      (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with each Finance Document and each Related Contract to which it is a party, then to be executed.

(c)   A specimen of the signature of each person authorised by the resolution referred to in paragraph(b).

(d)   A certified copy* of all other resolutions, consents, licences, exemptions and filings, corporate, official or otherwise which the Lender may reasonably require in connection with this Agreement or any other Finance
      Document.

2.    FINANCE DOCUMENTS AND RELATED CONTRACTS

(a)   A duly executed original of a General Assignment relating to the
      Additional Vessel.

(b)   A duly executed original of the Mortgage relating to the Additional
      Vessel.

(c)   A duly executed original of the Pledge of Shares relating to the relevant
      Borrower of each relevant Additional Vessel.

(d)   A duly executed original of the Earnings Account and Operating Account
      Assignment relating to each relevant Additional Vessel.

(e)   A duly executed original of the Swap Agreement Assignment relating to each relevant Additional Vessel

(f)   A duly executed original of the of the Manager's Undertaking relating to the Additional Vessel .

(g)   A certified copy* of each relevant Management Agreement, duly executed and in form and substance satisfactory to the Facility Agent;

                                       105

(h)   A certified copy* of the relevant Acceptable Charter, duly executed, and in form and substance satisfactory to the Facility Agent.

(i)   A certified copy* of the documentation pursuant to which the Additional
      Vessel has been sold to the relevant Borrower.

(j)   Duly executed originals of all notices of assignment required to be served under each Security Document referred to above and duly and executed originals of the acknowledgements thereof (or, where it is not possible to provide originals of the same, faxed copies with such originals to follow as soon as practicable after the relevant Utilisation Date), duly executed by each relevant counterparty.

3.    OTHER DOCUMENTS

(a)   A copy of any other authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or any Related Contract or for the
      validity and enforceability of any Finance Document or any Related
      Contract.

(b)   A letter from the appointed process agent agreeing to its appointment as process agent for the relevant Borrower under the Finance Documents.

(c)   A letter from the appointed process agent agreeing to its appointment as process agent for the relevant Approved Charterer in respect of the acknowledgement of the General Assignment.

(d)   A duly executed Borrower Accession Agreement in respect of the relevant
      Borrower if such Borrower is not an Original Borrower.

4.    THE VESSEL TO BE DELIVERED

(a)   A certified copy* of:

      (i)   a classification certificate in respect of the Additional Vessel showing the Additional Vessel to be in class without recommendation, condition or qualification;

      (ii)  a valid Interim Safety Management Certificate for the Additional
            Vessel;

      (iii) a valid Document of Compliance; and

      (iv)  a valid International Ship Security Certificate for the Additional
            Vessel.

(b)   Evidence acceptable to the Facility Agent that the Additional Vessel has been delivered to the relevant Borrower (whether under the relevant
      Shipbuilding Contract or otherwise) and title to such Additional Vessel has passed to the relevant Borrower.

5.    INSURANCE

(a)   A certified copy of all current insurance policies in respect of the
      Additional Vessel or sufficient information so as to enable Marsh, London to prepare the insurance report referred to in paragraph 5(d) below.

(b)   A duly executed and, where necessary, notarised notice of assignment (and acknowledgement of the same) of the Obligatory Insurances in respect of the Additional Vessel duly executed by the Borrower substantially in the form provided for in the General Assignment.

                                       106

(c)   Fax confirmation from each broker and club concerned with the Obligatory
      Insurances of the Additional Vessel that:

      (i)   the relevant cover is in effect;

      (ii)  they will accept notice of assignment of the Obligatory Insurances in favour of the Facility Agent and execute an acknowledgement of the notice in the form set out in the relevant schedule to the
            General Assignment;

      (iii) they will issue a letter of undertaking addressed to the Facility
            Agent in the form set out in schedule 2 to the General Assignment in the case of London brokers, in their standard form in the case of
            London clubs, substantially in the form set out in schedule 2 or schedule 3 of the General Assignment (as appropriate) in any other case or such other form as shall be acceptable to the Facility Agent acting reasonably and having regard to normal market practice at the relevant time as advised to the Facility Agent by its insurance advisors;

      (iv)  they will accept endorsement of a loss payable clause on the policies in the form provided for in the General Assignment (in the case of brokers and insurers other than clubs) or will note the interest of the Facility Agent in the entry for the Additional
            Vessel by way of a loss payable clause in their current standard form (in the case of clubs); and

      (v)   they are not aware of any mortgage, charge, assignment or other encumbrance affecting the Obligatory Insurances with which they are concerned (other than any previously disclosed by the Borrower to the Facility Agent in writing).

(d)   Confirmation from the Facility Agent of its satisfaction with a final insurance report prepared by Marsh.

(e)   Confirmation from the Facility Agent of its receipt of a Valuation of the
      Additional Vessel.

6.    OTHER REQUIREMENTS

(a)   Evidence satisfactory to the Facility Agent (acting on behalf of the
      Majority Lenders) that the Representative Borrower continues to be listed on the NYSE or NASDAQ.

7.    LEGAL OPINIONS

(a)   A legal opinion of Allen & Overy LLP, London office, English legal advisors to the Lenders, addressed to the Facility Agent as agent for and on behalf of itself and the Lenders.

(b)   A legal opinion of the legal advisors to the Lenders in the jurisdiction of the relevant Borrower and (if applicable) the Charter Guarantor, addressed to the Facility Agent as agent for and on behalf of itself and the Lenders.

(c)   A legal opinion of the legal advisors to the Lenders in the jurisdiction of the relevant Approved Flag State, addressed to the Facility Agent as agent for and on behalf of itself and the Lenders.

(d)   A legal opinion of the legal advisors to the Lenders in the jurisdiction of the Approved Charterer, addressed to the Facility Agent as agent for and on behalf of itself and the Lenders.

8.    OTHER REQUIREMENTS

*     Each certified copy document must be certified by a director, officer or duly authorised attorney of the Borrower as being true and complete as at a date no earlier than the date falling three Business

                                       107

      Days prior to the Delivery Date of the Additional Vessel or on the date of designation pursuant to Clause 3.1(h).

                                       108

                                   SCHEDULE 3

                        CONDITIONS SUBSEQUENT TO DRAWING

The Facility Agent shall require the following documentation and evidence from the Borrower, in respect of a Vessel at the time provided for in Clause 3.1(h)
or 3.1(i) (Conditions precedent), as applicable.

(a)   Evidence that:

      (i)   the Mortgage in respect of the Vessel has been duly recorded in the
            Shipping Register of the Approved Flag State and constitutes a first priority security interest over the Vessel and that all taxes and fees payable to the Shipping Register of the Approved Flag State in
            respect of that Vessel have been paid in full;

      (ii)  the title to the Vessel is held by the relevant Borrower free of all
            Security Interests other than Permitted Liens; and

      (iii) the Vessel is provisionally registered in the name of the relevant
            Borrower, in the Approved Flag State.

(b)   Confirmation acceptable to the Facility Agent that the relevant Charterer has accepted the Vessel pursuant to the terms of the relevant Time
      Charter.

                                       109

                                   SCHEDULE 4

                                    PAYMENTS

                                     PART 1

                                 FORM OF REQUEST

To:   Fortis Bank (Nederland) N.V. as Facility Agent

From: [The Borrower]

Date: [            ]

      US$800,000,000 CREDIT AGREEMENT DATED        2007 (the FACILITY AGREEMENT)

1.    We wish to borrow a Loan from you as follows:

(a)   Utilisation Date: [  ]

(b)   Amount/currency:  [  ]

(c)   Term:             [  ]

2.    The relevant [Delivered] [Subsequent] [Additional] Vessel details are as follows:

(a)   Vessel Name:   [  ]

(b)   TEU:              [  ]]

3.    [The Loan shall be used towards general corporate purposes.]

4.    Payment Instructions:

      To include provisions that:

5.    We confirm that each condition specified in the Facility Agreement which must be satisfied on or before the date of this Request is satisfied on the date of this Request.

By:

--------------------------
BORROWER

Authorised Signatory

                                       110

                                     PART 2

                                 PAYMENT ADVICE

To:   [The Borrower]

From: Fortis Bank (Nederland) N.V. as Facility Agent

Date: [       ]

               US$800,000,000 CREDIT AGREEMENT DATED    , 2007

Further to receipt of your request dated [ ] and attached hereto requesting the advance of a Loan, we confirm that all amounts have been advanced in accordance with the requirements of the attached Request.

                                       111

                                   SCHEDULE 5

                        CALCULATION OF THE MANDATORY COST

1.    GENERAL

      The Mandatory Cost is the weighted average of the rates calculated below by the Facility Agent on the first day of a Term. The Facility Agent must distribute each amount of Mandatory Cost among the Lenders on the basis of the rate for each Lender.

2.    FOR A LENDER LENDING FROM A FACILITY OFFICE IN THE U.K.

(a)   The relevant rate for a Lender lending from a Facility Office in the U.K.
      is the arithmetic mean of the rates notified by each of the Reference
      Banks to the Facility Agent and calculated in accordance with the following formulae:

      E x 0.01
      -------- per cent. per annum
        300

      where on the day of application of the formula:

      E     is the charge payable by the Reference Bank to the Financial
            Services Authority under the fees rules (but, for this purpose, calculated by the Facility Agent on a notional basis as being the average of the fee tariffs within fee-block Category A1 (Deposit acceptors) of the fees rules, applying any applicable discount and ignoring any minimum fee required under the fees rules) and expressed in pounds per (pound)1 million of the tariff base of that
            Reference Bank.

(b)   For the purposes of this paragraph 2:

      (i)   eligible liabilities and special deposit have the meanings given to them at the time of application of the formula by the Bank of
            England;

      (ii)  fees rules means the then current rules on periodic fees in the
            Supervision Manual of the FSA Handbook; and

      (iii) tariff base has the meaning given to it in the fees rules.

(c)   Each rate calculated in accordance with a formula is, if necessary, rounded upward to four decimal places.

(d)   (i)   Each Reference Bank must supply to the Facility Agent the
            information required by it to make a calculation of the rate for that Reference Bank. The Facility Agent may assume that this information is correct in all respects.

      (ii)  If a Reference Bank fails to do so, the Facility Agent may assume that the Reference Bank's obligations in respect of cash ratio deposits, special deposits and the fees rules are the same as those of a typical bank from its jurisdiction of incorporation with a
            Facility Office in the same jurisdiction as its Facility Office.

      (iii) The Facility Agent has no liability to any Party if its calculation over or under compensates any Lender.

                                       112

3.    FOR A LENDER LENDING FROM A FACILITY OFFICE IN A PARTICIPATING MEMBER
      STATE

      (a)   The relevant rate for a Lender lending from a Facility Office in a
            Participating Member State is the percentage rate per annum notified by that Lender to the Facility Agent as its cost of complying with the minimum reserve requirements of the European Central Bank.

      (b)   If a Lender fails to specify a rate under paragraph (a) above, the
            Facility Agent will assume that the Lender has not incurred any such cost.

4.    CHANGES

      The Facility Agent may, after consultation with the Borrower and the
      Lenders, notify all the Parties of any amendment to this Schedule which is required to reflect:

      (a)   any change in law or regulation; or

      (b)   any requirement imposed by the Bank of England, the Financial
            Services Authority or the European Central Bank (or, in any case, any successor authority).

      Any notification will be, in the absence of manifest error, conclusive and binding on all the Parties.

                                       113

                                   SCHEDULE 6

                          FORM OF TRANSFER CERTIFICATE

To:   The Borrower

From: [THE EXISTING BANK] and [THE NEW BANK]

Date: [        ]

    US$800,000,000 FACILITY AGREEMENT DATED   , 2007 (the FACILITY AGREEMENT)

We refer to Clause 28.3 (Procedure for transfer by way of novations) of the
Facility Agreement.

1.    We [ ] (the EXISTING BANK) and [ ] (the NEW BANK) agree to the Existing
      Bank and the New Bank novating all the Existing Bank's rights and obligations referred to in the Schedule in accordance with Clause 28.3.
      (Procedure for transfer by way of novations).

2.    The specified date for the purposes of Clause 28.3(a) (Procedure for transfer by way of novations) is [date of novation].

3.    The Facility Office and address for notices of the New Bank for the purposes of Clause 34.2 (Contact details) are set out in the Schedule attached to this Certificate.

4.    This Novation Certificate is governed by English law.

5.    [The New Bank confirms that the person beneficially entitled to interest payable to the New Bank in respect of an advance under a Finance Document is either:

      (a)   a company resident in the United Kingdom for United Kingdom tax purposes; or

      (b)   a partnership, each member of which is:

            (i)   a company so resident in the United Kingdom; or

            (ii)  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits
            (for the purposes of section 11(2) of the Taxes Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the Taxes Act; or

      (c)   a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 11(2) of the Taxes Act) of that company.](1)

                                       114

                                  THE SCHEDULE

                      RIGHTS AND OBLIGATIONS TO BE NOVATED

[Choose one of the following options (a) to (c):]

(a)   all of the rights and obligations of the Existing Lender in respect of the
      Facility - principal amount US$[ ].

(b)   the principal amount of US$[ ] in respect of each of the Loans and all the rights and obligations attached to the same-total principal amount US$[ ].

(c)   the principal amount of US$[ ] in respect of [each of] Loan [ ] [and Loan
      [ ] and [ ]] and all the rights and obligations attached to the same.

[NEW BANK]

[Facility Office  Address for notices]

[Existing Bank]         [New Bank]

By:                     By:

Date:                   Date:

The Transfer Date is confirmed by the Facility Agent as [      ].

FORTIS BANK (NEDERLANDS) N.V.

By:

                                       115

                                   SCHEDULE 7

                             COMPLIANCE CERTIFICATE

To:   Fortis Bank (Nederland) N.V. Capital Corp. as Facility Agent

From: Global Ship Lease Inc.

    US$800,000,000 FACILITY AGREEMENT DATED  , 2007 (the FACILITY AGREEMENT)

1.    Terms defined in the Facility Agreement have the same meaning in this
      Certificate.

2.    [I/We hereby certify that [no Default has occurred and is continuing or is outstanding] [a Default under Clause [ ] of [specify document] is outstanding and the following steps are being taken to remedy it [ ].

3.    I/We hereby certify that as of the date of this Certificate the status of the financial covenants set out in Clause 17 (Financial Covenants) of the
      Facility Agreement are as follows:

      (a)   CASH BALANCE: the Cash Balance exceeds the lower of:

            (i)   fifteen million Dollars (US$15,000,000) and

            (ii)  six (6) months' Net Interest Expense of the Borrowers.

      (b)   MINIMUM NET WORTH: the Minimum Net Worth of the Borrower is at least two hundred million Dollars (US$200,000,000).

      (c)   FINANCIAL NET DEBT RATIO: the ratio of Financial Net Debt to Total
            Capitalisation does not exceed 75%.

      (d)   EBITDA TO DEBT SERVICE RATIO: the ratio of EBIDTA to Debt Service is not less than 1.10 to 1 on a trailing four quarter basis.

4.    I/ We certify that the rates of charterhire payable under the Time
      Charters for each of the Vessels are as follows:

      Name of Vessel                Charterhire Rate (US$/ day)

Yours faithfully,

[...........................]

Chief Executive Officer

[or]

................................

Chief Financial Officer

                                       116

                                   SCHEDULE 8

                  EBITDA TO DEBT SERVICE COMPLIANCE CERTIFICATE

                                     PART 1

    COMPLIANCE CERTIFICATE FOR A NEW VESSEL WHICH IS NOT TO BE AN ADDITIONAL
                                     VESSEL

To:   Fortis Bank (Nederland) N.V. as Facility Agent

From: [Borrower]

    US$800,000,000 FACILITY AGREEMENT DATED  , 2007 (the FACILITY AGREEMENT)

1.    Terms defined in the Facility Agreement have the same meaning in this
      Certificate.

2.    We refer to Clause 3.1(a) (Conditions precedent) of the Facility
      Agreement. This is an EBITDA to Debt Service Compliance Certificate in
      respect of the following Other Vessel (the VESSEL):

      (a)   Vessel Name:  [  ]

      (b)   TEU:               [  ]

3.    I/We hereby certify that as of [ ] the EBITDA to Debt Service Ratio for the period from the date of this Certificate until the Final Maturity Date on a forward looking basis is not less than 1.10 to 1.

      [          ]

Yours faithfully,

[...........................]

Chief Executive Officer

[or]

................................

Chief Financial Officer

                                       117

                                     PART 2

         COMPLIANCE CERTIFICATE FOR DETERMINATION OF ACCEPTABLE CHARTER

To:   Fortis Bank (Nederland) N.V. as Facility Agent

From: [Borrower]

    US$800,000,000 FACILITY AGREEMENT DATED  , 2007 (the FACILITY AGREEMENT)

1.    Terms defined in the Facility Agreement have the same meaning in this
      Certificate.

2.    We refer to the definition of Acceptable Charter of the Facility
      Agreement. This is an EBITDA to Debt Service Compliance Certificate in
      respect of the following [Identified Vessel] [Additional Vessel] (the
      VESSEL):

      (a)   Vessel Name: [ ]

      (b)   TEU: [ ]

      (c)   Charterer: [ ]

      (d)   Charter Term: [ ]

      (e)   Rate of Charter Hire: [ ]

3.    I/We hereby certify that as of [ ] the EBITDA to Debt Service Ratio for the period from the date of this Certificate until the Termination Date of the Acceptable Charter on a forward looking basis is not less than 1.10 to
      1.

      [          ]

Yours faithfully,

[...........................]

Chief Executive Officer

[or]

................................

Chief Financial Officer

                                       118

                                     PART 3

        COMPLIANCE CERTIFICATE FOR DETERMINATION UNDER THE BORROWING BASE

To:   Fortis Bank (Nederland) N.V. as Facility Agent

From: [Borrower]

    US$800,000,000 FACILITY AGREEMENT DATED  , 2007 (the FACILITY AGREEMENT)

1.    Terms defined in the Facility Agreement have the same meaning in this
      Certificate.

2.    We refer to the Clause 3.4 (Borrowing Base) of the Facility Agreement.
      This is an EBITDA to Debt Service Compliance Certificate in respect of the following [Additional Vessel] (the VESSEL):

      (a)   Vessel Name:                [   ]

      (b)   TEU:                    [   ]

      (c)   Charterer:                  [   ]

      (d)   Charter Term:               [   ]

      (e)   Rate of Charter Hire:       [   ]

3.    I/We hereby certify that as of [ ] the EBITDA to Debt Service Ratio for the period from the date of this Certificate until the Final Maturity Date on a forward looking basis is not less than 1.10 to 1.

      [           ]

Yours faithfully,

[...........................]

Chief Executive Officer

[or]

................................

Chief Financial Officer

                                       119

                                   SCHEDULE 9

                              ACCEPTABLE CHARTERERS

                                       120

                                   SCHEDULE 10

                              APPROVED FLAG STATES

                                       121

                                   SCHEDULE 11

                      FORM OF BORROWER ACCESSION AGREEMENT

To:   [FACILITY AGENT] as the FACILITY AGENT

From: [PROPOSED NEW PARTY]

Date: [         ]

GLOBAL SHIP LEASE INC - CREDIT AGREEMENT DATED [         ] (THE AGREEMENT)

We refer to the Agreement.  This deed is a Borrower Accession Agreement.

We, [name of new Party] of [address/registered office],[Cyprus/Marshall
Islands/United Kingdom], agree to be a Borrower under the Agreement and to enter into such Finance Documents as are necessary to provide security over the Vessel and to be bound by the terms of the Agreement and the Finance Documents as a
Borrower. We confirm that the representations set out in Clause 14 of the
Agreement (where relevant) are true and correct as at the date of this Borrower
Accession Agreement.

Our contact details are as follows:

[

                                                              ].

We irrevocably appoint:

[             ]

to act as agent for service of process in any proceedings before the English courts.

This deed is intended to be executed as a deed and is governed by English law.

EXECUTED as a DEED by                            )
[PROPOSED NEW PARTY]                             )
acting by                                        )
and                                              )
acting under the                                 )
authority of [PROPOSED NEW PARTY]                )
in the presence of:                              )

Witness' signature:..............................

Name:                 ...........................

Address:

                                       122

                                   APPENDIX 1

                           FORM OF GENERAL ASSIGNMENT

                                       123

                                   APPENDIX 2

                                   FORM OF DPP

                                       124

                                   APPENDIX 3

                        FORM OF SWAP AGREEMENT ASSIGNMENT

                                       125

                                   APPENDIX 4

                          FORM OF MANAGER'S UNDERTAKING

                                       126

                                   APPENDIX 5

                        FORM OF RETENTION ACCOUNT CHARGE

                                       127

                                   APPENDIX 6

              FORM OF EARNINGS ACCOUNT AND OPERATING ACCOUNT CHARGE

                                       128

                                   APPENDIX 7

                                FORM OF MORTGAGE

                                     PART 1

                            FORM OF CYPRIOT MORTGAGE

                                     PART 2

                           FORM OF PANAMANIAN MORTGAGE

                                       129

                                   APPENDIX 8

                                PLEDGE OF SHARES

                                     PART 1

                             FORM OF CYPRIOT PLEDGE

                                     PART 2

                         FORM OF MARSHALL ISLANDS PLEDGE

                                       130

                                   SIGNATORIES

REPRESENTATIVE BORROWER

GLOBAL SHIP LEASE INC

By:

ORIGINAL BORROWERS

GLOBAL SHIP LEASE 1 LIMITED

By:

GLOBAL SHIP LEASE 2 LIMITED

By:

GLOBAL SHIP LEASE 3 LIMITED

By:

GLOBAL SHIP LEASE 4 LIMITED

By:

GLOBAL SHIP LEASE 5 LIMITED

By:

GLOBAL SHIP LEASE 6 LIMITED

By:

GLOBAL SHIP LEASE 7 LIMITED

By:

                                       131

GLOBAL SHIP LEASE 8 LIMITED

By:

GLOBAL SHIP LEASE 9 LIMITED

By:

GLOBAL SHIP LEASE 10 LIMITED

By:

GSL ALCAZAR INC

By:

GSL CHATEAU D'IF INC

By:

ORIGINAL LENDERS

[        ]

By:

[           ]

By:

[           ]

By:

[           ]

BY:

                                       132

[           ]

BY:

[           ]

BY:

THE MANDATED LEAD ARRANGERS

FORTIS BANK (NEDERLAND) N.V.

By:

CITIGROUP GLOBAL MARKETS LIMITED

By:

HSH NORDBANK AG

By:

SUMITOTMO MITSUI BANKING CORPORATION, BRUSSELS BRANCH

By:

DNB NOR BANK ASA

By:

THE FACILITY AGENT

FORTIS BANK (NEDERLAND) N.V.

By:

                                       133

                                       134